                                    AGREEMENT

                                       AND

                             PLAN OF REORGANIZATION

                                      AMONG

                          BIO-TECHNOLOGY GENERAL CORP.,

                             MYLS ACQUISITION CORP.

                                       AND

                               MYELOS CORPORATION

                                February 21, 2001

                                TABLE OF CONTENTS

ARTICLE I The Merger................................................................................1

         Section 1.1       The Merger...............................................................1
         Section 1.2       Closing; Effective Time..................................................1
         Section 1.3       Effect of the Merger.....................................................2
         Section 1.4       Certificate of Incorporation; Bylaws.....................................2
         Section 1.5       Directors and Officers...................................................2
         Section 1.6       Effect on Capital Stock..................................................2
         Section 1.7       Surrender of Certificates................................................5
         Section 1.8       No Further Ownership Rights in Company Capital Stock.....................7
         Section 1.9       Lost, Stolen or Destroyed Certificates...................................8
         Section 1.10      Taking of Necessary Action; Further Action...............................8
         Section 1.11      Withholding Rights.......................................................8
         Section 1.12      Contingent Payments......................................................8
         Section 1.13      Limitation on Number of Shares of Parent Common Stock Issued............10

ARTICLE II Representations and Warranties of Company...............................................11

         Section 2.1       Organization, Standing and Power........................................11
         Section 2.2       Subsidiaries and Other Interests........................................11
         Section 2.3       Authority...............................................................11
         Section 2.4       Capital Structure.......................................................12
         Section 2.5       Financial Statements....................................................13
         Section 2.6       Absence of Certain Changes..............................................14
         Section 2.7       Absence of Undisclosed Liabilities......................................15
         Section 2.8       Litigation..............................................................16
         Section 2.9       Restrictions on Business Activities.....................................16
         Section 2.10      Intellectual Property...................................................16
         Section 2.11      Interested Party Transactions...........................................19
         Section 2.12      Minute Books............................................................19
         Section 2.13      Material Contracts......................................................19
         Section 2.14      Title to Property.......................................................20
         Section 2.15      Environmental Matters...................................................21
         Section 2.16      Taxes...................................................................22
         Section 2.17      Employee Benefit Plans..................................................24
         Section 2.18      Employee Matters........................................................26
         Section 2.19      Insurance...............................................................26
         Section 2.20      Licenses and Permits....................................................27
         Section 2.21      Compliance With Laws....................................................27
         Section 2.22      Regulatory Compliance...................................................27
         Section 2.23      Certain Business Practices..............................................28
         Section 2.24      Brokers' and Finders' Fee...............................................29
         Section 2.25      Representations Complete................................................29

ARTICLE III Representations and Warranties of Parent and Merger Sub................................29

         Section 3.1       Organization, Standing and Power........................................29
         Section 3.2       Authority...............................................................29
         Section 3.3       SEC Documents; Financial Statements.....................................30
         Section 3.4       Capital Structure.......................................................31

         Section 3.5       Litigation..............................................................31
         Section 3.6       Absence of Certain Changes..............................................31
         Section 3.7       Absence of Undisclosed Liabilities......................................32
         Section 3.8       Interim Operations of Merger Sub........................................32
         Section 3.9       Representations Complete................................................32

ARTICLE IV Conduct Prior To The Effective Time.....................................................32

         Section 4.1       Conduct of Business of Company..........................................32
         Section 4.2       No Solicitation.........................................................35

ARTICLE V Additional Agreements....................................................................36

         Section 5.1       Preparation of Solicitation Statement...................................36
         Section 5.2       Approval of Company Shareholders........................................37
         Section 5.3       Sale of Shares Pursuant to Regulation D.................................37
         Section 5.4       Access to Information...................................................37
         Section 5.5       Confidentiality.........................................................37
         Section 5.6       Public Disclosure.......................................................38
         Section 5.7       Reasonable Best Efforts.................................................38
         Section 5.8       Notice of Certain Events................................................39
         Section 5.9       Cancellation of Company Options and Warrants............................40
         Section 5.10      Blue Sky Laws...........................................................40
         Section 5.11      Nonaccredited Shareholders..............................................41
         Section 5.12      Listing of Additional Shares............................................41
         Section 5.13      Employees...............................................................41
         Section 5.14      Expenses................................................................41
         Section 5.15      Registration of Shares of Parent Common Stock Issued in the Merger......41
         Section 5.16      Indemnification and Insurance...........................................44
         Section 5.17      Conversion of Company Preferred Stock...................................46

ARTICLE VI Conditions to the Merger................................................................46

         Section 6.1       Conditions to Obligations of Each Party to Effect the Merger............46
         Section 6.2       Additional Conditions to the Obligations of Parent and Merger Sub.......46
         Section 6.3       Additional Conditions to Obligations of Company.........................48

ARTICLE VII Termination, Amendment and Waiver......................................................49

         Section 7.1       Termination.............................................................49
         Section 7.2       Effect of Termination...................................................50
         Section 7.3       Amendment...............................................................50
         Section 7.4       Extension, Waiver.......................................................50

ARTICLE VIII Escrow and Indemnification............................................................51

         Section 8.1       Escrow Fund.............................................................51
         Section 8.2       Indemnification.........................................................51
         Section 8.3       Escrow Period: Release From Escrow......................................53
         Section 8.4       Claims Upon Escrow Fund.................................................53
         Section 8.5       Objections to Claims....................................................54
         Section 8.6       Claims by Company Indemnitees...........................................54
         Section 8.7       Resolution of Conflicts and Arbitration.................................55
         Section 8.8       Shareholders' Agent.....................................................55
         Section 8.9       Actions of the Shareholders' Agent......................................56
         Section 8.10      Third-Party Claims......................................................56

ARTICLE IX General Provisions......................................................................57

         Section 9.1       Notices.................................................................57
         Section 9.2       Definitions.............................................................58
         Section 9.3       Counterparts............................................................59
         Section 9.4       Entire Agreement; Nonassignability; Parties in Interest.................59
         Section 9.5       Severability............................................................59
         Section 9.6       Remedies Cumulative.....................................................59
         Section 9.7       Governing Law...........................................................59
         Section 9.8       Waiver of Jury Trial....................................................59
         Section 9.9       Rules of Construction...................................................60
         Section 9.10      Third Party Beneficiaries...............................................60

                             Index of Defined Terms

Defined Term                                                          Section
------------                                                          -------

Acquisition Proposal...................................................4.2(a)
Affiliate..............................................................9.2(a)
Agent Certificate......................................................8.6(a)
Agreement............................................................Preamble
Antitrust Law..........................................................5.7(b)
Average Closing Price..............................................1.6(a)(ii)
California Law............................................................1.1
Cash Election.......................................................1.6(a)(1)
Cash Election Number................................................1.6(a)(1)
Cash Election Share.................................................1.6(a)(1)
Cash Merger Consideration..........................................1.6(a)(ii)
Certificate of Merger.....................................................1.1
Certificates...........................................................1.7(c)
Closing...................................................................1.2
Closing Date..............................................................1.2
COBRA.................................................................2.17(e)
Code.................................................................Recitals
Company..............................................................Preamble
Company Agreements........................................................2.3
Company Balance Sheet.....................................................2.7
Company Balance Sheet Date................................................2.6
Company Capital Stock................................................Recitals
Company Common Stock.................................................Recitals
Company Common Stock Outstanding....................................1.6(a)(i)
Company Disclosure Schedule................................................II
Company Employee Plans................................................2.17(a)
Company Indemnified Persons............................................8.2(c)
Company Intellectual Property.........................................2.10(b)
Company Preferred Stock..............................................Recitals
Company Products..................................................2.10(b)(ii)
Company Options........................................................1.6(c)
Company Shareholder....................................................1.6(f)
Company Stock Option Plan.................................................2.4
Company Warrants.......................................................1.6(d)
Confidentiality Agreement.................................................5.5
Contingent Payments...................................................1.12(b)
Contingent Shares.....................................................5.15(a)
Copyrights.......................................................2.10(a)(iii)
Damages................................................................8.2(b)
Delaware Law..............................................................1.1
Dissenting Shareholder.................................................1.6(g)
Dissenting Shares......................................................1.6(g)
Effective Time............................................................1.2
Election............................................................1.6(a)(2)
Environmental Laws.................................................2.15(a)(i)
ERISA.................................................................2.17(a)

ERISA Affiliate.......................................................2.17(a)
Escrow Agent...........................................................8.1(a)
Escrow Agreement.......................................................6.2(f)
Escrow Cash............................................................1.7(i)
Escrow Claim Certificate..................................................8.4
Escrow Fund............................................................8.1(a)
Escrow Shares..........................................................1.7(i)
Exchange Act..............................................................3.3
Exchange Agent.........................................................1.7(a)
Exchange Fund..........................................................1.7(b)
FDA...................................................................1.12(a)
FDCA..................................................................2.22(a)
Financial Statements...................................................2.5(a)
First Contingent Payment..............................................1.12(a)
Form of Election....................................................1.6(a)(4)
GAAP..................................................................1.12(b)
Governmental Entity.......................................................2.3
Hazardous Materials...............................................2.15(a)(ii)
HIPAA.................................................................2.17(e)
Holder................................................................5.15(a)
Holder Indemnitee.....................................................5.15(e)
HSR Act...................................................................2.3
IND...................................................................2.22(c)
Intellectual Property.................................................2.10(a)
Investor Representation Statement.........................................5.3
IRS...................................................................2.16(m)
Issued Patents.....................................................2.10(a)(i)
knowledge..............................................................9.2(b)
Legal Provisions.........................................................2.21
Liens.....................................................................2.3
material...............................................................9.2(c)
Material Adverse Effect................................................9.2(d)
Merger...............................................................Recitals
Merger Consideration...............................................1.6(a)(ii)
Merger Sub...........................................................Preamble
NASD......................................................................3.2
NDA...................................................................1.12(a)
Parent...............................................................Preamble
Parent Common Stock....................................................1.6(a)
Parent Disclosure Schedule................................................III
Parent Financial Statements...............................................3.3
Parent Indemnified Persons.............................................8.2(b)
Parent Indemnitee.....................................................5.15(f)
Parent Rights.............................................................3.4
Parent Stock Plans........................................................3.4
Parent SEC Documents......................................................3.3
Parent 10-K............................................................8.2(a)
Patents...........................................................2.10(a)(ii)
Patent Applications...............................................2.10(a)(ii)
Per Share Merger Consideration.........................................1.6(a)
Permits..................................................................2.22

Person.................................................................9.2(e)
Pharmaceutical Product................................................2.22(a)
Proceeding................................................................2.8
Registrable Securities................................................5.15(a)
Registration Statement................................................5.15(a)
Release..........................................................2.15(a)(iii)
SEC.......................................................................3.2
Second Contingent Payment.............................................1.12(b)
Securities Act.........................................................1.6(h)
Shareholders' Agent....................................................8.8(a)
Solicitation Statement.................................................5.1(a)
Stock Election......................................................1.6(a)(2)
Stock Election Number...............................................1.6(a)(2)
Stock Election Share................................................1.6(a)(2)
Stock Exchange Ratio..............................................1.6(a)(iii)
Stock Merger Consideration.........................................1.6(a)(ii)
Subsidiary.............................................................9.2(f)
Surviving Corporation.....................................................1.1
Tax(es)............................................................2.16(a)(i)
Tax Returns.......................................................2.16(a)(ii)
Third Party Intellectual Property.....................................2.10(c)
Trademarks........................................................2.10(a)(iv)
U.S. Person............................................................6.2(h)
Voting Agreement.....................................................Recitals

                      AGREEMENT AND PLAN OF REORGANIZATION

      This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of February 21, 2001 by and among Bio-Technology General Corp., a Delaware corporation ("Parent"), MYLS Acquisition Corp., a Delaware corporation ("Merger Sub") and wholly-owned subsidiary of Parent, and Myelos Corporation, a California corporation ("Company").

                                    RECITALS

      A. The Boards of Directors of Company, Parent and Merger Sub believe it is in the best interests of their respective companies and the shareholders of their respective companies that Company and Merger Sub combine into a single company through the statutory merger of Company with and into Merger Sub (the "Merger") and, in furtherance thereof, have approved the Merger.

      B. Pursuant to the Merger, among other things, the outstanding shares of Company Common Stock, no par value per share ("Company Common Stock"), shall be converted into the right to receive the Merger Consideration (assuming the conversion of all outstanding shares of Company Preferred Stock, no par value per share ("Company Preferred Stock" and, together with the Company Common Stock, the "Company Capital Stock"), into shares of Company Common Stock prior to the Effective Time) upon the terms and subject to the conditions set forth herein.

      C. Company, Parent and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

      D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code.

      E. Concurrent with the execution of this Agreement and as an inducement to Parent to enter into this Agreement, certain of the affiliates of Company who are shareholders, officers or directors have on the date hereof entered into an agreement (the "Voting Agreement") to vote the shares of Company Common Stock owned by such Person to approve the Merger and against any competing proposals.

      NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable, consideration, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

      Section 1.1 The Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement, the Certificate of Merger attached hereto as Exhibit 1.1 (the "Certificate of Merger"), the applicable provisions of the Delaware General Corporation Law ("Delaware Law") and the applicable provisions of the California Corporations Code ("California Law"), the Company shall be merged with and into Merger Sub, the separate corporate existence of Company shall cease and Merger Sub shall continue as the surviving corporation. Merger Sub as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

      Section 1.2 Closing; Effective Time. The closing of the transactions contemplated hereby (the "Closing") shall take place as soon as practicable, but no later than two (2) business days, after the satisfaction or waiver (subject to applicable law) of each of the conditions set forth in Article VI hereof

(other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or at such other time as the parties hereto agree (the "Closing Date"). The Closing shall take place at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, NY 10103, or at such other location as the parties hereto agree. In connection with the Closing, the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger with the Secretary of State of the State of Delaware and the Secretary of State of the State of California, in accordance with the relevant provisions of Delaware Law and California Law (the time of such filing being the "Effective Time").

      Section 1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law and California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

      Section 1.4 Certificate of Incorporation; Bylaws.

            (a) The Certificate of Incorporation of Merger Sub in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with Delaware Law and such Certificate of Incorporation, except that Article FIRST thereof shall read as follows: "The name of the Corporation is Myelos Corporation."

            (b) The Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended.

      Section 1.5 Directors and Officers. The directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, until the earlier of their resignation or removal or their respective successors are duly elected or appointed and qualified, as the case may be.

      Section 1.6 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Company or the holders of any of Company's securities:

            (a) Conversion of Company Capital Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (assuming the conversion of all Company Preferred Stock into Company Common Stock and the exercise of all outstanding Company Options and Company Warrants prior to the Effective Time) shall be converted and exchanged into the right to receive an amount (the "Per Share Merger Consideration") determined by dividing the Merger Consideration by the Company Common Stock Outstanding, payable in cash or shares of Parent's Common Stock, $0.01 par value per share (together with the associated Parent Rights, the "Parent Common Stock"), as set forth in this Section 1.6(a). For purposes of this Agreement:

                  (i) "Company Common Stock Outstanding" means the total number of shares of Company Common Stock issued and outstanding at the Effective Time, assuming the conversion of Company Preferred Stock into Company Common Stock and the exercise of all outstanding Company Options and Company Warrants prior to the Effective Time;

                  (ii) "Merger Consideration" means $35,000,000, payable as
            follows: (A) $14,000,000 shall be payable in aggregate in cash (the "Cash Merger Consideration"), and (B) $21,000,000 shall be payable through the issuance of 2,344,692 shares of Parent Common Stock (the "Stock Merger Consideration"), with the number of shares of Parent Common Stock to be issued in the Merger determined by dividing $21,000,000 by $8.9564 (the "Average Closing Price"), representing the average of the closing prices of Parent Common Stock as reported on the Nasdaq National Market during the twenty trading days ending one day prior to the date of this Agreement; and

                  (iii) "Stock Exchange Ratio" means the ratio determined by dividing the Per Share Merger Consideration by the Average Closing Price.

      For purposes of clarity, each record holder of Company Common Stock shall be entitled pursuant to this Section 1.6(a) to make a Cash Election, Stock Election or any combination thereof, with respect to the Company Common Stock owned by such record holder, provided that the sum of all Elections made by such record holder equals 100% of such record holder's Company Common Stock and that each Election is for a whole number of shares of Company Common Stock and not a fractional share.

                  (1) Cash Election. Subject to the provisions of this Section
            1.6(a), each record holder of Company Common Stock Outstanding immediately prior to the Effective Time shall be entitled to elect to receive the Per Share Merger Consideration in cash (a "Cash Election") for all or any part of such holder's Company Common Stock (each, a "Cash Election Share"). Notwithstanding the foregoing, the aggregate number of shares of Company Common Stock that may be converted in the Merger into the right to receive Cash Merger Consideration (rounded down to the nearest whole share, the "Cash Election Number") shall not exceed the number equal to (A) the quotient determined by dividing the Cash Merger Consideration by the Per Share Merger Consideration minus (B) the number of Dissenting Shares.

                  (2) Stock Election. Each record holder of Company Common Stock immediately prior to the Effective Time shall be entitled to elect to receive the Per Share Merger Consideration in shares of Parent Common Stock (a "Stock Election" and, together with the Cash Election, an "Election") for all or any part of such holder's Company Common Stock (a "Stock Election Share"). The number of shares of Parent Common Stock to be issued in respect of a Stock Election is the product determined by multiplying the total number of Stock Election Shares by the Stock Exchange Ratio. Notwithstanding the foregoing, the aggregate number of shares of Company Common Stock that may be converted in the Merger into the right to receive Stock Merger Consideration shall not exceed the Company Common Stock Outstanding less the Cash Election Number (rounded down to the nearest whole share, the "Stock Election Number").

                  (3) Proration of Company Common Stock. If the aggregate number of shares of Company Common Stock in respect of which Cash Elections have been made exceeds the Cash Election Number, each Cash Election Share shall be converted into (A) the right to receive an amount in cash, without interest, equal to the product of (1) the Per Share Merger Consideration and (2) a fraction (the "Cash Fraction"), the numerator of which shall be the Cash Election Number and the denominator of which shall be the total number of Cash Election Shares, and (B) a number of shares of Parent Common Stock equal to the product of (1) the Stock Exchange Ratio and (2) a fraction equal to one minus the Cash Fraction. If the aggregate number of shares of Company Common Stock in respect of which Stock Elections have been made exceeds the Stock Election Number, each Stock Election Share shall be converted into (A) the right to receive the number of shares of Parent Common Stock equal to the product of (1) the Stock Exchange Ratio and (2) a fraction (the "Stock Fraction"), the numerator of which shall be the Stock Election Number and the denominator of which shall be the total number of Stock Election Shares, and (B) an amount in cash, without interest, equal to the product of (1) the Per Share Merger Consideration and (2) a fraction equal to one minus the Stock Fraction. Parent shall make all computations contemplated by this Section 1.6(a)(3), and all such computations shall be conclusive and binding on the holders of Company Common Stock.

                  (4) Form of Election. Elections shall be made on a form
            designed for that purpose (a "Form of Election"). A holder of record of Company Common Stock who holds such Company Common Stock as nominee, trustee or in another representative capacity (a "Shares Representative") may submit multiple Forms of Election; provided that such Shares Representative certifies that each such Form of Election covers all the Company Common Stock held by such Shares Representative for each particular beneficial owner whose Company Common Stock is covered by such Form of Election. To be effective, a Form of Election must be properly completed, signed and submitted to Parent prior to the Effective Time, and if no Form of Election is submitted to Parent by the Effective Time, such record holder shall be allocated cash and shares of Parent Common Stock in Parent's discretion after giving effect to all Forms of Election received by Parent. Parent shall have the discretion to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of Parent in such matters shall be conclusive and binding. Parent shall be under no obligation to notify any person of any defect in a Form of Election submitted to it.

            (b) Cancellation of Company Capital Stock Owned by Parent. At the Effective Time, each share of Company Common Stock and Company Preferred Stock owned by Parent or any direct or indirect wholly owned subsidiary of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

            (c) Company Stock Options. At the Effective Time, all options to purchase Company Common Stock then outstanding under the Company Stock Option Plan ("Company Options") shall be cancelled in accordance with
      Section 5.9.

            (d) Company Warrants. At the Effective Time, all warrants to purchase Company Preferred Stock or Company Common Stock then outstanding ("Company Warrants") shall be cancelled in accordance with Section 5.9.

            (e) Capital Stock of Merger Sub. Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding, unchanged by reason of the Merger, as one fully paid and nonassessable share of common stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

            (f) Fractional Shares. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof each holder of shares of Company Common Stock ("Company

      Shareholder") who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of
      (i) such fraction multiplied by (ii) the Average Closing Price. The fractional share interests of each Company Shareholder shall be aggregated, so that no Company Shareholder shall receive cash in respect of fractional share interests in an amount greater than the value of one full share of Parent Common Stock.

            (g) Dissenters' Rights. Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has demanded and perfected such holder's right for appraisal of such shares in accordance with California Law and who, as of the Effective Time, has not effectively withdrawn or lost such right to appraisal ("Dissenting Shares"), if any, shall not be converted into the Merger Consideration but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to California Law. Company shall give Parent prompt notice of any demand received by Company to require Company to purchase shares of Company Capital Stock, and Parent shall have the right to direct and participate in all negotiations and proceedings with respect to such demand. Company agrees that, except with the prior written consent of Parent, or as required under the California Law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares ("Dissenting Shareholder") who, pursuant to the provisions of California Law, becomes entitled to payment of the fair value for shares of Company Capital Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Parent shall issue and deliver, upon surrender by such shareholder of a certificate or certificates representing shares of Company Capital Stock, the portion of the Merger Consideration to which such shareholder would otherwise be entitled under this Section 1.6 less the portion of the Merger Consideration allocable to such shareholder that has been deposited in the Escrow Fund pursuant to Section 1.7(i) and Article VIII hereof.

            (h) Certificate Legends. The shares of Parent Common Stock to be issued pursuant to this Article I shall not have been registered and shall be characterized as "restricted securities" under the federal securities laws, and under such laws such shares may be resold without registration under the Securities Act of 1933, as amended (the "Securities Act"), only in certain limited circumstances. Each certificate evidencing shares of Parent Common Stock to be issued pursuant to this Article I shall bear the following legend, in addition to any legends required by state securities laws:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

      Section 1.7 Surrender of Certificates.

            (a) Exchange Agent. American Stock Transfer & Trust Company shall act as exchange agent (the "Exchange Agent") in the Merger.

            (b) Parent to Provide Parent Common Stock and Cash. Promptly after the Effective Time, Parent shall supply or cause to be supplied to the Exchange Agent for exchange in accordance with this Article I through such reasonable procedures as Parent may adopt (i) certificates evidencing the shares of Parent Common Stock issuable pursuant to Section 1.6(a) in exchange for shares of Company Capital Stock outstanding immediately prior to the Effective Time, less the number of shares of Parent Common Stock to be deposited into the Escrow Fund pursuant to the requirements of Section 1.7(i) and Article VIII and (ii) cash in an amount sufficient to permit payment of the Cash Merger Consideration and cash in lieu of fractional shares pursuant to Section 1.6(f) (the "Cash Payment Funds" and, together with the shares of Parent Common Stock deposited pursuant to clause (i), the "Exchange Fund"). The Exchange Fund shall not be used for any purpose except as expressly provided in this Agreement. The Cash Payment Funds shall be invested by the Exchange Agent as directed by Parent or the Surviving Corporation pending payment thereof by the Exchange Agent to the holders of record of shares of Company Common Stock. Earnings from such investment shall be the sole and exclusive property of Parent and the Surviving Corporation, and no part of such earnings shall accrue to the benefit of holders of record of shares of Company Common Stock.

            (c) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock, whose shares were converted into the right to receive the Merger Consideration pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Parent may reasonably specify),
(ii) such other customary documents as may be required pursuant to such instructions, and (iii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration (without interest). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal and other documents, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor (A) the cash portion of the Merger Consideration, less the pro rata portion of such cash to be deposited in the Escrow Fund on such holder's behalf pursuant to Section 1.7(i) and Article VIII (without interest), (B) a certificate representing the number of whole shares of Parent Common Stock less the number of shares of Parent Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to Section 1.7(i) and Article VIII hereof, (C) any dividends or other distributions to which such holder is entitled pursuant to Section 1.7(d), and (D) cash (without interest) in respect of fractional shares as provided in Section 1.6(f) and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted and the right to receive the cash portion of the Merger Consideration (without interest) and an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6.

            (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 1.7(d)) with respect to such shares of Parent Common Stock.

            (e) Transfers of Ownership. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Company Common Stock or Company Preferred Stock thereafter on the records of the Company. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, or any portion of the cash portion of the Merger Consideration is to be paid to Person other than the Person in whose name the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered or payment of any portion of the Cash Merger Consideration to any Person other than the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

            (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to Company Shareholders six months after the Effective Time shall be delivered to Parent, upon demand, and any Company Shareholders who have not previously complied with this Section 1.7 shall thereafter look only to Parent for payment of their claim for the Merger Consideration and any dividends or distributions with respect to Parent Common Stock.

            (g) No Liability. Notwithstanding anything to the contrary in this
Section 1.7, none of the Exchange Agent, Parent, the Surviving Corporation or any party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

            (h) Dissenting Shares. The provisions of this Section 1.7 shall also apply to Dissenting Shares that lose their status as such, except that the obligations of Parent under this Section 1.7 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares the Merger Consideration to which such holder is entitled pursuant to Section 1.6 hereof.

            (i) Escrow. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VIII hereof, Parent shall cause to be distributed to the Escrow Agent out of the Cash Merger Consideration to be paid at Closing $500,000 in cash (the "Escrow Cash") and a certificate or certificates representing 55,826 shares of Parent Common Stock to be issued at the Closing (the "Escrow Shares") (which shall be registered in the name of the Escrow Agent as nominee for the holders of Certificates canceled pursuant to this Section 1.7). Such cash and shares shall be beneficially owned by such holders and such cash and shares shall be held in escrow and shall be available to compensate Parent for certain damages as provided in Article VIII. To the extent not used for such purposes, such cash and shares shall be released, all as provided in Article VIII hereof. Each Company Stockholder shall contribute a pro rata share of the Escrow Cash and the Escrow Stock, based on the number of shares of Company Common Stock owned at the Effective Time, regardless of the type of consideration such Company Stockholder elected to receive in the Merger pursuant to the Form of Election.

      Section 1.8 No Further Ownership Rights in Company Capital Stock. The Merger Consideration delivered upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof (including any dividends, distributions or cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

      Section 1.9 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof such Merger Consideration (and dividends, distributions and cash in lieu of fractional shares) as may be required pursuant to Section 1.6; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

      Section 1.10 Taking of Necessary Action; Further Action. Each of Parent, Merger Sub and Company will take all such reasonable and lawful action as may be necessary or desirable in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company and Merger Sub, the officers and directors of Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

      Section 1.11 Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled, or shall be entitled to cause the Exchange Agent, to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, and the rules and regulations promulgated thereunder, or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by the Surviving Corporation, Parent or the Exchange Agent, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect to which such deduction and withholding was made by the Surviving Corporation, Parent or the Exchange Agent, as the case may be.

      Section 1.12 Contingent Payments.

            (a) In the event that the (i) Parent publicly announces that it will file a New Drug Application ("NDA") relating to the use of Prosaptide TX-14(A) to treat neuropathic pain or neuropathy, (ii) the Surviving Corporation receives United States Food and Drug Administration ("FDA") minutes stating that the clinical data possessed by the Surviving Corporation is sufficient for an NDA filing for the use of Prosaptide TX-14(A) to treat neuropathic pain or neuropathy without requiring any further testing or (iii) the Surviving Corporation initiates preparation of an NDA for Prosaptide TX-14(A) for the treatment of neuropathic pain or neuropathy (the date the earliest of the foregoing occurs being the "Payment Trigger Date") then Parent shall pay to each Person who was a holder of Company Common Stock Outstanding an amount per share of Company Common Stock determined by dividing $30,000,000 (the "First Contingent Payment") by the Company Common Stock Outstanding at the time such payment is due. Subject to Section 1.13, at least forty percent (40%) of the First Contingent Payment shall be paid in shares of Parent Common Stock, and the remainder shall be paid in cash, shares of Parent Common Stock, or a combination thereof, as determined by Parent in its sole discretion; provided, however, that notwithstanding the foregoing, Parent shall issue at least that number of shares of Parent Common Stock such that, when combined with the Merger Consideration paid at Closing, at least fifty percent (50%) of the aggregate amount was paid in shares of Parent Common Stock (or the Parent stock issuable pursuant to Section 1.13). The number of shares of Parent Common Stock to be issued in payment of the First Contingent Payment shall be equal to the quotient determined by dividing (i) the amount of the First Contingent Payment to be paid through the issuance of shares of Parent Common Stock by (ii) the average of the closing prices of Parent Common Stock as reported on the Nasdaq National Market during the twenty trading days ending on the Payment Trigger Date. Each Company Shareholder will receive a pro rata portion of the cash and shares of Parent Common Stock in payment of the First Contingent Payment based upon such Person's beneficial ownership of Company Common Stock Outstanding at the Effective Time, subject to the provisions of Section 1.6(h), which payment shall be made promptly following the Payment Trigger Date. The Company acknowledges that Parent and the Surviving Corporation shall have the right at any time to discontinue clinical trials with respect to Prosaptide TX-14(A).

            (b) In the event that the FDA approves the sale of Prosaptide TX-14(A) for the treatment of neuropathic pain or neuropathy, then Parent shall pay to each Person who was a holder of Company Common Stock Outstanding an amount per share of Company Common Stock (the "Second Contingent Payment" and, together with the First Contingent Payment, the "Contingent Payments") determined by dividing the Product Net Sales by the Company Common Stock Outstanding at the time such payment is due. Subject to Section 1.13, at least fifty percent (50%) of the Second Contingent Payment shall be paid in shares of Parent Common Stock, and the remainder shall be paid in cash, shares of Parent Common Stock, or a combination thereof, as determined by Parent in its sole discretion. The number of shares of Parent Common Stock to be issued in payment of the Second Contingent Payment shall be equal to the quotient determined by dividing (i) the amount of the Second Contingent Payment to be paid through the issuance of shares of Parent Common Stock by (ii) the average of the closing prices of Parent Common Stock as reported on the Nasdaq National Market during the twenty trading days ending one day prior to the payment date of the Second Contingent Payment. Each Company Shareholder will receive a pro rata portion of the cash and shares of Parent Common Stock in payment of the Second Contingent Payment based upon such Person's beneficial ownership of Company Common Stock Outstanding at the Effective Time, subject to the provisions of Section 1.6(h). For purposes of determining the amount of the Second Contingent Payment, (i) "Product Net Sales" shall mean fifteen percent (15%) of the Net Sales of Prosaptide TX-14(A) for the treatment of neuropathic pain or neuropathy for the earlier to occur of (A) the period beginning on the first day of the twenty-fifth full month following the date that Prosaptide TX-14(A) was commercially introduced by Parent in the United States for the treatment of neuropathic pain or neuropathy (the "Introduction Date") and ending on the last day of the thirty-sixth full month following the Introduction Date and (B) the period beginning on the first day of the one hundred and ninth full month following the Closing Date and ending on the last day of the one hundred twentieth full month following the Closing Date (the earliest to occur of (A) and (B) being the "Measurement Period"), and (ii) "Net Sales" shall mean all accounts receivable arising from the worldwide sale of Prosaptide TX-14(A) for the treatment of neuropathic pain or neuropathy by the Surviving Corporation (or by the Surviving Corporation's distributors) to unaffiliated third parties such as wholesalers, pharmacists and patients (but specifically excluding distributors, subdistributors, licensees, sublicensees or Persons performing similar functions) after deducting (i) normal and customary trade, quantity and cash discounts actually allowed, (ii) chargebacks, (iii) allowances for credits granted because of rejections, returns or price reductions, (iv) sales taxes and other governmental charges imposed on sales, and (v) freight and insurance charges which are separately invoiced, all as determined in accordance with United States generally accepted accounting principles ("GAAP").

      The Surviving Corporation shall, as promptly as practicable after the end of the Measurement Period, but in no event later than fifty-five (55) days thereafter, calculate the amount of the Net Sales during the Measurement Period, and shall deliver to the Shareholders' Agent a written calculation of how the Net Sales for the Measurement Period was determined. The Shareholders' Agent shall have twenty-five (25) days after delivery to verify such calculation, and the Surviving Corporation shall cooperate with the Shareholders' Agent to the extent reasonably practicable to support and document such calculation. In the event the Shareholders' Agent does not object to such calculation within such 25-day period, then such calculation shall become final and binding on the parties hereto, and the Surviving Corporation shall pay the Second Contingent Payment, in accordance with the preceding paragraph, within ten (10) days after the earlier to occur of (i) the end of such 25-day period or (ii) Parent's receipt of a statement from Shareholders' Agent that it has no objection to the Surviving Corporation's calculation. If the Shareholders' Agent objects to any such calculation, it shall notify the Surviving Corporation in writing (the "Objection Statement") prior to the end of such 25-day period, and Parent shall pay the Second Contingent Payment in the amount initially determined by the Surviving Corporation, in accordance with the preceding paragraph, within ten
(10) days after the date it receives the Objection Statement. The Surviving Corporation and the Shareholders' Agent will attempt in good faith to resolve such dispute, but if they are unable to do so, the parties will submit the unresolved aspects to Parent's independent accountants to resolve the dispute and make a determination. The fees and expenses of such accounting firm shall be shared one-half by the Shareholders together and one-half by the Surviving Corporation. If the Shareholders' Agent disagrees with the determination of Parent's independent accountants, the Shareholders' Agent may hire, at the Shareholders' expense, another "Big Five" accounting firm to review the determination of Parent's independent accountants; provided, however, that the Surviving Corporation will bear such expense if the final amount of Net Sales for the Measurement Period is seven and one-half percent (7.5%) or more higher than the Net Sales initially proposed by the Surviving Corporation. The Surviving Corporation and the Shareholders' Agent shall request that Parent's independent accountants and such accounting firm attempt to agree upon the proper calculation; if they agree, their determination will be binding; if they do not agree, the dispute will be submitted to arbitration in accordance with the procedures set forth in Section 8.7.

            (c) All payments of the Contingent Payments shall be made to the Shareholders' Agent, who shall be responsible for distributing such payments to Company Shareholders.

            (d) Each Company Shareholder's right to receive the First Contingent Payment and the Second Contingent Payment, if any, is personal to such Company Shareholder and shall not be sold, transferred, assigned or pledged, in whole or in part, by such Company Shareholder otherwise than upon death of such Company Shareholder by will or under applicable laws of descent and distribution.

      Section 1.13 Limitation on Number of Shares of Parent Common Stock Issued. Notwithstanding anything herein to the contrary, in no event shall Parent be obligated to issue pursuant to Sections 1.6(a), 1.12(a), 1.12(b) and 8.6 more than 10,962,000 shares of Parent Common Stock, and any amount of the Merger Consideration, the First Contingent Payment and/or the Second Contingent Payment that cannot be paid in shares of Parent Common Stock as a result of the operation of this Section 1.13 shall instead be paid in shares of Parent's Series B Preferred Stock (the "Series B Preferred Stock") having the designations, powers, preferences, rights, qualifications, limitations and restrictions set forth in Exhibit 1.13; provided, however, that (a) Parent will pay cash in lieu of the issuance of shares of Series B Preferred Stock to the extent Parent determines in its sole discretion that (i) such payment in cash will not jeopardize the treatment of the Merger as a reorganization under
Section 368(a) of the Code and (ii) such use of cash will not adversely affect the Parent's business, operations, financial condition or prospects and (b) if Parent is required to issue shares of Series B Preferred Stock in payment of the First Contingent Payment, then Parent will issue shares of an additional series of its preferred stock in payment of the Second Contingent Payment, which shares shall be identical in all respects to the Series B Preferred Stock except that the average closing price will be based on the average closing price determined pursuant to Section 1.12(b) rather than Section 1.12(a) (the "Series C Preferred Stock"). The number of shares of Series B Preferred Stock to be issued shall be determined by dividing that portion of the First Contingent Payment and/or the Second Contingent Payment that cannot be paid in shares of Parent Common Stock by the Series B Preferred Stock Value. The number of shares of Series C Preferred Stock to be issued shall be determined by dividing that portion of the Second Contingent that cannot be paid in shares of Parent Common Stock or shares of Series B Preferred Stock by the Series C Preferred Value. The "Series B Preferred Stock Value" shall be the fair market value of the Series B Preferred Stock as agreed to by Parent and the Shareholders' Agent or, if the Parent and the Shareholders' Agent cannot reach agreement on the Series B Preferred Stock Value, by an independent investment banking firm chosen by the Shareholders' Agent from among three proposed by Parent. The "Series C Preferred Stock Value" shall be the fair market value of the Series C Preferred Stock as agreed to by Parent and the Shareholders' Agent or, if the Parent and the Shareholders' Agent cannot reach agreement on the Series C Preferred Stock Value, by an independent investment banking firm chosen by the Shareholders' Agent from among three proposed by Parent. The determination of such investment banking firm shall be final and binding on Parent and Company Shareholders. Parent and Company Shareholders as a group shall each pay one-half of the fees and expenses of such investment banking firm.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF COMPANY

      Company represents and warrants to Parent and Merger Sub that the statements contained in this Article II are true and correct, except as disclosed in a document of even date herewith and delivered by Company to Parent referring to the representations and warranties in this Agreement (the "Company Disclosure Schedule"). The Company Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II, and the disclosure in any such numbered and lettered section of the Company Disclosure Schedule shall qualify only the corresponding subsection in this Article II (except to the extent disclosure in any numbered and lettered section of the Company Disclosure Schedule is specifically cross-referenced in another numbered and lettered section of the Company Disclosure Schedule).

      Section 2.1 Organization, Standing and Power. Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Company has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary (all of which jurisdictions are set forth in Section 2.1 of the Company Disclosure Schedule), except where the failure to be so qualified and in good standing would not have a Material Adverse Effect on Company. Company has delivered to Parent a true and correct copy of the Articles of Incorporation and Bylaws of Company, each as amended to date. Company is not in violation of any of the provisions of its Articles of Incorporation or Bylaws.

      Section 2.2 Subsidiaries and Other Interests. The Company does not have, and has never had, any Subsidiaries other than Teklan Corporation, which is inactive, has never conducted any business and has no material assets or liabilities. Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

      Section 2.3 Authority. Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Company subject only to the approval of the Merger by Company's shareholders as contemplated by Section 6.1(a). The affirmative vote of the holders of a majority of the shares of Company's Common Stock and two-thirds of Company Preferred Stock voting as separate classes outstanding on the record date established by Company to vote on the Merger is the only vote of the holders of any of Company's Capital Stock necessary under California Law and the Articles of Incorporation to approve this Agreement and the transactions contemplated hereby. The Board of Directors of Company has unanimously (i) approved this Agreement and the Merger, (ii) determined that the Merger is in the best interests of the shareholders of Company and is on terms that are fair to such shareholders and (iii) recommended that the shareholders of Company approve this Agreement and the Merger. This Agreement has been duly executed and delivered by Company and constitutes the valid and binding obligation of Company enforceable against Company in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and is subject to general principles of equity. The execution and delivery of this Agreement by Company does not, and the consummation of the transactions contemplated hereby will not, assuming compliance with the matters referred to in the next sentence, require any consent or other action by any Person under, or conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or result in the triggering of any payment or other obligation under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or result in the creation of any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever (collectively, "Liens") in or upon any of the properties or assets of Company under, (i) any provision of the Articles of Incorporation or Bylaws of Company or its Subsidiary, as amended, or (ii) any mortgage, indenture, lease, contract or other agreement, obligation, commitment, arrangement, understanding or instrument to which Company is a party or by which Company or any of its assets is bound (collectively, "Company Agreements"), or any Legal Provision, Permit, concession, franchise, license, judgment, order or decree applicable to Company or any of properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (each, a "Governmental Entity") is required by or with respect to Company or its Subsidiary in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger as provided in Section 1.2; (ii) filings required under Regulation D of the Securities Act; (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country;
(iv) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (v) those that may be required solely by reason of Parent's or Merger Sub's (as opposed to any other third party's) participation in the transactions contemplated by this Agreement; and (vi) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Company and would not prevent, or materially alter or delay, any of the transactions contemplated by this Agreement.

      Section 2.4 Capital Structure. The authorized capital stock of Company consists of 50,000,000 shares of Company Common Stock and 13,312,256 shares of Company Preferred Stock, of which there are designated 3,070,000 shares of Series A Preferred Stock, 3,428,573 shares of Series B Preferred Stock, 5,313,683 shares of Series C Preferred Stock and 1,500,000 shares of Series D Preferred Stock. As of the date hereof, there were issued and outstanding 2,643,974 shares of Company Common Stock, 3,070,000 shares of Series A Preferred Stock, convertible into 3,684,000 shares of Company Common Stock, 3,428,573 shares of Series B Preferred Stock, convertible into 4,114,285 shares of Company Common Stock, 5,313,683 shares of Series C Preferred Stock, convertible into 6,376,411 shares of Company Common Stock, and 1,412,500 shares of Series D Preferred Stock, convertible into 1,695,000 shares of Company Common Stock. All of the issued and outstanding shares of Company Capital Stock are owned, of record and beneficially, by the persons in the amounts set forth in Section 2.4 of the Company Disclosure Schedule. Section 2.4 of the Company Disclosure Schedule hereto sets forth a true and complete list as of the date hereof of all holders of outstanding Company Options and

Company Warrants, including the number of shares of Company Common Stock subject to each such option and warrant, the exercise or vesting schedule, the exercise price per share and the term of each such option and warrant. No Persons other than the Company Shareholders and holders of Company Options and Company Warrants are or will be entitled to receive any payment with respect to the Company Capital Stock. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of Company are as set forth in its Articles of Incorporation, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable corporate laws. All outstanding shares of Company Common Stock and Company Preferred Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any Liens other than any those created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of Company or any Company Agreement. As of the date hereof, (i) Company Warrants to purchase 34,286 shares of Company Common Stock were outstanding, (ii) 129,346 shares of Common Stock were reserved for issuance under the 1995 Equity Incentive Plan (the "1995 Stock Option Plan"), all of which were subject to outstanding options, and (iii) 1,581,828 shares of Common Stock were reserved for issuance under the 1997 Equity Incentive Plan (together with the 1995 Stock Option Plan, the "Company Stock Option Plan"), of which 1,214,100 shares were subject to outstanding options and 367,828 shares were reserved for future option grants. Except for the rights created pursuant to this Agreement, pursuant to the Company Preferred Stock and the rights disclosed in the preceding sentence, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Company is a party or by which it is bound obligating Company to issue, deliver, sell, repurchase or redeem or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Company Capital Stock or obligating Company to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. All shares of Company Common Stock issuable upon conversion of Company Preferred Stock or upon exercise of Company Options will be, when issued pursuant to the respective terms of such Company Preferred Stock and Company Options, duly authorized, validly issued, fully paid and non-assessable and free of any Liens other than any those created by or imposed upon the holders thereof, and not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of Company or any Company Agreement. There are no bonds, debentures, notes or other indebtedness of Company having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders of Company may vote. There are no other contracts, commitments or agreements relating to voting, purchase or sale of Company Capital Stock (i) between or among Company and any of its shareholders and (ii) to Company's knowledge, between or among any of Company's shareholders, except for the shareholders delivering the Voting Agreements. All shares of outstanding Company Common Stock and Company Preferred Stock and rights to acquire Company Capital Stock were issued in compliance with all applicable federal and state securities laws.

      Section 2.5 Financial Statements. Company has delivered to Parent complete and correct copies of the audited balance sheet and related statements of income and cash flows of Company as of and for the years ended December 31, 1998, 1999 and 2000 (collectively, the "Financial Statements"). The Financial Statements have been derived from the books and records of Company. The Financial Statements were prepared in accordance with GAAP, applied on a consistent basis with prior periods, are complete and correct in all material respects and fairly present the financial condition and results of operations of Company as of the dates and for the periods indicated. During the period covered by such Financial Statements Company has conducted no business other than its current business. All material liabilities and obligations of Company, whether absolute, accrued, contingent or otherwise, whether direct or indirect, and whether due or to become due, which existed at the date of such Financial Statements have been disclosed in the balance sheets included in the Financial Statements or in notes to the Financial Statements to the extent such liabilities were required, under GAAP, to be so disclosed. Except as set forth in the notes to the Financial Statements, the liabilities on the latest balance sheet of Company included in the Financial Statements consist solely of accrued obligations and liabilities incurred by Company in the ordinary course of business to Persons which are not Affiliates of Company. The statements of operations included in the Financial Statements do not contain any material items of special or non-recurring income or other income not earned, or omit any material item of expense incurred, in each case in the ordinary course of business except as expressly specified therein. Company has records that accurately and validly reflect its transactions and accounting controls sufficient to insure that such transactions are (i) in all material respects executed in accordance with its management's general or specific authorization and (ii) recorded in conformity with GAAP. Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

      Section 2.6 Absence of Certain Changes. Since December 31, 2000 (the "Company Balance Sheet Date"), Company has conducted its business in the ordinary course consistent with past practice, and there has not been:

            (a) any event, occurrence or development which, individually or in the aggregate, has had or reasonably would be expected to have a Material Adverse Effect on Company;

            (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of Company Capital Stock, or any repurchase, redemption or other acquisition by Company or Subsidiary of any outstanding shares of Company Capital Stock or other equity securities of, or other ownership interests in, Company;

            (c) any amendment of any term of any outstanding security of Company that would materially increase the obligations of Company under such security;

            (d) any (i) incurrence or assumption by Company of any indebtedness for borrowed money other than under existing credit facilities (or any renewals, replacements or extensions that do not increase the aggregate commitments thereunder) in the ordinary course of business consistent with past practice or (ii) guarantee, endorsement or other incurrence or assumption of liability (whether directly, contingently or otherwise) by Company for the obligations of any other Person, other than in the ordinary course of business consistent with past practice;

            (e) any creation or assumption by Company of any Lien on any asset of Company other than in the ordinary course of business consistent with past practice;

            (f) any making of any loan, advance or capital contribution to or investment in any Person by Company other than advances to employees of Company made in the ordinary course of business consistent with past practice;

            (g) any acquisition or disposition of any assets or business of Company other than in the ordinary course of business consistent with past practice;

            (h) any agreement, commitment or understanding entered into by Company outside the ordinary course of business or providing for total payments by Company in excess of $25,000 in any 12 month period with any Person, or modified or amended in any material respect the terms of any such existing agreement;

            (i) any revaluing in any material respect any of the assets of Company, including without limitation writing down the value of any assets or inventory or writing off notes or accounts receivable, other than in the ordinary course of business consistent with past practice;

            (j) any material change in any method of accounting or accounting principles or practice by Company, except for any such change required by reason of a change in GAAP;

            (k) any (i) grant of the right to receive any severance, retention or termination pay to any current or former director, officer or employee of Company, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any current or former director, officer or employee of Company, (iii) increase or acceleration in vesting or benefits payable under any existing severance or termination pay policies or employment agreements or (iv) increase or acceleration in vesting or payment of compensation, bonus or other benefits payable to current or former directors, officers or employees of Company other than, in the case of clause (iv) only, normal increases in compensation, bonus or other benefits payable to employees of Company in the ordinary course of business consistent with past practice or merit increases in salaries of employees at regularly scheduled times in customary amounts consistent with past practice;

            (l) any material changes in the business policies (including advertising, investment, marketing, pricing, purchasing, production, personnel, sales or budgeting) or organization of Company;

            (m) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company, which employees were not subject to a collective bargaining agreement at December 31, 1999, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees;

            (n) any loss or termination of, or any material adverse change in relations with, any (a) customer that accounted for more than two percent (2%) of Company revenues in the years ended December 31, 1999 or 2000, or is expected to account for more than two percent (2%) of Company revenues for the year ended December 31, 2001, or (b) supplier that, individually or in the aggregate, had resulted or may result in a Material Adverse Effect;

            (o) any delay or postponement in the payment of accounts payable and other liabilities outside the ordinary course of business;

            (p) any action which, if it had been taken after the date hereof, would have required the consent of Parent under Section 4.1 hereof; or

            (q) any agreement to take any actions specified in this Section 2.6, except for this Agreement.

      Section 2.7 Absence of Undisclosed Liabilities. Company has no obligations or liabilities (whether pursuant to contracts or otherwise) of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet for the period ended December 31, 2000 (the "Company Balance Sheet"), (ii) those incurred in the ordinary course of business and not required to be set forth in the Company Balance Sheet under GAAP, (iii) those incurred in the ordinary course of business since the Company Balance Sheet Date and consistent with past practice (none of which is liability for breach of contract, breach of warranty, tort, infringement claim or lawsuit or a liability to repay or refund to any Person any amount previously received by Company) and (iv) those incurred in connection with the execution of this Agreement. To the knowledge of Company, there are no asserted claims for indemnification by any Person against Company under any law or agreement or pursuant to Company's Articles of Incorporation or Bylaws, and Company is unaware of any facts or circumstances that might give rise to the assertion of such a claim against Company thereunder.

      Section 2.8 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation (collectively, "Proceeding") pending before any Governmental Entity, foreign or domestic, or, to the knowledge of Company, threatened against or affecting Company or any of its properties or officers or directors (in their capacities as such). There is no judgment, decree or order against Company or, to the knowledge of Company, any of its directors or officers (in their capacities as such). All Proceedings to which Company is a party (or, to the knowledge of Company, threatened to become a party) are disclosed in Section 2.8 of the Company Disclosure Schedule. No Governmental Entity has indicated in writing an intention to conduct any audit, investigation or other review with respect to Company which investigation or review, if adversely determined, individually or in the aggregate, would have a Material Adverse Effect on Company. All Proceedings have been timely reported to all applicable insurance carriers and no reservation of rights or denial of coverage has been issued by any such carrier.

      Section 2.9 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon Company which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of Company, any acquisition of property by Company or the conduct of business by Company as currently conducted or as proposed to be conducted by Company.

      Section 2.10 Intellectual Property.

            (a) For purposes of this Agreement, "Intellectual Property" means:

                  (i) all issued patents, reissued or reexamined patents,
            revivals of patents, utility models, certificates of invention, registrations of patents and extensions thereof, regardless of country or formal name (collectively, "Issued Patents");

                  (ii) all published or unpublished nonprovisional and
            provisional patent applications, reexamination proceedings, invention disclosures and records of invention (collectively "Patent Applications" and, with the Issued Patents, the "Patents");

                  (iii) all copyrights and copyrightable works, including all rights of authorship, use, publication, reproduction, distribution, performance transformation, moral rights and rights of ownership of copyrightable works, semiconductor topography works and mask works, and all rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of international copyright conventions (collectively, "Copyrights");

                  (iv) trademarks, registered trademarks, applications for
            registration of trademarks, service marks, registered service marks, applications for registration of service marks, trade names, registered trade names and applications for registrations of trade names (collectively, "Trademarks");

                  (v) all technology, ideas, inventions, designs, proprietary information, manufacturing and operating specifications, know-how, formulae, trade secrets, technical data, computer programs, hardware, software and processes; and

                  (vi) all other intangible assets, properties and rights
            (whether or not appropriate steps have been taken to protect, under applicable law, such other intangible assets, properties or rights).

            (b) With respect to each item of Intellectual Property incorporated into any product of Company or otherwise used in the business of Company (except "off the shelf" or other software widely available through regular commercial distribution channels at a cost not exceeding $10,000 on standard terms and conditions, as modified for Company's operations) ("Company Intellectual Property") Section 2.10 of the Company Disclosure Schedule lists:

                  (i) all Issued Patents and Patent Applications, all registered
            Trademarks and trademark applications and all registered Copyrights, including the jurisdictions in which each such item of Intellectual Property has been issued or registered or in which any such application for such issuance and registration has been filed; and

                  (ii) the following agreements relating to each of the products of Company (the "Company Products") or other Company Intellectual
            Property: all (A) agreements granting any right to distribute or sublicense a Company Product, (B) any licenses of Intellectual Property to or from Company, (C) agreements pursuant to which the amounts actually paid or payable under firm commitments to or by Company are $25,000 or more, (D) joint development agreements, (E) any agreement by which Company grants any ownership right to any Company Intellectual Property owned by Company, (F) any order relating to Company Intellectual Property and (G) any option relating to any Company Intellectual Property.

            (c) Section 2.10 of the Company Disclosure Schedule contains an accurate list of all licenses, sublicenses and other agreements to which Company is a party and pursuant to which Company is authorized to use, or has acquired, any Intellectual Property owned by any third party, excluding "off the shelf" or other software at a cost not exceeding $10,000 and widely available through regular commercial distribution channels on standard terms and conditions ("Third Party Intellectual Property").

            (d) Company owns or possesses adequate licensed or other rights to use all Intellectual Property necessary in all material respects for the operation of the business of Company as presently conducted and as currently proposed to be conducted, free and clear of all Liens other than, in the case of licensed Intellectual Property, as set forth in the license therefor.

            (e) There is no unauthorized use, disclosure, infringement or misappropriation of any Company Intellectual Property, including any Third Party Intellectual Property, by any third party, including any employee or former employee of Company. The Company has not entered into any agreement to indemnify any other Person against any charge of infringement of any Intellectual Property. There are no royalties, fees or other payments payable by Company to any Person by reason of the ownership, use, sale or disposition of Intellectual Property.

            (f) Company is not in breach of any license, sublicense or other agreement relating to the Company Intellectual Property or Third Party Intellectual Property Rights. Neither the execution, delivery or performance of this Agreement or any ancillary agreement contemplated hereby nor the consummation of the Merger or any of the transactions contemplated by this Agreement will contravene, conflict with or result in an infringement on Parent's right to own or use any Company Intellectual Property, including any Third Party Intellectual Property.

            (g) All Patents, registered Trademarks, registered service marks and registered Copyrights held by Company are valid and subsisting. All maintenance and annual fees have been fully paid and all fees paid during prosecution and after issuance of any patent comprising or relating to such item have been paid in the correct entity status amounts. Company is not infringing, misappropriating or making unlawful use of, and has not received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any proprietary asset owned or used by any third party. There is no Proceeding pending or, to the knowledge of Company, threatened nor has any claim or demand been made, which challenges the legality, validity, enforceability or ownership of any item of Company Intellectual Property or Third Party Intellectual Property or alleges a claim of infringement of any Patents, Trademarks, service marks, Copyrights or violation of any trade secret or other proprietary right of any third party. Company has not brought a Proceeding alleging infringement of Company Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.

            (h) All current and former officers and employees of Company have executed and delivered to Company an agreement (containing no exceptions or exclusions from the scope of its coverage) regarding the protection of proprietary information and the assignment to Company of any Intellectual Property arising from services performed for Company by such Persons, the form of which has been supplied to Parent. All current and former consultants and independent contractors to Company involved in the development, modification, marketing and servicing of Company Products and/or Company Intellectual Property have executed and delivered to Company an agreement in the form provided to Parent (containing no exceptions or exclusions from the scope of its coverage) regarding the protection of proprietary information and the assignment to Company of any Intellectual Property arising from services performed for Company by such Persons. To Company's knowledge, no employee or independent contractor of Company is in violation of any term of any patent disclosure agreement or employment contract or any other contract or agreement relating to the relationship of any such employee or independent contractor with Company. No current or former officer, director, shareholder, employee, consultant or independent contractor has any right, claim or interest in or with respect to any Company Intellectual Property.

            (i) Company has taken all commercially reasonable and customary measures and precautions necessary to protect and maintain the confidentiality of all Company Intellectual Property (except such Company Intellectual Property whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the full value of all Intellectual Property it owns or uses. All use, disclosure or appropriation of Intellectual Property not otherwise protected by patents, patent applications or copyright ("Confidential Information") owned by Company by or to a third party has been pursuant to the terms of a written agreement between Company and such third party. All use, disclosure or appropriation of Confidential Information not owned by Company has been pursuant to the terms of a written agreement between Company and the owner of such Confidential Information, or is otherwise lawful.

            (j) No product liability claims have been communicated in writing to or, to Company's knowledge, threatened against Company.

            (k) Company is not subject to any Proceeding or outstanding decree, order, judgment or stipulation restricting in any manner the use, transfer or licensing thereof by Company, or which may affect the validity, use or enforceability of such Company Intellectual Property. Company is not subject to any agreement which. restricts in any material respect the use, transfer or licensing by Company of the Company Intellectual Property or Company Products.

      Section 2.11 Interested Party Transactions. Company is not indebted to any director, officer, employee or agent of Company (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such Person is indebted to Company. There have been no transactions since December 31, 1998 which would require disclosure if Company were subject to disclosure under Item 404 of Regulation S-K under the Securities Act.

      Section 2.12 Minute Books. The minute books of Company and its Subsidiary made available to Parent contain a complete and accurate summary of all meetings of directors and shareholders or actions by written consent since the time of incorporation of Company and the Subsidiary, and reflect all transactions referred to in such minutes accurately in all material respects.

      Section 2.13 Material Contracts.

            (a) Section 2.13 of the Company Disclosure Schedule sets forth a complete list of all currently effective written or oral:

                  (i) employment contracts, arrangements or policies of Company which may not be immediately terminated without penalty (or any augmentation or acceleration of benefits);

                  (ii) leases, sales contracts and other agreements with respect to any property, real or personal, of Company, except for leases of personal property involving, on an annual basis, less than $25,000 individually and $50,000 in the aggregate;

                  (iii) contracts or commitments for capital expenditures or acquisitions in excess of $25,000 on an annual basis for one project or series of related projects;

                  (iv) agreements, contracts, indentures or other instruments relating to the borrowing of money, or the guarantee of any obligation (third party or otherwise) for the borrowing of money (excluding routine checking account overdraft agreements);

                  (v) contracts or agreements providing for any covenant not to compete by Company or otherwise restricting in any way Company's engaging in any business activity (including a description of the businesses to which the covenant not to compete applies);

                  (vi) contracts or agreements relating to consultancies,
            professional retentions, agency, sales or distributorship arrangements pertaining to Company or its products or activities involving total payments within any 12 month period in excess of $25,000 and which are not terminable on 30 days' notice without penalty;

                  (vii) contracts, agreements or commitments requiring Company to indemnify or hold harmless any Person;

                  (viii) all contracts with any customer or supplier involving total payments within any 12 month period in excess of $25,000 and which are not terminable on 30 days' notice without penalty;

                  (ix) any written agreement (or group of related agreements)
            for the acquisition of services, supplies, equipment, inventory, fixtures or other property involving more than $50,000;

                  (x) any agreement providing for the purchase from a supplier of all or substantially all of the requirements of Company of a particular product or service;

                  (xi) any agreement, contract, arrangement or understanding with any Affiliate, licensee or Company Shareholder;

                  (xii) any license or agreement granting or restricting the right of Company to use any Intellectual Property;

                  (xiii) any partnership, joint venture and similar agreements involving a sharing of profits or expenses;

                  (xiv) any guaranty or suretyship, indemnification or
            contribution agreement or performance bond; and

                  (xv) contracts, agreements, arrangements or commitments, other than the foregoing, which could reasonably be considered material to Company's business

True, correct and complete copies of each agreement listed in Sections 2.10(b)(ii) and 2.13 of the Company Disclosure Schedule have been delivered to Parent.

            (b) With respect to each Company Agreement (whether or not so listed): (i) the agreement is legal, valid, binding and enforceable and in full force and effect with respect to Company, and to Company's knowledge is legal, valid, binding, enforceable and in full force and effect with respect to each other party thereto, in either case subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; (ii) the agreement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing, subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; (iii) Company has performed all the obligations required to be performed by it and is entitled to all benefits thereunder; and
(iv) neither Company nor, to Company's knowledge, any other party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default by Company or, to Company's knowledge, by any such other party, or permit termination, modification or acceleration, under the agreement. Company is not a party to any oral contract, agreement or other arrangement.

      Section 2.14 Title to Property. Company has good and marketable title to all of its properties, interests in properties and assets, real and personal, reflected in the Company Balance Sheet or acquired after the Company Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Company Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests therein, free and clear of all Liens, except (i) the Lien of current taxes not yet due and payable, (ii) such imperfections of title, Liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) Liens securing debt which is reflected on the Company Balance Sheet. The plants, property and equipment of Company that are used in the operation of its business are in all material respects in good operating condition and repair, subject to normal wear and tear not caused by neglect. All properties used in the operations of Company are reflected in the Company Balance Sheet to the extent GAAP require the same to be reflected. All leases of real and personal property to which Company is a party are in full force and effect and are valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy laws and other similar laws affecting creditors' rights generally and general principles of equity, regardless of whether asserted in a proceeding in equity or at law. True and correct copies of all such leases have been provided to Parent. Company owns no real property.

      Section 2.15 Environmental Matters.

            (a) For purposes of this Agreement:

                  (i) "Environmental Laws" shall mean all applicable U.S.,
            state, local and foreign laws, statutes, treaties, rules, codes, ordinances, regulations, certificates, orders, directives, interpretations, licenses, permits and other authorizations of any Governmental Entity and judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction, including any thereof of the European Community or the European Union, having the force of law and being applicable to Company, dealing with the protection of health, welfare or the environment, including, without limitation, flood, pollution or disaster laws and health and environmental protection laws and regulations, and all other rules and regulations promulgated thereunder and any provincial, municipal, water board or other local statute, law, rule, regulation or ordinance relating to public or employee health, safety or the environment, including all laws relating to Releases into air, water, land or groundwater, relating to the withdrawal or use of groundwater, and relating to the use, handling, transportation, manufacturing, introduction into the stream of commerce or disposal of Hazardous Materials, including, without limitation, the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., as amended ("CERCLA"), and the federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended ("RCRA").

                  (ii) "Hazardous Materials" shall mean any material, chemical, liquid, gas compound, substance, mixture or by-product that is identified, defined, designated, listed, restricted or otherwise regulated under Environmental Laws as a "hazardous constituent," "hazardous substance," "hazardous material," "hazardous waste," "infectious waste," "medical waste," "biomedical waste," "solid waste", "pollutant" "toxic pollutant" or "contaminant," or any other formulation or terminology intended to classify or identify substances, constituents, materials, or wastes by reason of properties that are deleterious to the environment, natural resources, worker health and safety, or public health and safety, including, without limitation, ignitability, corrosivity, reactivity, carcinogenicity, toxicity and reproductive toxicity.

                  (iii) "Release" shall mean the spilling, leaking, discharging, injecting, emitting and/or disposing and placement of a Hazardous Material in any location that poses a threat thereof.

            (b) Company is and has been in compliance in all material respects with all Environmental Laws relating to the properties or facilities currently or previously used, leased or occupied by Company at any time. During the period of ownership or operation by the Company of any of its currently or previously owned, leased or operated properties, and, to the Company's knowledge, prior to the period of such ownership or operation, no Hazardous Material has been treated or disposed of, and there have been no Releases or threatened Releases of Hazardous Material at, in, on, under or affecting such properties or any contiguous site that may or will give rise to liability of Company under Environmental Laws. To Company's knowledge, no Company employee or other Person has claimed that Company is liable for alleged injury or illness resulting from an alleged exposure to a Hazardous Material. No civil, criminal or administrative Proceeding is pending or, to Company's knowledge, threatened against Company, with respect to Hazardous Materials or Environmental Laws, and Company is not aware of any facts or circumstances which could form the basis for assertion of a claim against Company or which could form the basis for liability of Company, regarding Hazardous Materials or regarding actual or potential noncompliance with Environmental Laws. Company has not received any written notice of, or entered into or assumed by contract, judicial or administrative settlement, or operation of law any indemnification obligation, order, settlement or decree relating to: (i) any violation of any Environmental Laws or the institution or pendency of any Proceeding by any Governmental Entity or any third party in connection with any alleged violation of Environmental Laws or any Release of Hazardous Materials, (ii) the response to or remediation of Hazardous Material at or arising from any of Company's activities or properties or any other properties or (iii) payment for any response action relating to or remediation of Hazardous Material at or arising from any of Company's properties, activities, or any other properties.

      Section 2.16 Taxes.

            (a) For purposes of in this Agreement:

                  (i) "Tax" and "Taxes" includes any federal, state, local or foreign income, gross receipts, capital, franchise, import, goods and services, value added, sales and use, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee withholding or other tax of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; the foregoing shall include any transferee or secondary liability for a Tax and any liability assumed by agreement or arising as a result of being (or ceasing to be) a member of any Affiliated Group (as defined in
            Section 1504 of the Code) or being included (or required to be included) in any Tax Return relating thereto).

                  (ii) "Tax Returns" means returns, declarations, reports,
            claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

            (b) Company has properly prepared and timely filed all Tax Returns relating to any and all Taxes concerning or attributable to Company or its operations for any period ending on or before the Closing Date and such Tax Returns are true and correct in all material respects and have been completed in accordance with applicable Legal Provisions. Company has made available to Parent copies of all Tax Returns filed for all periods since its inception.

            (c) Company has fully and timely paid all Taxes shown to be payable on such Tax Returns covered by Section 2.16(b).

            (d) Company has no liabilities for unpaid Taxes that have not been accrued for or reserved on the latest balance sheet included in the Financial Statements, whether asserted or unasserted, contingent or otherwise, and Company has no knowledge of any basis for the assertion of any such liability attributable to Company, its assets or operations. The cash reserves or accruals for Taxes provided in the books and records of Company with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing have been made in accordance with GAAP and are, or prior to the Effective Time, will be, sufficient for all unpaid Taxes of Company through and including the Effective Time. Company has no liability for Taxes of any other Person as a transferee, successor, by contract or otherwise. Company has not executed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax.

            (e) Company is not a party to any Tax-sharing agreement or similar arrangement with any other party, and Company has not assumed any Tax obligations of, or with respect to any transaction relating to, any other Person or agreed to indemnify any other Person with respect to any Tax.

            (f) Company's Tax Returns have never been audited by a government or taxing authority, nor is any such audit in process or pending, and Company has not been notified of any request for such an audit or other examination. No claim has been made by a taxing authority in a jurisdiction where Company does not file Tax Returns such that it is or may be subject to taxation by that jurisdiction.

            (g) Company has never been a member of an affiliated group of corporations filing a consolidated federal income tax return.

            (h) Section 2.16 of the Company Disclosure Schedule sets forth (i) any Tax exemption, Tax holiday or other Tax sparing arrangement that Company has in any jurisdiction, including the nature, amount and length of such Tax exemption, Tax holiday or other Tax-sparing arrangement and (ii) any expatriate Tax programs or policies affecting Company. Company is in compliance in all material respects with all terms and conditions required to maintain such Tax exemption, Tax holiday or other Tax-sparing arrangement or order of any Governmental Entity and the consummation of the transactions contemplated hereby will not have any adverse effect on the continuing validity and effectiveness of any such Tax exemption, Tax holiday or other Tax-sparing arrangement or order.

            (i) Company has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) apply to any disposition of assets owned by Company.

            (j) Company has not been at any time a United States Real Property Holding Corporation within the meaning of Section 897(c)(2) of the Code.

            (k) Company is not a party to any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 464 or 162(m) of the Code by Company or the Surviving Corporation as an expense under applicable law.

            (l) Company has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have duly and timely withheld from employee salaries, wages and other compensation and have paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

            (m) Neither Company nor any other Person on behalf of and with respect to Company has (A) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by Company or has any knowledge that the Internal Revenue Service ("IRS") has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of Company, (B) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to Company, or (C) requested any extension of time within which to file any Tax Return of Company, which Tax Return has since not been filed.

            (n) No property owned by Company is (A) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (B) constitutes "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code or (C) is "tax-exempt bond financed property" within the meaning of
Section 168(g) of the Code.

            (o) Company is not subject to any private letter ruling of the IRS or comparable rulings of other taxing authorities.

            (p) Company does not own any interest in any entity that is treated as a partnership for U.S. federal income Tax purposes or would be treated as a pass-through, transparent or disregarded entity for any Tax purpose.

            (q) Neither Company nor any of its Affiliates has taken or agreed to take any action or knows of any fact or circumstance that could prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

      Section 2.17 Employee Benefit Plans.

            (a) Section 2.17 of the Company Disclosure Schedule contains a complete and accurate list of each plan, program, policy, practice, contract, agreement or other arrangement providing for employment, compensation, retirement, deferred compensation, loans, severance, separation, relocation, repatriation, expatriation, visas, work permits, termination pay, performance awards, bonus, incentive, stock option, stock purchase, stock bonus, phantom stock, stock appreciation right, supplemental retirement, fringe benefits, cafeteria benefits or other benefits whether written or unwritten, including, without limitation, each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not subject to ERISA, which is or has been sponsored, maintained, contributed to or required to be contributed to by Company or any trade or business (whether or not incorporated) which is or, at any relevant time, was treated as a single employer with Company within the meaning of
Section 414(b), (c), (m) or (o) of the Code (an "ERISA Affiliate"), for the benefit of any Person who performs or who has performed services for Company or with respect to which Company or any ERISA Affiliate has or may have any liability (including, without limitation, contingent liability) or obligation (collectively, the "Company Employee Plans").

            (b) Documents. Company has furnished to Parent true and complete copies of documents embodying each of the Company Employee Plans and related plan documents, including (without limitation) trust documents, group annuity contracts, plan amendments, insurance policies or contracts, participant agreements, employee booklets, administrative service agreements, summary plan descriptions, compliance and nondiscrimination tests for the last three plan years, standard COBRA forms and related notices, registration statements and prospectuses, and any material communications with employees or Governmental Entities relating thereto. With respect to each Company Employee Plan which is subject to ERISA reporting requirements, Company has provided copies of the Form 5500 reports filed for the last two plan years. Company has furnished Parent with the most recent IRS determination letter issued with respect to each such Company Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Company Employee Plan subject to Code Section 401(a).

            (c) Compliance. (i) Each Company Employee Plan has been administered in all material respects in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), and Company and each ERISA Affiliate have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of and have no knowledge of any material default or violation by any other party to, any of the Company Employee Plans; (ii) any Company Employee Plan intended to be qualified under Section 401(a) of the Code has since its inception been so qualified and has either obtained from the IRS a favorable determination letter as to its qualified status under the Code, including all amendments to the Code which are currently effective, or has time remaining to apply under applicable Treasury Regulations or IRS pronouncements for a determination letter and to make any amendments necessary to obtain a favorable determination letter; (iii) none of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any Person; (iv) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Company Employee Plan; (v) none of Company or any ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any Company Employee Plan;
(vi) all contributions required to be made by Company or any ERISA Affiliate to any Company Employee Plan with respect to all periods prior to the Effective Time have been fully paid or accrued on the Financial Statements; (vii) with respect to each Company Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 or ERISA has occurred; (viii) each Company Employee Plan subject to ERISA has prepared in good faith and timely filed all requisite governmental reports (which were true and correct in all material respects as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Company Employee Plan; (ix) no Proceeding has been brought, or to the knowledge of Company is threatened, against or with respect to any such Company Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor; and (x) there has been no amendment to, written interpretation or announcement by Company or any ERISA Affiliate which would materially increase the expense of maintaining any Company Employee Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in the Financial Statements.

            (d) No Title IV or Multiemployer Plan. None of Company or any ERISA Affiliate has ever maintained, established, sponsored, participated in, contributed to, or is obligated to contribute to, or otherwise incurred any obligation or liability (including, without limitation, any contingent liability) under any (i) "multiemployer plan" (as defined in Section 3(37) of ERISA) or (ii) to any "pension plan" (as defined in Section 3(2) of ERISA) subject to Section 302 or Title IV of ERISA or Section 412 of the Code. Neither Company nor any ERISA Affiliate has any actual or potential withdrawal liability (including, without limitation, any contingent liability) for any complete or partial withdrawal (as defined in Sections 4203 and 4205 of ERISA) from any multiemployer plan.

            (e) COBRA. FMLA, HIPAA, Cancer Rights. With respect to each Company Employee Plan, Company has complied in all material respects with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the regulations thereunder or any state law governing health care coverage extension or continuation; (ii) the applicable requirements of the Family and Medical Leave Act of 1993 and the regulations thereunder; (iii) the applicable requirements of the Health Insurance Portability and

Accountability Act of 1996 ("HIPAA"); and (iv) the applicable requirements of the Cancer Rights Act of 1998.

            (f) Effect of Transaction. The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former director, officer, employee or other service provider of Company or any ERISA Affiliate to severance benefits or any other payment (including, without limitation, unemployment compensation, golden parachute, bonus, retention or benefits under any Company Employee Plan), except as expressly provided in this Agreement or (ii) accelerate the time of payment or vesting of any such benefits or increase the amount of compensation due any such employee or service provider. No benefit payable or which may become payable by Company pursuant to any Company Employee Plan or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise Tax under Section 4999 of the Code or the deduction for which would be disallowed by reason of
Section 280G of the Code. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to Parent or the Surviving Corporation (other than ordinary administration expenses typically incurred in a termination event).

      Section 2.18 Employee Matters. Section 2.18 of the Company Disclosure Schedule contains a list of the names of all employees (including, without limitation part-time, temporary and inactive employees), leased employees, independent contractors and consultants of Company, their respective salaries or wages, other compensation and dates of employment and positions. Company is in compliance in all material respects with all currently applicable Legal Provisions respecting terms and conditions of employment including, without limitation, applicant and employee background checking, immigration laws, discrimination laws, verification of employment eligibility, employee leave laws, classification of workers as employees and independent contractors, wage and hour laws, and occupational safety and health laws. There are no Proceedings pending or, to Company's knowledge, reasonably expected or threatened, between Company, on the one hand, and any or all of its current or former employees, on the other hand, including, but not limited to, any claims for actual or alleged harassment or discrimination based on race, national origin, age, sex, sexual orientation, religion, disability, or similar tortuous conduct, breach of contract, wrongful termination, defamation, intentional or negligent infliction of emotional distress, interference with contract or interference with actual or prospective economic disadvantage. There are no claims pending, or, to Company's knowledge, reasonably expected or threatened, against Company under any workers' compensation or long term disability plan or policy. Company has no material unsatisfied obligations to any employees, former employees or qualified beneficiaries pursuant to COBRA, HIPAA or any state law governing health care coverage extension or continuation. Company is not a party to any collective bargaining agreement or other labor union contract, nor does Company know of any activities or proceedings of any labor union to organize its employees. There is no labor strike, slowdown or work stoppage or lockout against Company. Company has provided all employees with all wages, benefits, relocation benefits, stock options, bonuses and incentives and all other compensation which became due and payable through the date of this Agreement. Company has not instituted any "freeze" of, or delayed or deferred the grant of, any cost-of-living or other salary adjustments for any of its employees.

      Section 2.19 Insurance. Company carries property, liability, workers' compensation and such other types of insurance pursuant to the insurance policies listed and briefly described in Section 2.19 of the Company Disclosure Schedule (collectively, the "Insurance Policies" and each individually, an "Insurance Policy"). The Insurance Policies cover such risks and contain such policy limits, types of coverage and deductibles as are, in Company's judgment, adequate to insure fully (subject to the deductibles and retention amounts described in Section 2.19 of the Company Disclosure Schedule) against risks to which Company and its employees, business, properties and other assets may be exposed in the operation of the business as currently conducted. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All of the Insurance Policies are valid and enforceable policies, all premiums due and payable under all such policies and bonds have been paid and Company is otherwise in compliance in all material respects with the terms of such policies and bonds. Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies. There are no outstanding claims, settlements or premiums owed against any Insurance Policy, or if there are, Company has given all notices or has presented all potential or actual claims under any Insurance Policy in due and timely fashion. Section 2.19 of the Company Disclosure Schedule set forth a list of all claims under any Insurance Policy in excess of $50,000 per occurrence filed by or on behalf of Company since January 1, 1998. The Insurance Policies are sufficient for compliance in all material respects with all requirements of Legal Provisions and the terms of Company Agreements.

      Section 2.20 Licenses and Permits. Company has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant or other authorization of a Governmental Entity (i) pursuant to which Company currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Company's business or the holding of any such interest (collectively, "Permits"), all of which are listed (with expiration dates, if applicable) on Schedule 2.20 of the Company Disclosure Schedule, and all of such Permits are in full force and effect except where the failure to obtain or have any such authorizations could not reasonably be expected to have a Material Adverse Effect on Company. No Permit is subject to revocation or forfeiture by virtue of any existing circumstances, there is no Proceeding pending or, to the knowledge of Company, threatened to modify or revoke any Permit, and no Permit is subject to any outstanding order, decree, judgment, stipulation or, to the knowledge of Company, investigation that would reasonably be likely to materially adversely affect such Permit.

      Section 2.21 Compliance With Laws. Company has complied in all material respects with, is not in violation in any material respect of and has not received any notices of violation with respect to, any federal state, local or foreign statute, law, regulation, judgment, order or decree of any Government Entity (collectively, "Legal Provisions") with respect to the ownership or operation of its business. No investigation or review by any Governmental Entity (including without limitation any audit or similar review by any federal, foreign, state or local taxing authority) with respect to Company is pending or, to the knowledge of Company, threatened, nor has any Governmental Entity indicated in writing to Company an intention to conduct the same.

      Section 2.22 Regulatory Compliance.

            (a) As to each Company Product subject to the jurisdiction of the FDA under the Federal Food, Drug and Cosmetic Act and the regulations thereunder ("FDCA") (each such product, a "Pharmaceutical Product") that is manufactured, tested, distributed and/or marketed by Company, such Pharmaceutical Product is being manufactured, tested, distributed and/or marketed in compliance in all material respects with all applicable requirements under the FDCA and similar Legal Provisions, including those relating to investigational use, premarket approval, good manufacturing practices, labeling, advertising, record keeping, filing of reports and security. Company has not received any notice or other communication from the FDA or any other Governmental Entity (i) contesting the premarket approval of, the uses of or the labeling and promotion of any Pharmaceutical Product or (ii) otherwise alleging any violation of any Legal Provision by Company.

            (b) Section 2.22(b) of the Company Disclosure Schedule sets forth a list of each of Company's pending and approved NDAs, Investigational New Drug applications ("INDs") and similar state or foreign regulatory filings. True and complete copies of such NDAs and INDs, including all supplements, amendments and annual reports, have heretofore been made available to Parent. Copies of correspondence from the FDA, and similar state or foreign regulatory authorities, and Company's responses have heretofore been made available to Parent.

            (c) As to each biological or drug of Company for which a biological license application, NDA, IND or similar state or foreign regulatory application has been approved, Company is in compliance in all material respects with 21 U.S.C. sec. 355 or 21 C.F.R. Parts 312 or 314 et seq., respectively, and similar Legal Provisions and all terms and conditions of such applications. As to each such drug, Company, and the officers, employees or agents of Company, have included in the application for such drug, where required, the certification described in 21 U.S.C. sec. 335a(k)(1) or any similar Legal Provision and the list described in 21 U.S.C. sec. 335a(k)(2) or any similar Legal Provision, and such certification and such list was in each case true and accurate in all material respects when made and remained true and accurate in all material respects thereafter. In addition, Company is in compliance in all material respects with all applicable registration and listing requirements set forth in 21 U.S.C. sec. 360 and 21 C.F.R. Part 207 and all similar Legal Provisions.

            (d) Section 2.22(d) of the Company Disclosure Schedule sets forth a list of (i) Form 483s, (ii) Notices of Adverse Findings and (iii) warning letters or other correspondence from the FDA or state or foreign regulatory authorities in which the FDA or any such authority asserted that the operations of Company may not be in compliance with applicable Legal Provisions, orders, judgments or decrees, in each case received by Company from the FDA or any such authority since January 1, 1997 and the response of Company to the FDA or any such authority to such notices from the FDA or any such authority. True and complete copies of such Form 483s, Notices of Adverse Findings, letters and other correspondence and Company's responses have heretofore been made available to Parent. All manufacturing operations of Company have been and are being conducted in compliance in all material respects with the good manufacturing practice regulations set forth in 21 C.F.R. Parts 210 and 211 and similar state or foreign regulations.

            (e) Section 3.23(g) of the Company Disclosure Schedule sets forth Adverse Reaction Reports filed by the Company with the FDA or state or foreign regulatory authorities during the period commencing January 1, 1997.

            (f) Neither Company, nor any officer, employee or agent of Company has made an untrue statement of a material fact or fraudulent statement to the FDA or other Governmental Entity performing similar functions, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Entity performing similar functions, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, could reasonably be expected to provide a basis for the FDA or any other Governmental Entity performing similar functions to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities", set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy. Neither Company nor any officer, employee or agent of Company has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. sec. 335a(a) or any similar Legal Provision or authorized by 21 U.S.C. sec. 335a(b) or any similar Legal Provision.

      Section 2.23 Certain Business Practices. Neither Company nor, to the knowledge of Company, any director, officer, agent or employee of Company has
(i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

      Section 2.24 Brokers' and Finders' Fee. Except for Prudential Vector Healthcare Group, a unit of Prudential Securities Incorporated ("PVHG"), no broker, finder or investment banker is entitled to brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with the Merger, this Agreement or any transaction contemplated hereby. Company has provided a complete and correct copy of Company's agreement with PVHG to Parent.

      Section 2.25 Representations Complete. None of the representations or warranties made by Company herein or in any Schedule or Exhibit hereto, including the Company Disclosure Schedule, or certificate furnished by Company pursuant to this Agreement or any written statement furnished to Parent pursuant hereto or in connection with the transactions contemplated hereby, when all such documents are read together in their entirety, contains, or will contain at the Effective Time, any untrue statement of a material fact, or omits, or will omit at the Effective Time, to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading; provided, however, that it is understood that any financial projections delivered by Company represent only Company's best estimate under the circumstances of what it reasonably believes (although it is not aware of any fact or information that would lead it to believe that such projections are misleading in any material respect) and are based upon assumptions set forth in such projections that Company believes were reasonable as of the time such projections were made. Company does not make any other representation or warranty regarding such projections other than as set forth in this Section 2.25. There is no fact (other than matters of a general economic or political nature that do not affect Company uniquely) known to Company that has not been disclosed by Company to Parent that might reasonably be expected to have or result in a Material Adverse Effect on Company or adversely affect the ability of Company to conduct its business after the Closing as currently conducted and as currently proposed to be conducted.

                                   ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

      Parent and Merger Sub represent and warrant to Company that the statements contained in this Article III are true and correct, except as disclosed in a document of even date herewith and delivered by Parent to Company on the date hereof referring to the representations and warranties in this Agreement (the "Parent Disclosure Schedule"). The Parent Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article III, and the disclosure in any such numbered and lettered section of the Parent Disclosure Schedule shall qualify only the corresponding section in this Article III (except to the extent disclosure in any numbered and lettered section of the Parent Disclosure Schedule is specifically cross-referenced in another numbered and lettered section of the Parent Disclosure Schedule).

      Section 3.1 Organization, Standing and Power. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Parent. Parent has delivered a true and correct copy of the Certificate of Incorporation and Bylaws of Parent and Merger Sub, each as amended to date, to Company. Neither Parent nor Merger Sub is in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

      Section 3.2 Authority. Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This

Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and is subject to general principles of equity. The execution and delivery of this Agreement do not and the consummation of the transactions contemplated hereby will not, assuming compliance with the matters referred to in the next sentence, require any consent or other action by any Person under, or conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or result in the triggering of any payment or other obligation under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or result in the creation of any Lien in or upon any of the properties or assets of Parent or any of its Subsidiaries under, (i) any provision of the Certificate of Incorporation or Bylaws of Parent or any of its Subsidiaries, as amended, or
(ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or their properties or assets. No consent, approval, order or authorization of or registration, declaration or filing with any Governmental Entity is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger as provided in Section 1.2, (ii) filings required under Regulation D of the Securities Act, (iii) the filing of a Form 8-K with the Securities and Exchange Commission ("SEC") and National Association of Securities Dealers ("NASD"), (iv) any filings as may be required under applicable state securities laws and the securities laws of any foreign country, (v) such filings as may be required under the HSR Act, (vi) the filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Parent Common Stock issuable in the Merger and the Contingent Shares issuable pursuant to Section 1.12, (vii) filings required to perform its obligations under Section 5.15, (viii) the filing of a certificate of designations to create a series of preferred stock in accordance with Section 1.13, (ix) those that may be required solely by reason of Company's (as opposed to any third party's) participation in the transactions contemplated by this Agreement, and (x) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Parent and would not prevent, materially alter or delay any of the transactions contemplated by this Agreement.

      Section 3.3 SEC Documents; Financial Statements. Parent has made available to Company or its counsel through EDGAR a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement and other filing filed with the SEC by Parent since January 1, 2000, and, prior to the Effective Time, Parent will have made available to Company or its counsel through EDGAR true and complete copies of any additional documents filed with the SEC by Parent prior to the Effective Time (collectively, the "Parent SEC Documents"). In addition, Parent has made available to Company all exhibits to the Parent SEC Documents filed prior to the date hereof which are (i) requested by Company and (ii) are not available in complete form through EDGAR ("Requested Confidential Exhibits") and will promptly make available to Company all Requested Confidential Exhibits to any additional Parent SEC Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the Company SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect except those which have expired in accordance with their terms, and neither Parent nor any of its Subsidiaries is in default thereunder, except for any defaults which would not have a Material Adverse Effect on Parent. As of their respective filing dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Parent SEC Document prior to the date hereof. The financial statements of Parent, including the notes thereto, included in the Parent SEC Documents (the "Parent Financial Statements"), complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Qs, as permitted by Form 10-Q of the SEC). The Parent Financial Statements fairly present the consolidated financial condition and operating results of Parent and its Subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in Parent accounting policies except as described in the notes to the Parent Financial Statements and as required by Staff Accounting Bulletin 101.

      Section 3.4 Capital Structure. The authorized capital stock of Parent consists of 150,000,000 shares of common stock, $.01 par value, and 4,000,000 shares of Preferred Stock, $.01 par value. At the close of business on February 16, 2001, (i) 54,824,842 shares of Parent Common Stock were issued and outstanding, (ii) no shares of Preferred Stock were issued or outstanding and
(iii) 150,000 shares of Parent Preferred Stock were designated Series A Junior Participating Cumulative Preferred Stock and were reserved for issuance in connection with the rights (the "Parent Rights") issued pursuant to the Rights Agreement, dated as of October 7, 1998, by and between Parent and American Stock Transfer & Trust Company, as Rights Agent. There are no other outstanding shares of capital stock or voting securities of Parent other than shares of Parent Common Stock issued after February 16, 2001 pursuant to, or upon the exercise of options issued under, the Parent stock plans described in the Parent SEC Documents (the "Parent Stock Plans"). The authorized capital stock of Merger Sub consists of 100 shares of Common Stock, all of which are issued and outstanding and are held by Parent. All outstanding shares of Parent and Merger Sub have been duly authorized, validly issued, fully paid and are nonassessable. As of the close of business on February 16, 2001, Parent has reserved 10,568,726 shares of Parent Common Stock for issuance to employees, directors and independent contractors pursuant to the Parent Stock Plans, of which 7,035,269 shares are subject to outstanding, unexercised options (other than "options" deemed granted under Parent's employee stock purchase plan). Other than this Agreement and the Parent Stock Plans, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Parent or Merger Sub is a party or by which either of them is bound obligating Parent or Merger Sub to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Parent or Merger Sub or obligating Parent or Merger Sub to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. The shares of Parent Common Stock to be issued pursuant to the Merger and in payment of the Contingent Payments will be duly authorized, validly issued, fully paid and nonassessable.

      Section 3.5 Litigation. There is no Proceeding pending before any Governmental Entity, foreign or domestic, or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Parent. There is no judgment, decree or order against Parent or any of its Subsidiaries or, to the knowledge of Parent, any of their respective directors or officers (in their capacities as such) that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Parent.

      Section 3.6 Absence of Certain Changes. Since September 30, 2000, Parent has conducted its business in the ordinary course consistent with past practice, and there has not been: (i) any event, occurrence or development which, individually or in the aggregate, has had or reasonably would be expected to have a Material Adverse Effect on Parent; (ii) any change in accounting methods or practices by Parent or any revaluation by Parent of any of its assets; (iii) any material contract entered into by Parent, other than in the ordinary course of business and as provided to Company, or any material amendment or termination of, or default under, any material contract to which Parent is a party or by which it is bound; or (iv) any negotiation or agreement by Parent or any of its Subsidiaries to do any of the things described in the preceding clauses (i) through (iii) (other than negotiations with Company and its representatives regarding the transactions contemplated by this Agreement).

      Section 3.7 Absence of Undisclosed Liabilities. Parent has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the balance sheet included in Parent's Quarterly Report on Form 10-Q for the period ended September 30, 2000, (ii) those incurred in the ordinary course of business and not required to be set forth in the Parent's balance sheet under GAAP and
(iii) those incurred in the ordinary course of business since the September 30, 2000 and consistent with past practice.

      Section 3.8 Interim Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

      Section 3.9 Representations Complete. None of the representations or warranties made by Parent or Merger Sub herein or in any Schedule hereto, including the Parent Disclosure Schedule, or certificate furnished by Parent or Merger Sub pursuant to this Agreement, or the Parent SEC Documents, or any written statement furnished to Company pursuant hereto or in connection with the transactions contemplated hereby, when all such documents are read together in their entirety, contains, or will contain at the Effective Time, any untrue statement of a material fact or omits, or will omit at the Effective Time, to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading; provided, however, that for purposes of this representation, any document filed by Parent with the SEC after the date hereof that provides information inconsistent with or in addition to any other written statement furnished to Company in connection with the transactions contemplated hereby, shall be deemed to supersede any other document or written statement furnished to Company with respect to such inconsistent or additional information; and provided further that it is understood that any financial projections delivered by Parent represent only Parent's best estimate under the circumstances of what it reasonably believes (although it is not aware of any fact or information that would lead it to believe that such projections are misleading in any material respect) and are based upon assumptions set forth in such projections that Parent believes were reasonable as of the time such projections were made. Parent does not make any other representation or warranty regarding such projections other than as set forth in this Section 3.9.

                                   ARTICLE IV
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

      Section 4.1 Conduct of Business of Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Company agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by Parent), to carry on its business in the usual regular and ordinary course in substantially the same manner as heretofore conducted, and in compliance in all material respects with all applicable Legal Provisions, to pay or perform its obligations when due and to use all reasonable efforts to preserve intact its present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the foregoing, except as expressly contemplated by this Agreement or the Company Disclosure Schedule, Company shall not do, cause or permit any of the following, without the prior written consent of Parent:

            (a) Charter Documents. Cause or permit any amendments to its Articles of Incorporation or Bylaws;

            (b) Dividends; Changes in Capital Stock. (i) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock, (iii) issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or (iv) adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Company;

            (c) Stock Option Plans, Etc. Accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans;

            (d) Material Contracts. Enter into any contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its contracts, other than in the ordinary course of business consistent with past practice;

            (e) Issuance of Securities. Issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into or exchangeable for, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible or exchangeable securities other than the issuance of shares of Company Common Stock pursuant to the exercise of stock options, warrants or other rights therefore outstanding as of the date of this Agreement; provided, however, that Company may, in the ordinary course of business consistent with past practice, grant options for the purchase of Company Common Stock under the Company Stock Option Plan;

            (f) Intellectual Property. Transfer to any Person any rights to its Intellectual Property other than in the ordinary course of business consistent with past practice;

            (g) Exclusive Rights. Enter into or amend any agreements pursuant to which any other party is granted marketing or other rights of any type or scope with respect to any of Company Products or Company Intellectual Property;

            (h) Dispositions. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets except in the ordinary course of business consistent with past practice;

            (i) Indebtedness. Incur any indebtedness for borrowed money or guarantee any such indebtedness, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Company, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing;

            (j) Agreements. Enter into, terminate or amend, in a manner which will adversely affect the business of Company, (i) any agreement involving an obligation to pay or the right to receive $10,000 or more, (ii) any agreement relating to the license, transfer or other disposition or acquisition of Intellectual Property rights or rights to market or sell Company Products or (iii) any other agreement which is material to the business or prospects of Company or would be required to be disclosed pursuant to Section 2.13 hereunder;

            (k) Payment of Obligations. Pay, discharge or satisfy, in an amount in excess of $25,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Financial Statements;

            (l) Capital Expenditures. Make any capital expenditures, capital additions or capital improvements other than as expressly set forth in Company's capital expenditure budget previously delivered to Parent;

            (m) Insurance. Materially reduce the amount of any insurance coverage provided by existing insurance policies;

            (n) Termination or Waiver. Terminate or waive any right of substantial value, other than in the ordinary course of business;

            (o) Employee Benefit Plans; New Hires; Pay Increase. Amend any Company Employee Plan except to the extent required by applicable law, adopt any plan, contract or arrangement that would constitute a Company Employee Plan, take any action to fund or in any other way secure the payment of compensation or benefits under any Company Employee Plan, hire any new officer level employee, pay any special bonus, special remuneration or special noncash benefit (except payments and benefits made pursuant to written agreements outstanding on the date hereof), or increase the benefits, salaries or wage rates of its employees except in the ordinary course of business consistent with past practice;

            (p) Severance Arrangements. (i) Grant any severance or termination pay or benefits (A) to any current or former director or officer or (B) to any other employee except payments made pursuant to written agreements outstanding on the date hereof and disclosed on the Company Disclosure Schedule, or (ii) increase in any manner the severance or termination pay of any current or former director, officer or employee;

            (q) Lawsuits. Commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Parent prior to the filing of such a suit, or (iii) for a breach of this Agreement;

            (r) Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, make any investment in any other Person or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business;

            (s) Taxes. Make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any amendment to a Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any material claim or assessment in respect of Taxes;

            (t) Regulatory Matters. Except as required by a Governmental Entity, make any material amendment to any NDA, Supplemental NDA or their foreign equivalents, or except as reasonably required due to medical or regulatory considerations, as required by a Governmental Entity, suspend, terminate or otherwise discontinue any planned or ongoing research and development activities, programs, clinical trials or other such activities;

            (u) Accounting Matters. Except as required by GAAP, (i) make any change in accounting methods, practices or principles or (ii) accelerate any income, postpone any expense or reverse any reserve, except on a basis consistent with past practice;

            (v) Revaluation. Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or

            (w) Other. Agree or commit to take any of the actions described in Sections 4.1(a) through (v) above, or take or agree or commit to take any action that would (i) make any representation and warranty of Company hereunder inaccurate in any respect at, or as of any time prior to, the Effective Time (or, in the case of representations and warranties that are not qualified by reference to the term "Material Adverse Effect" and/or taken as a whole, or derivatives or variations of such terms, inaccurate in any material respect at, or as of any time prior to, the Effective
      Time) or (ii) that would reasonably be expected to prevent, impair or materially delay the ability of Company or Parent to consummate the transactions contemplated by this Agreement.

      Without limiting the generality of the foregoing, Company shall deliver to Parent a copy of any income or franchise Tax Return required to be filed by Company prior to the Effective Time no later than thirty (30) days prior to the due date for the filing thereof, which returns shall be prepared in a manner consistent with prior practice unless otherwise required by applicable Legal Provisions. Parent shall be entitled to review and comment on any such Tax Returns prior to the due date for filing, and Company shall make any changes to such Tax Returns reasonably requested by Parent.

      Section 4.2 No Solicitation.

            (a) From and after the date of this Agreement until the Effective Time, Company shall not, directly or indirectly through any officer, director, employee, representative or agent of Company or otherwise, (i) solicit, initiate or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, any offer or proposal for, or any indication of interest in, (A) a merger or other business combination involving Company, (B) the acquisition of any equity interest in, or a substantial portion of the assets of, Company or (C) any similar transaction the effect of which would be reasonably likely to prohibit, restrict or delay consummation of the Merger or which would be reasonably be expected to materially dilute the benefits to Parent of the transactions contemplated hereby (any of the foregoing being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage or participate in negotiations or discussions concerning, or provide any non-public information to any Person or entity relating to, any Acquisition Proposal, or
(iii) agree to, enter into, accept, approve or recommend any Acquisition Proposal. Company represents and warrants that it has the legal right to terminate any pending discussions or negotiations relating to an Acquisition Proposal without payment of any fee or other penalty. Company will, and will cause the other Persons listed in the first sentence of this Section

4.2 to, immediately cease and cause to be terminated all discussions and negotiations, if any, that have taken place prior to the date hereof with any parties with respect to any Acquisition Proposal and, to the extent within its power, to recover or cause to be destroyed all information concerning the Company in the possession of such Persons and their affiliates, representatives and advisors. Without limiting the generality of the foregoing, the parties hereto understand and agree that any violation of the restrictions of this
Section 4.2 by any officer, director, employee, investment banker, consultant or other agent of the Company shall be deemed to be a breach of this Section 4.2 by Company.

            (b) Company shall notify Parent immediately (and no later than 24 hours) after receipt by Company (or its advisors) of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal or for access to the properties, books or records of Company by any Person or entity that informs Company that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

      Section 5.1 Preparation of Solicitation Statement.

            (a) As soon as practicable after the execution of this Agreement, Company shall prepare, with the cooperation of Parent, a solicitation statement (the "Solicitation Statement") for the solicitation of approval of Company Shareholders describing this Agreement and the transactions contemplated hereby and thereby. Parent shall provide such information about Parent as Company shall reasonably request. The information supplied by Company for inclusion in the Solicitation Statement to be sent to Company Shareholders shall not, on the date the Solicitation Statement is first mailed to Company Shareholders or at the Effective Time, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication which has become false or misleading. Notwithstanding the foregoing, Company makes no representation, warranty or covenant with respect to any information supplied by Parent or Merger Sub which is contained in the Solicitation Statement. The information supplied by Parent for inclusion in the Solicitation Statement shall not, on the date the Solicitation Statement is first mailed to Company Shareholders, nor at the Effective Time, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which it is made, not false or misleading or omit to state any material fact necessary to correct any statement in any earlier communication which has become false or misleading. Notwithstanding the foregoing, Parent and Merger Sub make no representation, warranty or covenant with respect to any information supplied by Company which is contained in the Solicitation Statement. The Solicitation Statement shall comply in all material respects with the requirements of California Law.

            (b) The Solicitation Statement shall constitute a disclosure document for the offer and issuance of shares of Parent Common Stock to be received by the holders of Company Capital Stock in the Merger. Parent and Company shall each use reasonable commercial efforts to cause the Solicitation Statement to comply with applicable federal and state securities laws requirements. Each of Parent and Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Solicitation Statement or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Solicitation Statement. Company will promptly advise Parent, and

Parent will promptly advise Company, in writing if at any time prior to the Effective Time either Company or Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Solicitation Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Solicitation Statement shall contain the recommendation of the Board of Directors of Company that the Company Shareholders approve the Merger and this Agreement and the conclusion of the Board of Directors of Company that the terms and conditions of the Merger are fair to and in the best interests of Company Shareholders. Anything to the contrary contained herein notwithstanding, Company shall not include in the Solicitation Statement any information with respect to Parent or its affiliates or associates, the form and content of which information shall not have been approved by Parent prior to such inclusion.

      Section 5.2 Approval of Company Shareholders. Company shall promptly after the date hereof take all action necessary in accordance with California Law and its Articles of Incorporation and Bylaws to convene a meeting of Company Shareholders to obtain the written consent of Company Shareholders approving the Merger as soon as practicable. Subject to Section 5.1, Company shall use its reasonable best efforts to solicit from all Company Shareholders written consents in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of Company Shareholders required to effect the Merger.

      Section 5.3 Sale of Shares Pursuant to Regulation D. The parties hereto acknowledge and agree that the shares of Parent Common Stock issuable to Company Shareholders pursuant to Sections 1.6, 1.12 and 1.13 hereof shall constitute "restricted securities" under the Securities Act. The certificates of Parent Common Stock shall bear the legends set forth in Section 1.6(h). It is acknowledged and understood that Parent is relying on certain written representations made by each Company Shareholder. Company will use its reasonable best efforts to cause each Company Shareholder to execute and deliver to Parent an Investor Representation Statement in the form attached hereto as
Exhibit 5.3 (the "Investor Representation Statement").

      Section 5.4 Access to Information.

            (a) Each party shall afford the other party and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of such party's properties, contracts, commitments, books and records and (ii) all other information concerning the business, properties and personnel of such party and its Subsidiaries as the other party may reasonably request.

            (b) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Parent and Company shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

            (c) No information or knowledge obtained in any investigation pursuant to this Section 5.4 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

      Section 5.5 Confidentiality. The parties acknowledge that Parent and Company have previously executed a non-disclosure agreement dated September 28, 2000 (the "Confidentiality Agreement"), which Confidentiality Agreement is hereby incorporated herein by reference and shall continue in full force and effect in accordance with its terms.

      Section 5.6 Public Disclosure. Unless otherwise permitted by this Agreement, Parent and Company shall consult with each other before issuing any press release or otherwise making any public statement (including any broadly issued statement or announcement to Company employees) or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by Legal Provisions or by obligations pursuant to any listing agreement with any national securities exchange or with the NASD.

      Section 5.7 Reasonable Best Efforts.

            (a) Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts in good faith to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Legal Provisions to consummate the Merger and the other transactions contemplated by this Agreement, including using reasonable best efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions to Closing to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or Proceeding by, any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties (provided that if obtaining any such consent, approval or waiver would require any action other than the payment of a nominal amount, such action shall be subject to the consent of Parent, not to be unreasonably withheld), (iv) the defending of any Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Company shall give Parent the opportunity to participate, on an advisory basis, in the defense of any shareholder litigation against Company and/or its directors relating to the transactions contemplated by this Agreement. Each party shall also refrain from taking, directly or indirectly, any action contrary or inconsistent with the provisions of this Agreement, including action that would impair such party's ability to consummate the Merger and the other transactions contemplated hereby.

            (b) In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act and any other applicable Antitrust Law with respect to the transactions contemplated hereby as promptly as practicable after the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act or any other applicable Antitrust Law and to take all other actions reasonably necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act and any other applicable Antitrust Law as soon as practicable. For purposes of this Agreement, "Antitrust Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign, if any, Legal Provisions that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

            (c) Each of Parent and Company shall, in connection with the efforts referenced in Section 5.7(b) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other applicable Antitrust Law, use its reasonable best efforts to
(i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) keep the other party informed in all material respects of any material communication received by such party from, or given by such party to, the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "DOJ") or any other Governmental Entity and of any material communication received or given in connection with any Proceeding by a private party, in each case regarding any of the transactions contemplated hereby; and (iii) unless prohibited by applicable law, permit the other party to review any material communication given by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any such other Governmental Entity or, in connection with any Proceeding by a private party, with any other Person, and to the extent permitted by the FTC, the DOJ or such other applicable Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences.

            (d) Notwithstanding anything to the contrary contained in this Agreement, Parent shall not have any obligation under this Agreement: (i) to dispose or transfer, or cause any of its Subsidiaries to dispose of or transfer, any assets, or to commit to cause Company to dispose of any assets; (ii) to discontinue or to cause any of its Subsidiaries to discontinue offering any product or service, or to commit to cause Company to discontinue offering any product or service; (iii) to license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available, to any Person, any technology or other Intellectual Property, or to commit to cause Company to license or otherwise make available to any Person any technology or other Intellectual Property; (iv) to hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Closing
Date), or to commit to cause Company to hold separate any assets or operations; or (v) to make or cause any of its Subsidiaries to make any commitment (to any Governmental Entity or otherwise) regarding its future operations or the future operations of Company.

            (e) Without limiting the generality of this Section 5.7, Parent and Company shall together, or pursuant to an allocation of responsibility to be agreed between them, coordinate and cooperate (i) in connection with the preparation of the Solicitation Statement, (ii) in determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement, and (iii) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Solicitation Statement and seeking timely to obtain any such actions, consents, approvals or waivers.

      Section 5.8 Notice of Certain Events.

            (a) Company and Parent shall promptly notify each other of:

                  (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                  (ii) any notice or other communication from any Governmental
            Entity in connection with the transactions contemplated by this Agreement;

                  (iii) any Proceedings commenced or, to its knowledge,
            threatened against, relating to or involving or otherwise affecting it which relate to the consummation of the transactions contemplated by this Agreement;

                  (iv) any event or occurrence not in the ordinary course of business of its business or which could reasonably be expected to have a Material Adverse Effect;

                  (v) its obtaining knowledge of the occurrence, or failure to occur, of any event which occurrence or failure to occur will be likely to cause (A) any representation or warranty made by it (and, in the case of Parent, made by Merger Sub) contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation of warranty that is not so qualified becoming untrue or inaccurate in any material respect, (B) the failure of it (and, in the case of Parent, by Merger Sub) to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement and (C) any fact or development which would result in the failure of any condition hereto not to be satisfied;

                  (vi) the failure by it to perform, or comply with, in any
            material respect any of its obligations, covenants, or agreements contained in this Agreement; or

                  (vii) Company obtaining knowledge of a material breach by
            Parent, or Parent obtaining knowledge of a material breach by Company, of their respective representations, warranties or covenants hereunder of which the breaching party has not already given notice pursuant to clauses (v) or (vi) above.

            (b) Company shall promptly notify Parent of any notice of, or other communications relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it subsequent to the date of this Agreement, under any Company Agreement.

            (c) No notification under this Section 5.8 shall affect the representations, warranties or obligations of the parties or the conditions to the obligations of the parties hereunder, or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

      Section 5.9 Cancellation of Company Options and Warrants.

            (a) Company agrees to use its reasonable best efforts to obtain, prior to the Closing Date, a binding written agreement, reasonably acceptable to Parent, from each holder of Company Options whereby such holder agrees that if the Company Option(s) held by such holder have not been exercised prior to the Closing Date, then such Company Options shall not be exercised on or after the Closing Date and shall be cancelled as of the Effective Time.

            (b) Company agrees to use its reasonable best efforts to obtain, prior to the Closing Date, a binding written agreement, reasonably acceptable to Parent, from each holder of Company Warrants whereby such holder agrees that if the Company Warrant(s) held by such holder have not been exercised prior to the Closing Date, then such Company Warrants shall not be exercised on or after the Closing Date and shall be cancelled as of the Effective Time.

      Section 5.10 Blue Sky Laws. Parent shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Parent Common Stock in connection with the Merger. Company shall use its commercially reasonable efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock in connection with the Merger.

      Section 5.11 Nonaccredited Shareholders. Prior to the Closing, Company shall not take any action, including the granting of employee stock options, that would cause the number of Company Shareholders who are not "accredited investors" pursuant to Regulation D promulgated under the Securities Act to increase to more than 35 during the term of this Agreement.

      Section 5.12 Listing of Additional Shares. Prior to the Effective Time, Parent shall file with the Nasdaq National Market a Notification Form for Listing of Additional Shares with respect to the shares of Parent Common Stock issuable in the Merger.

      Section 5.13 Employees. Company will use reasonable commercial efforts in consultation with Parent to retain existing employees of Company through the Effective Time and following the Merger. Company shall use its reasonable efforts (i) to cause each of such employees set forth in Schedule 5.13(a) to execute an Offer Letter in the form attached hereto as Exhibit 5.13(a), and (ii) to cause each Person set forth on Schedule 5.13(b) to execute a Non-Competition and Non-Solicitation Agreement in the form set forth as Exhibit 5.13(b).

      Section 5.14 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, except that each of Parent and Company shall bear one-half of the filing fees under the HSR Act; and provided further that any out-of-pocket expenses incurred by Company in excess of $800,000 in connection with the transactions contemplated hereby, including without limitation fees and expenses of legal counsel, financial advisors and accountants, if any, shall remain an obligation of Company's Shareholders, except that the fees owed to Company's financial advisor in respect of the Contingent Payment, which fees are described in Section 5.14 of the Company Disclosure Schedule, shall be paid by the Surviving Corporation. If Parent or Company receives any invoices for amounts in excess of said amounts, it may pay such fees; provided, however, that such payment shall, if not promptly reimbursed by Company Shareholders at Parent's request, constitute "Damages" recoverable under the Escrow Agreement and such Damages shall not be subject to the escrow threshold set forth in Section 8.2(d) and, to the extent not otherwise recoverable under the Escrow Agreement, may be offset against any Contingent Payments.

      Section 5.15 Registration of Shares of Parent Common Stock Issued in the Merger.

            (a) Parent shall use its reasonable commercial efforts to cause the shares of Parent Common Stock issued in the Merger (including Escrow Shares) and any shares of Parent Common Stock issued in payment of the Contingent Payments (the "Contingent Shares" and, together with the shares of Parent Common Stock issued in the Merger, the "Registrable Securities") to be registered under the Securities Act so as to permit the resale thereof, and in connection therewith shall use its reasonable commercial efforts to prepare and file a registration statement under the Securities Act (the "Registration Statement") with the SEC as soon as practicable after the Effective Time, in the case of the shares issued in the Merger, and, in the case of Contingent Shares, as soon as practicable after the issuance thereof, and shall use its reasonable commercial efforts to cause the Registration Statement to become effective as soon as possible after the filing thereof; provided, however, that each holder of Registrable Securities ("Holder") shall provide all such information and materials to Parent and take all such action as may be required in order to permit Parent to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such Registration Statement. Such provision of information and materials is a condition precedent to the obligations of Parent pursuant to this Section 5.15. The offering made pursuant to such registration shall not be underwritten.

            (b) Parent shall (i) prepare and file with the SEC the Registration Statement in accordance with Section 5.15(a) hereof with respect to the shares of Registrable Securities and shall use all reasonable commercial efforts to cause the Registration Statement to remain effective for a period ending on the first to occur of (A) the date all of the shares registered thereunder and not previously sold by the Holders may be sold under Rule 144 in one three-month period (assuming compliance by the Holders with the provisions thereof) or (B) two (2) years after the Effective Time; (ii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in the Registration Statement until the termination of effectiveness of the Registration Statement; and (iii) furnish to each Holder such number of copies of any prospectus (including any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while Parent shall be required under the provisions hereof to cause the Registration Statement to remain current.

            (c) Notwithstanding any other provision of this Section 5.15, Parent shall have the right at any time to require that all Holders suspend further open market offers and sales of Registrable Securities whenever, and for so long as, in the reasonable judgment of Parent in good faith after consultation with counsel, there is in existence material undisclosed information or events with respect to Parent (the "Suspension Right"). In the event Parent exercises the Suspension Right, such suspension will continue for the period of time reasonably necessary for disclosure to occur at a time that is not materially detrimental to Parent or until such time as the information or event is no longer material, each as determined in good faith by Parent after consultation with counsel, but in no event shall any single suspension continue for more than 120 consecutive days. Parent will promptly give the Shareholders' Agent notice, in a writing signed by an executive officer of Parent of any such suspension (the "Suspension Notice"). Parent agrees to notify the Shareholders' Agent promptly upon termination of the suspension (the "Resumption Notice"). Upon receipt of either a Suspension Notice or Resumption Notice, the Shareholders' Agent shall immediately notify each Holder concerning the status of the Registration Statement. In addition, each Holder shall agree in the Investor Representation Statement that if such Holder intends to sell Registrable Securities pursuant to the Registration Statement, such Holder will give at least three (3) business days' prior written notice to Parent of any such proposed sale of Registrable Securities pursuant to the Registration Statement (which notice may cover sales to be made within a ten (10) business day period following the date of Parent's response) and not to make such sale (i) unless such three (3) business days elapse without response from Parent, or (ii) in the event Parent responds by stating that an amendment to the Registration Statement or supplement to the prospectus must be filed in order to cause the prospectus included in such Registration Statement, as then in effect, not to include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, until Parent notifies the Holder that the Registration Statement has been amended or the prospectus supplemented as required, which Parent shall do as soon as reasonably practicable subject to the first two sentences of this Section 5.15(c). Parent shall use commercially reasonable efforts to respond to Holder as soon as reasonably practicable after receiving such notice of proposed sale. No prior notice of sale shall be required to the extent such Holder is selling Registrable Securities other than pursuant to the Registration Statement. For purposes of this Section 5.15(c),
(i) the term "business day" means any day that the Nasdaq National Market is open for trading and (ii) in determining the three (3) business day prior notice requirement, such period shall commence on the business day the notice is received by Parent if such notice is received by Parent by 12:00 noon New York City time or on the next business day if received by Parent after such time.

            (d) Parent shall pay all of the out-of-pocket expenses, other than underwriting discounts and commissions and fees and expenses of counsel for the Holders, if any, incurred in connection with any registration of Registrable Securities pursuant to this Section 5.15, including, without


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

limitation, all registration and filing fees, printing expenses, transfer agents' and registrars' fees and the fees and disbursements of Parent's outside counsel and independent accountants.

            (e) To the fullest extent permitted by law, the Parent will indemnify, defend, protect and hold harmless each selling Holder, each underwriter of Parent Common Stock being sold by such Holders pursuant to this
Section 5.15, each Person, if any, who controls any such Holder or underwriter within the meaning of the Securities Act or the Exchange Act and their respective affiliates, officers, directors, partners, successors and assigns (each a "Holder Indemnitee") against all actions, claims, losses, damages, liabilities and expenses to which they or any of them become subject under the Securities Act, the Exchange Act or under any other statute or at common law or otherwise and, except as hereinafter provided, will promptly reimburse each such Holder Indemnitee for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of material fact in any Registration Statement and any prospectus filed pursuant to Section 5.15 or any post-effective amendment thereto or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation by the Parent of any rule or regulation promulgated under the Securities Act, the Exchange Act or any Legal Provision applicable to the Parent and relating to action or inaction required of the Parent in connection with such registration; provided, however, that the Parent shall not be liable to any such Holder Indemnitee in respect of any claims, losses, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement, or omission or alleged omission, made in reliance upon and in conformity with information furnished in writing to the Parent by such Holder Indemnitee specifically for use in connection with such registration statement and prospectus or post-effective amendment.

            (f) To the fullest extent permitted by law, each selling Holder of Registrable Securities registered in accordance with Section 5.15 will indemnify the Parent, each Person, if any, who controls the Parent within the meaning of the Securities Act or the Exchange Act, each underwriter of Parent Common Stock and their respective affiliates, officers, directors, partners, successors and assigns (each a "Parent Indemnitee") against any actions, claims, losses, damages, liabilities and expenses to which they or any of them may become subject under the Securities Act, the Exchange Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will promptly reimburse each Parent Indemnitee for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact in any Registration Statement and any prospectus filed pursuant to Section 5.15 or any post-effective amendment thereto, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Parent by such Holder specifically for use in connection with such registration statement, prospectus or post-effective amendment; provided, however, that the obligations of each such selling Holder hereunder shall be limited to an amount equal to the proceeds to such Holder from the sale of such Holder's Registrable Securities as contemplated herein.

            (g) Each Person entitled to indemnification under this Section 5.15 (a "Registration Indemnified Person") shall give notice to the party required to provide indemnification (the "Registration Indemnifying Person") promptly after such Registration Indemnified Person has actual knowledge of any claim as to which indemnity may be sought and shall permit the Registration Indemnifying Person to assume the defense of any such claim and any litigation resulting therefrom, provided that counsel for the Registration Indemnifying Person who conducts the defense of such claim or any litigation resulting therefrom shall be approved by the Registration Indemnified Person (whose approval shall not unreasonably be withheld), and the Registration Indemnified Person may participate in such defense at such party's expense (unless the Registration Indemnified Person has reasonably concluded that there may be a conflict of interest between the Registration Indemnifying Person and the Registration Indemnified Person in such action, in which case the fees and expenses of one counsel for such Registration Indemnified Person(s) shall be at the expense of the Registration Indemnifying Person), and provided further that the failure of any Registration Indemnified Person to give notice as provided herein shall not relieve the Registration Indemnifying Person of its obligations under this Section 5.15 except to the extent the Registration Indemnifying Person is materially prejudiced thereby. No Registration Indemnifying Person, in the defense of any such claim or litigation, shall (except with the consent of each Registration Indemnified Person) consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Registration Indemnified Person of a release from all liability in respect to such claim or litigation. Each Registration Indemnified Person shall furnish such information regarding itself or the claim in question as a Registration Indemnifying Person may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

            (h) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which the Parent or any Holder makes a claim for indemnification pursuant to this Section 5.15 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding that this Section 5.15 provides for indemnification, in such case, then the Parent and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Parent on the one hand and of the Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations or, if the allocation provided herein is not permitted by applicable law, in such proportion as shall be permitted by applicable law and reflect as nearly as possible the allocation provided herein. The relative fault of the Parent on the one hand and of the Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Parent on the one hand or by the Holder on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in any such case (i) no Holder will be required to contribute any amount in excess of the proceeds received by such Holder from the sale of Registrable Securities pursuant to the Registration Statement; and (ii) no Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act will be entitled to contribution from any Person or entity who was not guilty of such fraudulent misrepresentation.

      Section 5.16 Indemnification and Insurance.

            (a) The Company shall, and from and after the Effective Time, the Surviving Corporation (the Company and the Surviving Corporation being referred to in this Section 5.16 as the "Indemnifying Party") shall, indemnify, defend and hold harmless each Person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer, director or employee of Company (the "Indemnified Party") against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the Indemnifying Party (which approval shall not be unreasonably withheld) of or in connection with any Proceeding based in whole or in part on or arising in whole or in part out of the fact that such Person is or was a director, officer or employee of Company, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time,


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

including, without limitation, all losses, claims, damages, costs, expenses, liabilities or judgments based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent a corporation is permitted under applicable law to indemnify its own directors, officers and employees, as the case may be. Any Indemnified Party wishing to claim indemnification under this
Section 5.16(a) shall promptly notify the Indemnifying Party upon learning of any such Proceeding, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not materially prejudice the Indemnifying Party. The Indemnifying Party may, at its own expense: (i) participate in the defense of any Proceeding; or (ii) at any time during the course of any such Proceeding, assume the defense thereof, unless the Indemnified Parties (or any of them) determine in good faith (after consultation with legal counsel) that there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of the Indemnifying Party and any of such Indemnified Parties, provided that the Indemnifying Party's counsel shall be reasonably satisfactory to the Indemnified Parties. If the Indemnifying Party assumes such defense, the Indemnified Parties shall have the right (but not the obligation) to participate in the defense thereof and to employ counsel, at their own expense, separate from the counsel employed by the Indemnifying Party. Whether or not the Indemnifying Party chooses to assume the defense of any such claim, suit, action or proceeding, the Indemnifying Party and Parent shall cooperate in the defense thereof. If the Indemnifying Party fails to so assume the defense thereof, the Indemnified Parties may retain counsel reasonably satisfactory to the Indemnifying Party and the Indemnifying Party shall pay the reasonable fees and expenses of such counsel promptly after statements therefor are received; provided that the Indemnified Parties on whose behalf expenses are advanced provide any undertaking contemplated by Section 317(f) of the California Law in the case of a claim prior to the Effective Time and by Section 145(e) of the Delaware Law in the case of a claim after the Effective Time. Neither Parent nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm (in addition to local counsel) to represent them with respect to a single action unless any Indemnified Party determines in good faith (after consultation with legal counsel) that there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

            (b) From and after the Effective Time, the Surviving Corporation will fulfill, assume and honor in all respects the obligations of Company pursuant to Company's Articles of Incorporation and any indemnification agreement between Company and any of Company's directors and officers existing and in force as of the Effective Time.

            (c) The obligations of Parent and the Surviving Corporation under this Section 5.16 are subject to the conditions that each Indemnified Party shall comply with the reasonable requests of the Indemnifying Party and Parent in defending or settling any action hereunder and that any Indemnified Party shall approve any proposed settlement of any such action if (i) such settlement involves no finding or admission of any liability by any Indemnified Party and
(ii) the sole relief provided in connection with such settlement is monetary damages that are paid in full by the Indemnifying Party.

            (d) If the Surviving Corporation does not have sufficient capital to comply with its obligations under Section 5.16, Parent shall provide the Surviving Corporation with such capital.

            (e) Notwithstanding anything herein to the contrary, no Indemnified Party (including without limitation any Company Indemnified Person) shall be entitled to make any claim for indemnification against Parent, the Surviving Corporation or any of their respective Affiliates by reason of the fact that it, he or she was a shareholder, director, officer, employee or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement or otherwise) with respect to any action, suit, proceeding, complaint, claim or demand brought by any Parent Indemnified Person against such Indemnified Party (whether such action, suit, proceeding, complaint, claim or demand is pursuant to this Agreement, applicable law or otherwise).

      Section 5.17 Conversion of Company Preferred Stock. Company shall use its reasonable best efforts to ensure that all outstanding Company Preferred Stock shall have been converted into Company Common Stock in accordance with the Articles of Incorporation of Company.

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

      Section 6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

            (a) Shareholder Approval. This Agreement and the Merger shall be approved and adopted by the Company Shareholders by the requisite vote under California Law and the Company's Articles of Incorporation.

            (b) No Injunctions or Restraints: Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be and remain in effect, nor shall any Proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking any of the foregoing be pending, which would have a Material Adverse Effect on either Parent or on Parent combined with the Surviving Corporation after the Effective Time, nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

            (c) Governmental Approval. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired. Parent, Company and Merger Sub and their respective Subsidiaries shall have timely obtained from each Governmental Entity all other approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act and under state securities or "blue sky" laws, other than filings and approvals relating to the Merger or affecting Parent's ownership of Company or any of its properties if failure to obtain such approval, waiver or consent would not have a Material Adverse Effect on Parent after the Effective Time.

      Section 6.2 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Parent:

            (a) Accuracy of Representations and Warranties. Each of the representations and warranties of Company in this Agreement that is expressly qualified by a reference to materiality shall be true and correct in all respects as so qualified, and each of the representations and warranties of Company in this Agreement that is not so qualified shall be true and correct in all material respects, each as of the date when made and at and as of the Closing, except for such changes as are permitted by this Agreement and except to the extent a representation or warranty speaks only as of an earlier date, which shall be true and correct as of such date.

            (b) Performance of Obligations. Company shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing.

            (c) Certificate of Officers. Parent and Merger Sub shall have received a certificate executed on behalf of Company by the chief executive officer and chief financial officer of Company certifying that the conditions set forth in Section 6.2(a), (b) and (g) have been satisfied.

            (d) Third Party Consents. All consents or approvals of non-Governmental Entities required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect, except where the failure to obtain such consents or approvals individually or in the aggregate would not have a Material Adverse Effect on Company.

            (e) No Governmental Litigation. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity, and neither Parent nor Company shall have received any communication from any Governmental Entity in which such Governmental Entity indicates the probability of commencing any Proceeding or taking any other action, (i) challenging the acquisition by Parent or Merger Sub of any shares of Company Common Stock, seeking to restrain or prohibit the consummation of the Merger, or seeking to place limitations on the ownership of shares of Company Common Stock (or shares of common stock of the Surviving Corporation) by Parent or Merger Sub or seeking to obtain from Company, Parent or Merger Sub any damages that are material in relation to Company,
      (ii) seeking to prohibit or materially limit the ownership or operation by Company, Parent or any of Parent's Subsidiaries of any material portion of any business or of any assets of Company, Parent or any of Parent's Subsidiaries, or to compel Company, Parent or any of Parent's Subsidiaries to divest or hold separate any material portion of any business or of any assets of Company, Parent or any of Parent's Subsidiaries, as a result of the Merger or (iii) seeking to prohibit Parent or any of its Subsidiaries from effectively controlling in any material respect the business or operations of Company.

            (f) Escrow Agreement. Parent, Merger Sub, Company, Escrow Agent and the Shareholders' Agent shall have entered into the Escrow Agreement contemplated by Article VIII in substantially the form attached hereto as
      Exhibit 6.2(f) (the "Escrow Agreement").

            (g) No Material Adverse Change. No event, occurrence or development shall have occurred since the date of this Agreement and be continuing which has had or would be reasonably likely to result in any change, effect, event, occurrence or state of facts (or any development that has had or is reasonably likely to have any change or effect) that, individually or in the aggregate, has had or would have a Material Adverse Effect on Company.

            (h) Investor Representation Statement; Number of Shareholders. Each of the Company's shareholders shall have delivered to Parent a signed Investor Representation Statement and each such Statement shall be in full force and effect, and there shall be no more than thirty-five (35) Company Shareholders who are (i) U.S. persons as defined under Regulation

      S under the Securities Act ("U.S. Person") and (ii) not "accredited investors" as defined in Rule 501 under the Securities Act.

            (i) Purchaser Representative. There shall be a Purchaser Representative (as defined in Regulation D under the Securities Act), reasonably satisfactory to Parent, representing each holder of Company Capital Stock who is a U.S. Person and not an "accredited investor" as defined in Rule 501 under the Securities Act, and such Purchaser Representative shall have executed and delivered documentation reasonably satisfactory to Parent.

            (j) Offer Letters and Non-Competition and Non-Solicitation Agreements. The employees of Company set forth on Schedule 5.13(a) shall have accepted employment with Merger Sub pursuant to the terms of an offer letter substantially in the form attached hereto as Exhibit 5.13(a), and shall have entered into Non-Competition and Non-Solicitation Agreements substantially in the form attached as Exhibit 5.13(b).

            (k) Dissenters' Rights. Not more than five percent (5%) of the Company Capital Stock Outstanding immediately prior to the Effective Time shall be eligible as Dissenters' Shares.

            (l) Conversion of Preferred Stock. All shares of Company Preferred Stock shall have converted into Company Common Stock in accordance with Company's Articles of Incorporation prior to the Effective Time.

            (m) Options and Warrants. All Company Options and Company Warrants outstanding on the Closing Date shall be cancelled as provided in Section 5.9.

            (n) Opinion. Counsel for Company shall have delivered to Parent an opinion in substantially the form attached hereto as Exhibit 6.2(n).

            (o) Lockup Agreements. Each Company Shareholder who will receive shares of Parent Common Stock at the Effective Time having a value (based on the Average Closing Price) of $50,000 or more shall have entered into a "lock-up" agreement in substantially the form attached hereto as Exhibit 6.2(o).

            (p) Waiver of Severance Payment. Andrew Barnes shall have executed such documentation as Parent may reasonably request to evidence the waiver of payments in the nature of compensation as specified in Section 280G of the Code and the proposed regulations thereunder (such as severance payments, the acceleration of the vesting of options, the lapse of repurchase rights with respect to shares of restricted stock and forgiveness of promissory notes) to the extent the approval by Company Shareholders necessary to exempt such payments and transactions from the provisions of Section 280G of the Code is not obtained.

      Section 6.3 Additional Conditions to Obligations of Company. The obligations of Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Company:

            (a) Accuracy of Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub in this Agreement that is expressly qualified by a reference to materiality shall be true and correct in all respects as so qualified, and each of the representations and warranties of Parent and Merger Sub in this Agreement that is not so qualified shall be true and correct in all material respects, each as of the date when made and at and as of the Closing, except for such changes as are permitted by this Agreement and except to the extent a representation or warranty speaks only as of an earlier date, which shall be true and correct as of such date.

            (b) Performance of Obligations. Parent and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Closing.

            (c) Certificate of Officers. Company shall have received a certificate executed on behalf of Parent and Merger Sub by the chief executive officer and chief financial officer of Parent and Merger Sub, respectively, certifying that the conditions set forth in Sections 6.3(a),
      (b) and (d) have been satisfied.

            (d) No Material Adverse Change. No event, occurrence or development shall have occurred since the date of this Agreement and be continuing which has had or would be reasonably likely to result in any change, effect, event, occurrence or state of facts (or any development that has had or is reasonably likely to have any change or effect) that, individually or in the aggregate, has had or would have a Material Adverse Effect on Parent.

            (e) Nasdaq Listing. The Parent Common Stock to be issued in the Merger shall have been authorized for listing on the Nasdaq National Market upon official notice of issuance.

            (f) Opinion of Counsel. Counsel for Parent shall have delivered to Company an opinion in substantially the form of Exhibit 6.3(f).

                                   ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

      Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the Company Shareholders (with respect to Sections 7.1(b), (c) and (d), by written notice by the terminating party to the other party):

            (a) by the mutual written consent of Parent and Company;

            (b) by either Parent or Company if the Merger shall not have been consummated by March 31, 2001, provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

            (c) by either Parent or Company if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, except if the party relying on such order, decree or ruling or other action has not complied with its obligations under this Agreement;

            (d) by either Parent or Company if they are not in material breach of their obligations under this Agreement and if there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach (i) causes the conditions set forth in Section 6.1 or 6.2 (in the case of termination by Parent) or Section 6.1 or

      6.3 (in the case of termination by Company) not to be satisfied and (ii) shall not have been cured within twenty (20) business days following receipt by the breaching party of written notice of such breach from the other party.

      Section 7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, there shall be no liability or obligation on the part of Parent, Company, Merger Sub or their respective officers, directors or stockholders, except to the extent that such termination results from the breach by a party of any of its representations, warranties or covenants set forth in this Agreement; provided that the provisions of Section
7.1 shall remain in full force and effect and survive any termination of this Agreement. Notwithstanding the foregoing, if (a) (i) Company or Parent shall terminate this Agreement pursuant to Section 7.1(b) because the Company Shareholders do not approve the Merger or (ii) Parent terminates this Agreement pursuant to Section 7.1(d) hereof, and (b) in either such case a bona fide Acquisition Proposal shall have been communicated to the Company's Board of Directors or publicly disclosed or has been made directly to the Company's Shareholders or any person has publicly announced or communicated to the Company's Board of Directors an intention (whether or not conditional) to make a bona fide Acquisition Proposal, then Company shall pay to Parent an amount equal to $2,000,000 (the "Termination Fee"), payable by wire transfer of immediately available funds, such payment to be made immediately following termination of this Agreement. Simultaneously with the payment of the Termination Fee, Company shall reimburse Parent for all of its documented out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby (including documented fees and expenses of accountants, attorneys and financial advisors) up to an aggregate of $500,000 (the "Expenses"). Acceptance by Parent of the Termination Fee and the Expenses shall constitute conclusive evidence that this Agreement has been validly terminated and upon payment of such amount Company shall be fully released and discharged from any liability or obligation resulting from or under this Agreement. Company acknowledges that the agreements contained in this Section 7.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement. If Parent shall successfully bring an action to enforce its rights under this Section 7.2, Company shall reimburse Parent for its reasonable fees and expenses in connection therewith and shall pay Parent interest on the Termination Fee and Expenses from the date the Termination Fee becomes payable to the date of payment at the prime rate in effect on the date the Termination Fee became payable as published in The Wall Street Journal.

      Section 7.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger to the Company Shareholders; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by the Company Shareholders without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      Section 7.4 Extension, Waiver. At any time prior to the Effective Time, the parties hereto, to the extent legally allowed, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive, to the extent permitted by applicable law, compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shay be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE VIII
                           ESCROW AND INDEMNIFICATION

      Section 8.1 Escrow Fund.

            (a) At the Closing, the Escrow Shares shall be registered in the name of, and be deposited, together with the Escrow Cash, with U.S. Bank Trust National Association (or other institution selected by Parent with the reasonable consent of Company) as escrow agent (the "Escrow Agent"), such deposit and any deposit pursuant to Section 8.1(b) to constitute the "Escrow Fund" and to be governed by the terms set forth herein and in the Escrow Agreement. The Escrow Fund shall be available to compensate Parent pursuant to the indemnification obligations of the Company Shareholders.

            (b) Dividends, whether paid in cash, shares of Parent Common Stock or other securities, and other distributions of any kind declared with respect to the Escrow Shares shall be deposited with the Escrow Agent pursuant to
Section 8.1(a) hereof and shall be part of the Escrow Fund. Each Company Shareholder will have voting rights with respect to the Escrow Shares deposited in the Escrow Fund with respect to such shareholder so long as such Escrow Shares are held in escrow, and Parent will take all reasonable steps necessary to allow the exercise of such rights. While the Escrow Shares remain in the Escrow Agent's possession pursuant to this Agreement, the Company Shareholders will retain and will be able to exercise all other incidents of ownership of said Escrow Shares which are not inconsistent with the terms and conditions of this Agreement.

      Section 8.2 Indemnification.

            (a) Survival of Representations and Warranties. All representations and warranties made by Company, Parent or Merger Sub herein, or in any certificate, schedule or exhibit delivered pursuant hereto, shall survive the Closing and continue in full force and effect until the second anniversary of the Closing Date; provided, however, that the representations and warranties contained in Sections 2.10, 2.16 and 2.17 shall survive until 30 days after the expiration of the applicable statute of limitations period and any extensions thereof and the representations and warranties contained in Section 2.4 shall survive indefinitely.

            (b) Indemnification by Company Shareholders. Subject to the limitations set forth in this Article VIII, the Company Shareholders will indemnify and hold harmless Parent and the Surviving Corporation and its respective officers, directors, agents, attorneys and employees, and each Person, if any, who controls or may control Parent or the Surviving Corporation within the meaning of the Securities Act (hereinafter "Parent Indemnified Persons") from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, legal fees, (collectively, "Damages") incurred or sustained by Parent Indemnified Persons as a result of:

                  (i) any inaccuracy or breach of, or any claim by a third party alleging facts that, if true, would mean Company has breached, any representation or warranty by Company contained herein or under any other agreement executed and delivered by the parties in furtherance of the transactions described herein (without regard to any materiality qualifier contained in such representation or warranty); or

                  (ii) a breach by Company of any covenant or other agreement contained herein or under any other agreement executed and delivered by the parties in furtherance of the transactions described herein.


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

Except as provided in the next paragraph, the sole recourse of the Parent Indemnified Persons shall be against the Escrow Fund and claims against the Escrow Fund shall be the sole and exclusive remedy of Parent Indemnified Persons for any Damages hereunder.

            The Company, Parent and the Surviving Corporation acknowledge that such Damages, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the Merger Consideration. The total liability for Damages resulting from breaches of representations and warranties contained in Sections 2.4, 2.7, 2.10, 2.16 and 2.17 shall be the total amount of the Merger Consideration and the Contingent Payments (if and when paid) and, to the extent the Escrow Fund is not sufficient to satisfy such indemnification obligation, Parent may, in addition to any other remedies it may have, offset such obligation against any Contingent Payments due hereunder. Nothing in this Agreement shall limit the liability in amount or otherwise (i) of Company for any breach of any representation, warranty or covenant if the Merger does not close, (ii) of any Company Shareholder in connection with any breach by such shareholder of any representation or covenant in the Investor Representation Statement or Voting Agreement delivered pursuant hereto or (iii) of Company or any Company Shareholder with respect to fraud, criminal activity or intentional breach of any covenant contained in this Agreement.

            (c) Indemnification by Parent and Merger Sub. Subject to the limitations set forth in this Article VIII, Parent hereby agrees to indemnify, defend and hold harmless the Company Shareholders and their respective officers, directors, agents, attorneys and employees (hereinafter "Company Indemnified Persons") from and against any and all Damages incurred or sustained by Company Indemnified Persons as a result of:

                  (i) any inaccuracy or breach of, or any claim by a third party alleging facts that, if true, would mean Parent or Merger Sub has breached, any representation or warranty by it contained herein or under any other agreement executed and delivered by the parties in furtherance of the transactions described herein (without regard to any materiality qualifier contained in such representation or warranty); or

                  (ii) a breach by Parent or Merger Sub of any covenant or other agreement contained herein (other than the covenants and agreements set forth in Section 5.15, which are specifically covered in Section 5.15) or under any other agreement executed and delivered by the parties in furtherance of the transactions described herein.

The sole recourse of the Company Indemnified Persons from any Damages shall be indemnification under this Article VIII. The aggregate indemnification obligations of Parent and Merger Sub hereunder shall not exceed $1,000,000, provided however that there shall be no limitation on liability of Parent or Merger Sub for (i) any breach of any representation, warranty or covenant if the Merger does not close or (ii) fraud, criminal activity or intentional breach of any covenant contained in this Agreement.

            (d) Threshold for Claims. No claim for Damages arising out of any misrepresentation or breach of the representations and warranties shall be made under Article VIII unless the aggregate of Damages exceeds $20,000 for which claims are made hereunder by the Company Indemnified Persons or Parent Indemnified Persons, as the case may be, in which case the Company Indemnified Person or Parent Indemnified Person, as the case may be, shall be entitled to seek compensation for all Damages without regard to the limitation set forth in this Section 8.2(d).

            Section 8.3 Escrow Period: Release From Escrow.

            (a) As promptly as practicable after Parent files its Annual Report on Form 10-K with the SEC for the year ended December 31, 2001 (the "Parent 10-K"), the Escrow Agent shall release from escrow to the Company Shareholders their pro rata portion of the Escrow Fund remaining; provided, however, that a portion of the Escrow Fund which, in the reasonable judgment of Parent, subject to the objection of the Shareholders' Agent and the subsequent arbitration of the matter in the manner provided in Section 8.7 hereof, is necessary to satisfy any unsatisfied claims specified in any Escrow Claim Certificate theretofore delivered to the Escrow Agent on or prior to the date the Parent 10-K is filed with the SEC with respect to facts and circumstances existing on or prior to such date, shall remain in the Escrow Fund until such claims have been resolved. Any portion of the Escrow Fund retained pursuant to the proviso in the first sentence of this Section 8.3(a) shall be released to Company Shareholders or released to Parent (as appropriate) promptly upon resolution of each specific indemnification claim involved. Escrow Shares and Escrow Cash shall be released to the respective Company Shareholders in proportion to their respective share of the Merger Consideration. Parent will take such action as may be necessary to cause such certificates to be issued in the names of the appropriate Persons. Certificates representing Escrow Shares so issued that are subject to resale restrictions under applicable securities laws will bear a legend to that effect. No fractional shares shall be released and delivered from Escrow to the Company Shareholders. In lieu of any fraction of an Escrow Share to which a Company Shareholder would otherwise be entitled, such holder will receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of such fraction multiplied by the average of the closing prices of Parent Common Stock as reported on the Nasdaq National Market during the twenty trading days ending one day prior to the date such shares are released from the Escrow Fund.

            (b) No Escrow Shares or any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, by any Company Shareholder or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such shareholder, prior to the delivery to such shareholder of his pro rata portion of the Escrow Shares by the Escrow Agent as provided herein.

            (c) The Escrow Agent is hereby granted the power to effect any transfer of Escrow Shares contemplated by this Agreement. Parent will cooperate with the Escrow Agent in promptly issuing stock certificates to effect such transfers.

      Section 8.4 Claims Upon Escrow Fund. Upon receipt by the Escrow Agent on or before the date of filing of the Parent 10-K of a certificate signed by any officer of Parent (an "Escrow Claim Certificate") stating that with respect to the indemnification obligations of the Company Shareholders set forth in Section 8.2, Damages exist and specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid, properly accrued or arose, and the nature of the misrepresentation, breach of warranty, covenant or claim to which such item is related, the Escrow Agent shall, subject to the provisions of this Article VIII, deliver to Parent out of the Escrow Fund, as promptly as practicable, cash equal to the amount of such Damages. Notwithstanding the foregoing, the Shareholders' Agent may elect to pay all or a portion of the Damages in shares of Parent Common Stock if Parent and Shareholders' Agent agree that payment in shares of Parent Common Stock will not jeopardize the treatment of the Merger as a reorganization under Section 368(a) of the Code, it being agreed that if Parent and Shareholders' Agent cannot reach agreement regarding the use of shares of Parent Common Stock to pay the Damages, then Parent's determination shall be final and binding on the parties. In the event the amount of Damages exceeds the amount of Escrow Cash available for the payment of Damages and Parent determines that payment of Damages in shares of Parent Common Stock will jeopardize the treatment of the Merger as a reorganization under Section 368(a) of the Code, then Shareholders' Agent shall arrange for the sale, on behalf of the Company Shareholders, of such number of the Escrow Shares as is necessary to pay the Damages to Parent in cash. For purposes of this Section 8.4, the Parent Common Stock delivered to Parent from the Escrow Fund shall be valued at the average of the closing prices of Parent Common Stock as reported on the Nasdaq National Market during the twenty trading days ending one day prior to the date such shares of Parent Common Stock are delivered to Parent.

      Section 8.5 Objections to Claims.

            (a) At the time of delivery of any Escrow Claim Certificate to the Escrow Agent, a duplicate copy of such Escrow Claim Certificate shall be delivered to the Shareholders' Agent and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery of Parent Common Stock and/or cash pursuant to Section 8.4 hereof unless the Escrow Agent shall have received written authorization from the Shareholders' Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of the Parent Common Stock and/or cash in accordance with
Section 8.4 hereof, provided that no such payment or delivery may be made if the Shareholders' Agent shall object in a written statement to the claim made in the Escrow Claim Certificate, and such statement shall have been delivered to the Escrow Agent and to Parent prior to the expiration of such thirty (30) day period; and provided further that if Shareholders' Agent shall only object to a portion of the claim, the Escrow Agent shall pay to Parent the uncontested portion of the claim.

            (b) In case the Shareholders' Agent shall so object in writing to any claim or claims by Parent made in any Escrow Claim Certificate, which objection shall state in reasonable detail the basis for such objection, Parent shall have thirty (30) days to respond in a written statement to the objection of the Shareholders' Agent. If after such thirty (30) day period there remains a dispute as to any claims, the Shareholders' Agent and Parent shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Parent Common Stock or other property from the Escrow Fund in accordance with the terms thereof.

      Section 8.6 Claims by Company Indemnitees.

            (a) Subject to the provisions of this Article VIII, upon receipt by Parent of a certificate signed by the Shareholders' Agent (an "Agent Certificate") that with respect to the indemnification obligations of Parent and Merger Sub set forth in Section 8.2, Damages exist and specifying in reasonable detail the individual items of Damages included in the amount so stated, the date each item was paid or properly accrued or arose, and the nature of the misrepresentation, breach of warranty or covenant or other claim to which such item is related, the Parent shall, subject to the provisions of this Article VIII, deliver to the Shareholders' Agent as promptly as practicable cash, shares of Parent Common Stock, or a combination thereof, equal to such Damages; provided that in the event Parent elects to issue shares of Parent Common Stock it shall deliver an undertaking to Shareholders' Agent to register such shares for resale under the Securities Act in accordance with Section 5.15 hereof; and provided further that Parent shall issue shares of Parent Common Stock (subject to Section 1.13 hereof) to the extent Parent reasonably determines that the payment in cash Stock will jeopardize the treatment of the Merger as a reorganization under Section 368(a) of the Code.

            (b) Parent shall have thirty (30) days after delivery of an Agent Certificate to object to any claim or claims made by such Agent Certificate in a written statement delivered to Shareholders' Agent, which objection shall state in reasonable detail the basis for such objection. In case Parent shall so object in writing to any claim or claims made by the Shareholders' Agent in the Agent Certificate, the

Shareholders Agent shall have thirty (30) days to respond in a written statement to the objection of Parent. If after such thirty (30) day period there remains a dispute as to any claims, the Shareholders' Agent and Parent shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties. Parent shall, if agreed in such memorandum, make payment for claims or other disposition as agreed in such memorandum and such performance shall satisfy all of Parent's obligations as to such claim.

      Section 8.7 Resolution of Conflicts and Arbitration.

            (a) If no agreement can be reached after good faith negotiation between the parties pursuant to Sections 8.5 or 8.6, either Parent or the Shareholders' Agent may, by written notice to the other, demand arbitration of the matter unless the amount of the Damages is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator. Parent and the Shareholders' Agent shall agree on the arbitrator; provided, however, that if Parent and the Shareholders' Agent cannot agree on the arbitrator, either Parent or the Shareholders' Agent can request that the American Arbitration Association select the arbitrator. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator shall be written, shall be in accordance with applicable law and with this Agreement, and shall be supported by written findings of fact and conclusions of law which shall set forth the basis for the decision of the arbitrator. The decision of the arbitrator as to the validity and amount of any claim in such Escrow Claim Certificate or Agent Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Article VIII hereof, the Escrow Agent and the parties shall be entitled to act in accordance with such decision and the Escrow Agent shall be entitled to make or withhold payments out of the Escrow Fund in accordance therewith.

            (b) Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. Any such arbitration shall be held in New York, New York if commenced by the Shareholders' Agent and in San Diego, California if commenced by Parent, in each case under the commercial rules then in effect of the American Arbitration Association. For purposes of this Section 8.7(b), in any arbitration hereunder in which any claim or the amount thereof stated in the Escrow Claim Certificate or Agent Certificate, as the case may be, is at issue, the party seeking indemnification shall be deemed to be the non-prevailing party unless the arbitrator awards the party seeking indemnification more than one-half (1/2) of the amount in dispute, in which case the Person against whom indemnification is sought shall be deemed to be the non-prevailing party. The non-prevailing party to an arbitration shall pay its own expenses, the fees of the arbitrator and the expenses, including attorneys' fees and costs, reasonably incurred by the other party to the arbitration.

      Section 8.8 Shareholders' Agent.

            (a) Andrew Barnes shall be constituted and appointed as agent ("Shareholders' Agent") for and on behalf of the Company Shareholders to give and receive notices and communications, to authorize delivery to Parent of the Parent Common Stock and/or cash from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to make claims on behalf of the Company

Shareholders pursuant to Section 8.6, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to, such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Escrow Fund from time to time upon not less than 10 days' prior written notice to Parent. No bond shall be required of the Shareholders' Agent, and the Shareholders' Agent shall receive no compensation for his services. Notices or communications to or from the Shareholders' Agent shall constitute notice to or from each of the Company Shareholders.

            (b) The Shareholders' Agent shall not be liable for any act done or omitted hereunder as Shareholders' Agent while acting in good faith and in the exercise of reasonable judgment and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Company Shareholders shall severally indemnify the Shareholders' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder, as the same may be modified, amended or supplemented.

            (c) The Shareholders' Agent may rely on and shall be protected in relying on or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Shareholders' Agent shall not be liable for other parties' forgeries, fraud or false representations.

            (d) The Shareholders' Agent shall have reasonable access to information about Parent and the reasonable assistance of Parent's officers and employees for purposes of performing his duties and exercising his rights hereunder, provided that the Shareholders' Agent shall treat confidentially and not disclose any nonpublic information from or about Parent and its Subsidiaries to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

            (e) At the Closing, the Company shall deposit $20,000 with the Escrow Agent to pay the expenses incurred by the Shareholders' Agent in connection with this Agreement. The Company Shareholders shall be responsible for any expenses of or incurred by Shareholders' Agent in excess of $20,000.

      Section 8.9 Actions of the Shareholders' Agent. A decision, act, consent or instruction of the Shareholders' Agent shall constitute a decision of all Company Shareholders and shall be final, binding and conclusive upon each such Company Shareholder, and the Escrow Agent and Parent may rely upon any decision, act, consent or instruction of the Shareholders' Agent as being the decision, act, consent or instruction of each and every such Company Shareholder. The Escrow Agent and Parent are hereby relieved from any liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders' Agent.

      Section 8.10 Third-Party Claims. In the event Parent becomes aware of a third-party claim which Parent believes may result in a demand against the Escrow Fund, Parent shall notify the Shareholders' Agent of such claim, and the Shareholders' Agent and the Company Shareholders shall be entitled, at their expense, to participate in any defense of such claim with the consent of Parent, which shall not be unreasonably withheld. Parent shall have the right in its sole discretion to settle any such claim. In the event that the Shareholders' Agent has consented to any such settlement, the Shareholders' Agent shall have no power or authority to object under Section 8.5 or any other provision of this
Article VIII to the amount of any claim by Parent against the Escrow Fund for indemnity with respect to such settlement.

                                   ARTICLE IX
                               GENERAL PROVISIONS

      Section 9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered if delivered personally (upon receipt), or three (3) business days after being mailed by registered or certified mail, postage prepaid (return receipt requested), or one (1) business day after it is sent by commercial overnight courier service, or upon transmission, if sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

            (a)   if to Parent or Merger Sub, to:

                  Bio-Technology General Corp.
                  70 Wood Avenue South
                  Iselin, New Jersey  08830
                  Attention:  General Counsel
                  Fax: (732)-632-8800
                  Tel: (732) 632-8810

                  with a copy to (which shall not constitute notice):

                  Fulbright & Jaworski, L.L.P.
                  666 Fifth Avenue
                  New York, N.Y.  10103
                  Attention:  Carl E. Kaplan, Esq.
                  Fax: (212) 318-3400
                  Tel: (212) 318-3000

            (b)   if to Company, to:

                  Myelos Corporation
                  4940 Carroll Canyon Road
                  San Diego, CA  92121
                  Attention: President
                  Fax: (858) 657-1038
                  Tel: (858) 657 1040

                  with a copy to (which shall not constitute notice):

                  Heller Ehrman White & McAuliffe LLP
                  275 Middlefield Road
                  Menlo Park, CA  94025
                  Attention:  Jeffrey Selman, Esq.
                  Fax: (650) 324-0638
                  Tel: (650) 324-7000

            (c)   if to Shareholders' Agent, to:

                  13306 Landfair Road
                  San Diego, CA  92130
                  Fax: (858) 481-0355
                  Tel: (858) 481-7917

                  with a copy to (which shall not constitute notice):

                  Heller Ehrman White & McAuliffe LLP
                  275 Middlefield Road
                  Menlo Park, CA  94025
                  Attention:  Jeffrey Selman, Esq.
                  Fax: (650) 324-0638
                  Tel: (650) 324-7000

      Section 9.2 Definitions. For purposes of this Agreement:

            (a) an "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person;

            (b) any reference to a party's "knowledge" means such party's actual knowledge after reasonable inquiry of officers, directors and other employees of such party reasonably believed to have knowledge of such matters;

            (c) any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the financial condition, properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities;

            (d) "Material Adverse Effect" means, with respect to any Person, any change, effect, event, occurrence or state of facts (or any development that has had or is reasonably likely to have any change or effect) that is materially adverse to the business, financial condition, results of operations or prospects of such Person and its Subsidiaries, taken as a whole, or which would prevent or materially delay the consummation of the transactions contemplated hereby; provided, however, none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been a Material Adverse Effect: (i) any change in the market price or trading volume of the capital stock of such Person after the date hereof, (ii) changes, events or occurrences in the United States securities markets which are not specific to such Person,
      (iii) any adverse change, event, development or effect arising from or relating to general business or economic conditions which is not specific to such Person and its Subsidiaries, (iv) any failure by such Person to meet internal forecasts or projections or published revenue or earnings predictions for any period ending (or for which revenues or earnings are released) on or after the date of this Agreement, and (vi) any adverse change, event, development or effect arising from or relating to any change in GAAP;

            (e) "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity; and

            (f) "Subsidiary" of any Person means, with respect to such Person, any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity.

      Section 9.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

      Section 9.4 Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Company Disclosure Schedule and the Parent Disclosure Schedule, (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms, (b) except as set forth in Section 9.9, are not intended to confer upon any other Person any rights or remedies hereunder, and (c) shall not be assigned by operation of law or otherwise without the written consent of the other party.

      Section 9.5 Severability. In the event that any provision of this Agreement, or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

      Section 9.6 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

      Section 9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to parties residing in New York, without regard applicable principles of conflicts of law.

      Section 9.8 Waiver of Jury Trial.

            (a) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

            (b) EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO
REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF

LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (iii) IT MAKES SUCH WAIVER VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.8.

      Section 9.9 Rules of Construction. The captions in this Agreement, including but not limited to specific section number references included in the Disclosure Schedules, are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a business day, then such action or notice shall be deferred until, or may be taken or given on, the next business day. References to the term "business day" shall mean any day which is not a Saturday, Sunday or day on which banks in New York, New York are authorized or required by law to close. The disclosure of any matter in the Disclosure Schedules hereto shall expressly not be deemed to constitute an admission by Company, Parent or Merger Sub, or to otherwise imply, that any such matter is material for the purposes of this Agreement. The mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The parties have participated jointly, and have been represented by counsel, in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

      Section 9.10 Third Party Beneficiaries. The directors and officers of Company and Company Shareholders shall be third party beneficiaries as to provisions herein (Sections 1.12, 5.15 and 5.16, as applicable) intended to benefit them.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, Company, Parent and Merger Sub have caused this Agreement to be executed and delivered by each of them or their respective officers thereunto duly authorized, all as of the date first written above.

                                   MYELOS CORPORATION


                                   By: /s/ Andrew Barnes
                                       -----------------------------------------
                                       Andrew Barnes
                                       President and Chief Executive Officer

                                   BIO-TECHNOLOGY GENERAL CORP.


                                   By: /s/ Sim Fass
                                       -----------------------------------------
                                       Sim Fass
                                       Chairman and Chief Executive Officer

                                   MYLS ACQUISITION CORP.


                                   By: /s/ Sim Fass
                                       -----------------------------------------
                                       Sim Fass
                                       President

                                                                     Exhibit 1.1

                              CERTIFICATE OF MERGER

                                       Of

                               MYELOS CORPORATION
                           (a California Corporation)

                                      Into

                             MYLS ACQUISITION CORP.
                            (a Delaware corporation)

                         Pursuant to Section 252 of the
                    State of Delaware General Corporation Law

      The undersigned, being the Surviving corporation, hereby sets forth as follows:

            FIRST: The name of the Surviving corporation is MYLS Acquisition Corp.; its state of incorporation is Delaware.

            SECOND: The name of the Non-Surviving corporation is Myelos Corporation; its state of incorporation is California.

            THIRD: An Agreement and Plan of Reorganization has been approved, adopted, certified, executed and acknowledged by each constituent corporation in accordance with Section 252 of the State of Delaware General Corporation Law.

            FOURTH: The Surviving Corporation shall be re-named Myelos Corporation.

            FIFTH: The Certificate of Incorporation of MYLS Acquisition Corp. shall be the Certificate of Incorporation of the Surviving corporation and is hereby amended by replacing Article FIRST in its entirety with the following:

      "FIRST: The name of the Corporation is Myelos Corporation."

            SIXTH: The executed Agreement and Plan of Reorganization is on file at the principal place of business of the Surviving corporation; the address of said principal place of business is as follows: 70 Wood Avenue South, Iselin, New Jersey, 08830.

            SEVENTH: A copy of the Agreement and Plan of Reorganization will be furnished by the Surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

            EIGHTH: The Non-Surviving corporation is currently authorized to issue 50,000,000 shares of common stock with no par value and 13,312,256 shares of preferred stock no par value.

            NINTH: This Certificate of Merger shall be effective upon filing.

      IN WITNESS WHEREOF, this certificate is hereby executed the ___ day of ________, 2001.

                                MYLS ACQUISITION CORP.


                                By:___________________________
                                   Name:
                                   Title:

                                                                    Exhibit 1.13

                           CERTIFICATE OF DESIGNATIONS

                                       of

                            SERIES B PREFERRED STOCK

                                       of

                          BIO-TECHNOLOGY GENERAL CORP.

                         (Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware)

                                  ------------

      Bio-Technology General Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), DOES HEREBY CERTIFY:

      That pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Certificate of Incorporation of the said Corporation, the said Board of Directors on __________, 200_ adopted the following resolution creating a series of _______ shares of Preferred Stock designated as "Series B Preferred Stock":

            RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of the Certificate of Incorporation, a series of Preferred Stock, par value $.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares thereof and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

            Series B Preferred Stock:

      Section 1. Designation and Amount. The shares of such series shall be designated as "Series B Preferred Stock" (the "Series B Preferred Stock"), and the number of shares initially constituting the Series B Preferred Stock shall be ________.

      Section 2. Dividends and Distributions. The holders of the outstanding shares of Series B Preferred Stock shall be entitled to receive, pari passu with the holders of the Common Stock, par value $0.01 per share (the "Common Stock"), dividends (whether in the form of cash, stock other than Common Stock, evidences of indebtedness or other property) declared and paid on shares of the Common Stock, in an amount equal to the product determined by multiplying the amount of such dividend by ________(1), subject to adjustment as provided in the next sentence. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a

----------
(1) Will represent the number determined by dividing $1,000 (the liquidation amount) by the average closing price as determined pursuant to the applicable provisions of Section 1.12 of the Merger Agreement.

subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. So long as any shares of the Series B Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Stock unless, in each case, the dividend required by this Section 2 to be declared on the Series B Preferred Stock shall have been declared. The holders of Series B Preferred Stock shall not be entitled to receive any dividends except as provided in the previous sentence.

      Section 3. Liquidation.

            (a) In the event of any voluntary or involuntary liquidation, winding up or dissolution of the Corporation, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid, pari passu with the holders of the Common Stock, for each share held, out of the assets of the Corporation legally available for distribution to its stockholders, an amount equal to the lesser of (i) $1,000 per share plus an amount equal to all declared but unpaid dividends thereon to the date of payment (the "Liquidation Amount"), or (ii) an amount equal to the product determined by multiplying the amount to be received in respect of each share of Common Stock by ________(2), subject to adjustment as provided in the second sentence of Section 2 above. Except as provided in the preceding sentence, holders of the Series B Preferred Stock shall not be entitled to any distribution in the event of any liquidation, winding up or dissolution of the Corporation.

            (b) For the purposes of this Section 3, any transaction or series of transactions (as a result of a tender offer, merger, consolidation or otherwise in which all holders of Common Stock are given the opportunity to participate) that results in, or that is in connection with, (i) any person or "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), acquiring "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 51% or more of the then issued and outstanding shares of Common Stock, without giving effect to the issuance of shares under any security convertible into, exchangeable for or evidencing the right to purchase or otherwise receive any shares of Common Stock, or (ii) the sale, lease, exchange, conveyance, transfer or other disposition (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation to any person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act), shall be deemed to be a liquidation of the Corporation under Section 3(a).

      Section 4. Redemption. The Corporation shall redeem the shares of Series B Preferred Stock on ______________, 2021(3) (the "Redemption Date") in cash in an amount equal to the Liquidation Amount. If the funds of the Corporation legally available for redemption of shares of Series B Preferred Stock on the Redemption Date are insufficient to redeem the total number of outstanding shares of Series B Preferred Stock, the holders of shares of Series B Preferred Stock shall share ratably in any funds legally available for redemption of such shares according to the respective amounts that would be payable with respect to the full number of shares owned by them if all such outstanding shares were redeemed in

----------
(2) Will represent the number determined by dividing $1,000 (the liquidation amount) by the average closing price as determined pursuant to the applicable provisions of Section 1.12 of the Merger Agreement.

(3) Twenty years and one day from Closing Date.

full. At any time thereafter when additional funds of this corporation are legally available for the redemption of such shares of Series B Preferred Stock, such funds will be used at the earliest permissible time to redeem the balance of such shares, or such portion thereof for which funds are then legally available.

      Section 5. Voting Rights. The holders of Series B Preferred Stock shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation, except as otherwise required by Delaware law.

      Section 6. Limitation on Transfer of Shares.

            (a) Shares of Series B Preferred Stock are not transferable, except
(i) in the case of an individual, (A) by will or the laws of descent and distribution or (B) to a trust solely for the benefit of such person or his immediate family, the estate or legal representatives of such person and any partnership, corporation or other entity wholly-owned by such person, (ii) in the case of a partnership, upon its liquidation to any of its partners (limited or general), the estates of such partners, any liquidating trust for the benefit of the partners of such partnership and, if any partner is itself a partnership, its partners (limited and general) upon its liquidation, and if any such partner is itself a corporation or limited liability company, its stockholders or members, respectively, upon its liquidation, and (iii) in the case of a limited liability company, any of its members or economic owners upon its liquidation.

            (b) All certificates for shares of Series B Preferred Stock issued by the Corporation shall conspicuously bear the following legend:

            "The Certificate of Designation (the "Certificate") of the Series B Preferred Stock of the Corporation prohibits the sale, transfer or other disposition of the shares of Series B Preferred Stock represented by this certificate except in certain limited circumstances set forth in the Certificate. The Company reserves the right to refuse the transfer of such securities except in the circumstances set forth in the Certificate. The Corporation will furnish without charge to the holder of record of this certificate a copy of the Certificate, containing the above-referenced restrictions on transfer of stock, upon written request to the Corporation at its principal place of business."

      Section 7. Fractional Shares. The Series B Preferred Stock shall be issuable in whole shares or in any fraction of a share that is one one-thousandths (1/1000ths) of a share or any integral multiple of such fraction which shall entitle the holder, in proportion to such holder's fractional shares, to receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Preferred Stock.

      Section 8. Ranking. The Series B Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock, unless the Board of Directors shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof.

      IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its President and attested by its Secretary this __ day of ________, 20__.

                                          BIO-TECHNOLOGY GENERAL CORP.


                                          By:
                                             -----------------------------------
                                                Name:
                                                Title: President

Attest:


--------------------------
Name:
Title: Secretary

                                                                     Exhibit 5.3

                        INVESTOR REPRESENTATION STATEMENT

      Reference is made to Section 5.3 of the Agreement and Plan of Reorganization among Parent Corporation, a Delaware corporation ("Parent"), Merger Sub, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Company, Inc., a California corporation ("Company"), dated as of February 21, 2001 (the "Reorganization Agreement"). Capitalized terms used herein that are not otherwise defined have the meanings assigned to them in the Reorganization Agreement.

      WHEREAS, the Reorganization Agreement provides for the acquisition of the Company by Parent for consideration consisting of cash and unregistered shares of Parent Common Stock; and

      WHEREAS, it is a condition to Parent's obligation to acquire the Company that each Company Shareholder execute and deliver an Investor Representation Statement;

      NOW THEREFORE, in order to induce Parent to acquire the Company and in consideration of Parent's acquisition of the Company, the undersigned Shareholder of Company hereby agrees as follows:

      1. Securities Act Matters. The undersigned Shareholder hereby represents and warrants to Parent as follows:

            1.1 Shareholder acknowledges that its representations and warranties contained herein are being relied upon by Parent as a basis for the exemption of the issuance of the shares of Parent Common Stock (the "Shares") to the undersigned in the Merger from the registration requirements of the Securities Act and any applicable state securities laws.

            1.2 Shareholder understands that (i) the Shares to be issued in the Merger have not been registered, and as of the Effective Time will not be registered, under the Securities Act or any state securities laws by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws and (ii) the Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from such registration, and that only Parent can take action to register such Shares.

            1.3 Shareholder is acquiring the Shares for its own account and not with a view to, or for sale in connection with, directly or indirectly, any distribution thereof that would require registration under the Securities Act or applicable state securities laws or would otherwise violate the Securities Act or such state securities laws.

            1.4 Shareholder has relied upon independent investigations made by it or its representatives and is fully familiar with the business, results of operations, financial condition, prospects and other affairs of Parent and realizes that the Shares are a speculative investment involving a high degree of risk for which there is no assurance of any return. It has such knowledge and experience in financial and business affairs, including investing in companies similar to Parent, and is capable of determining the information necessary to make an informed investment decision, of requesting such information from Parent, and of utilizing the information that it has received from Parent to evaluate the merits and risks of its investment in the Shares. It is able to bear the economic risk of its investment in the Shares and understands that it must do so for an indefinite period of time.

            1.5 Shareholder and its attorneys, accountants, investment and financial advisors, if any, have had the opportunity to review the books and records of Parent and have been provided access to such information as it or its advisors, if any, have requested.

            1.6 Shareholder has received and carefully reviewed copies of (a) the Reorganization Agreement, including all Exhibits and Schedules attached thereto, and (b) the following documents filed by Parent with the Securities and Exchange Commission: (i) Parent's Annual Report on Form 10-K for the year ended December 31, 1999, as amended; (ii) Parent's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000, June 30, 2000 and September 30, 2000; (iii) Parent's proxy statement dated August 4, 2000; and (iv) Parent's Current Report on Form 8-K dated February 21, 2001, announcing the Company's financial results for the year ended December 31, 2000, Parent's execution of the Reorganization Agreement. Shareholder acknowledges that in connection with the transactions contemplated by the Reorganization Agreement, neither Parent nor anyone acting on its behalf or any other person has made, and such Shareholder is not relying upon, any representations, statements or projections concerning Parent, its present or projected results of operations, financial condition, prospects, present or future plans, acquisition plans, products and services, or the value of the Parent Common Stock or Parent's business or any other matter in relation to Parent's business or affairs. Such Shareholder and its attorneys, accountants, investment and financial advisors, if any, have had an opportunity to discuss Parent's business, management, financial affairs and prospects with its management, to review Parent's facilities, and to obtain such additional information concerning such Shareholder's investment in the Shares in order for such Shareholder to evaluate its merits and risks, and such Shareholder has determined that the Shares are a suitable investment for such Shareholder and that at this time such Shareholder could bear a complete loss of his or her investment.

            1.7 Shareholder is aware that no governmental authority has passed upon or made any finding or determination concerning the fairness of the transactions contemplated by the Reorganization Agreement or the adequacy of the disclosure of the exhibits and schedules thereto and the Parent SEC Documents, and that it must forego the security, if any, that such a review would provide.

            1.8 Shareholder understands and acknowledges that neither the United States Internal Revenue Service nor any other governmental authority has been asked to rule on the Tax consequences of the transactions contemplated by the Reorganization Agreement and, accordingly, in making its decision to approve the transactions contemplated by the Reorganization Agreement, it has relied upon the investigations of its own Tax and business advisers in addition to its own independent investigations as to, and that it and its advisors have fully considered, all of the Tax consequences of the transactions contemplated by the Reorganization Agreement.

            1.9 Shareholder has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about Parent, and compliance with applicable requirements regarding the holding period and the amount of securities to be sold and the manner of sale, and that such rule may not be available for resale of the Shares.

            1.10 In making its decision to approve the transactions contemplated by the Reorganization Agreement, Shareholder and its professional tax and business advisors have been given the opportunity to discuss the Company's business, management, financial affairs and prospects with the Company's management, and they have had the opportunity to review the Company's facilities, to examine all relevant documents and to ask questions of, and to receive answers from, the Company or any person(s) acting on the Company's behalf concerning the terms and conditions of the transactions contemplated by the Reorganization Agreement or any other matter set forth in the Reorganization Agreement and the schedules and exhibits thereto, and to obtain any additional information necessary to verify the accuracy of the information set forth therein, and to evaluate the Company and its investment in Company Common Stock. Shareholder desires no further information for such evaluation.

            1.11 Shareholder is either an "accredited investor" pursuant to Rule 501 under the Securities Act, as indicated in Appendix A hereto, or has engaged a "Purchaser Representative" (as such term is defined in Rule 501 under the Securities Act) to advise it in connection with the transactions contemplated by the Reorganization Agreement, as indicated on the signature page hereto.

            1.12 Shareholder understands that the Shares will bear the following legend (or a substantially similar legend):

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED
            FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

      2. Registration of Shares.

            2.1 The undersigned acknowledges that Parent has agreed to register the Shares for resale under the Securities Act as set forth in Section 5.15 of the Reorganization Agreement. In connection therewith, the undersigned agrees to provide Parent with such information as Parent may reasonably request in order to facilitate the registration of the Shares.

            2.2 In consideration of Parent's agreement to register the Shares, the undersigned agrees that it will suspend further open market offers and sales of Shares whenever the undersigned receives a Suspension Notice from Parent, and will not resume such open market offers and sales until it receives a Resumption Notice.

            2.3 The undersigned hereby agrees that if it intends to sell Shares pursuant to the Registration Statement, it will give at least three (3) business days' prior written notice to Parent of any such proposed sale of Shares pursuant to the Registration Statement (which notice may cover sales to be made within a ten (10) business day period from the date of Parent's response) and not to make such sale (i) unless such three (3) business days elapse without response from Parent, (ii) unless Parent responds within three (3) business days after receiving notice that such sale is not prohibited because the Registration Statement is current or (iii) in the event Parent responds by stating that an amendment to the Registration Statement or supplement to the prospectus must be filed in order to cause the prospectus included in such Registration Statement, as then in effect, not to include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, until Parent notifies the undersigned that the Registration Statement has been amended or the prospectus supplemented as required, which Parent has agreed to do as soon as reasonably practicable subject to the first two sentences of Section 5.15(c) of the Reorganization Agreement. Parent has agreed in the Reorganization Agreement to use commercially reasonable efforts to respond to any notice of proposed sale as soon as reasonably practicable after receiving such notice of proposed sale. No prior notice of sale shall be required to the extent the undersigned is selling Shares other than pursuant to the Registration Statement. Any notice hereunder may be given by facsimile to Parent at (732)-632-8810, to the attention of the General Counsel, with receipt confirmed by telephone (732) 632-8800. For purposes hereof, (i) the term "business day" means any day that the Nasdaq National Market is open for trading and (ii) in determining the three (3) business day prior notice requirement, such period shall commence on the business day the notice is received by Parent if such notice is received by Parent by 12:00 noon New York City time or on the next business day if received by Parent after such time.

            2.4 In consideration of Parent's agreement to indemnify the undersigned in connection with the registration of the Shares, as more fully set forth in Section 5.15(e) of the Reorganization Agreement, the undersigned agrees as follows:

                  (a) To the fullest extent permitted by law, the undersigned will indemnify the Parent, each Person, if any, who controls the Parent within the meaning of the Securities Act or the Exchange Act, each underwriter of Parent Common Stock and their respective affiliates, officers, directors, partners, successors and assigns (each a "Parent Indemnitee") against any actions, claims, losses, damages, liabilities and expenses to which they or any of them may become subject under the Securities Act, the Exchange Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will promptly reimburse each Parent Indemnitee for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact in any Registration Statement and any prospectus filed pursuant to Section 5.15 of the Reorganization Agreement or any post-effective amendment thereto, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Parent by the undersigned specifically for use in connection with such registration statement, prospectus or post-effective amendment; provided, however, that the obligations of the undersigned hereunder shall be limited to an amount equal to the proceeds to the undersigned from the sale of the undersigned's Shares.

                  (b) The undersigned will comply with the indemnification procedures set forth in Section 5.15(g) of the Reorganization Agreement.

                  (c) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which the Parent makes a claim for indemnification pursuant to Section 5.15(f) of the Reorganization Agreement and Section 2.4(a) hereof but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding that Section 5.15(f) of the Reorganization Agreement and Section 2.4(a) hereof provides for indemnification, in such case, then the undersigned will contribute to the aggregate losses, claims, damages or liabilities to which it may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Parent on the one hand and the undersigned on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations or, if the allocation provided herein is not permitted by applicable law, in such proportion as shall be permitted by applicable law and reflect as nearly as possible the allocation provided herein. The relative fault of the Parent on the one hand and of the undersigned on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Parent on the one hand or by the undersigned on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in any such case (i) the undersigned will not be required to contribute any amount in excess of the proceeds received by the undersigned from the sale of Shares pursuant to the Registration Statement; and (ii) no Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act will be entitled to contribution from any Person or entity who was not guilty of such fraudulent misrepresentation.

      3. Escrow Matters. The undersigned shall, jointly and severally with Parent and the other Company Shareholders, indemnify, defend and save harmless the Escrow Agent and its directors, officers, agents and employees (the "indemnitees") from all loss, liability or expense (including the fees and expenses of in house or outside counsel) arising out of or in connection with
(i) the Escrow Agent's execution and performance of the Escrow Agreement, except in the case of any indemnitee to the extent that such loss, liability or expense is due to the negligence or willful misconduct of such indemnitee, or (ii) its following any instructions or other directions from the Parent or the Shareholders' Agent, except to the extent that its following any such instruction or direction is expressly forbidden by the terms of the Escrow Agreement. The undersigned hereto acknowledges that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of the Escrow Agreement.

      4. Shareholders' Agent.

            4.1 The undersigned hereby constitutes and appoints Andrew Barnes as agent ("Shareholders' Agent") for and on behalf of the undersigned to give and receive notices and communications, to authorize delivery to Parent of the Parent Common Stock and/or cash from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to make claims on behalf of the Company Shareholders pursuant to Section 8.6 of the Reorganization Agreement, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to, such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority-in-interest of the Escrow Fund from time to time upon not less than 10 days' prior written notice to Parent. No bond shall be required of the Shareholders' Agent, and the Shareholders' Agent shall receive no compensation for his services. Notices or communications to or from the Shareholders' Agent shall constitute notice to or from the undersigned.

            4.2 The Shareholders' Agent shall not be liable for any act done or omitted hereunder as Shareholders' Agent while acting in good faith and in the exercise of reasonable judgment and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The undersigned shall indemnify the Shareholders' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Agent and arising out of or in connection with the acceptance or administration of his duties under the Reorganization Agreement, as the same may be modified, amended or supplemented.

            4.3 The Shareholders' Agent may rely on and shall be protected in relying on or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Shareholders' Agent shall not be liable for other parties' forgeries, fraud or false representations.

            4.4 Shareholder hereby agrees to reimburse Shareholders' Agent the undersigned's pro-rata share of any out-of-pocket fees and expenses incurred by the Shareholders' Agent which exceed the Expense Fund (as defined in the Escrow Agreement).

      5. TINs. Shareholder represents that its correct Taxpayer Identification Number ("TIN") assigned by the Internal Revenue Service or any other taxing authority is set forth below its signature. Shareholder understands that all interest or other income earned under the Escrow Agreement in respect of the Escrow Fund shall be allocated and/or paid to the Company Shareholders in accordance with their percentage interests and reported by the recipient to the Internal Revenue Service or any other taxing authority. The Escrow Agent shall report and, as required, withhold any taxes it determines may be required by any law or regulation in effect at the time of the distribution and remit such taxes to the appropriate authorities.

      IN WITNESS WHEREOF, the undersigned Shareholder has executed this Agreement as of the ___ day of ____________, 2001.

                                                SHAREHOLDER

                                                ________________________________

Address:    __________________________________
            __________________________________
            __________________________________

TIN         __________________________________


Name, Address and Affiliation of Purchaser Representative: _____________________
                                                           _____________________
                                                           _____________________
                                                           _____________________
                                                           _____________________

                                                                      Appendix A

                        Definition of Accredited Investor

An "accredited investor" is a person that falls within one or more of the following categories:

            |_| A bank, as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the "Act"), whether acting in its individual or fiduciary capacity;

            |_| A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity;

            |_| A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

            |_| An insurance company as defined in Section 2(13) of the Act;

            |_| An investment company registered under the Investment Company Act of 1940;

            |_| A business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940;

            |_| A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

            |_| A plan established and maintained by a state, its political subdivision or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with assets in excess of $5,000,000;

            |_| An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or an employee benefit plan with total assets in excess of $5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons who are accredited investors;

            |_| A private business development company as defined in Section 202(a)(22) or the Investment Advisors Act of 1940;

            |_| An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

            |_| A director or executive officer of Parent;

            |_| A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of this purchase exceeds $1,000,000;

            |_| A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

            |_| A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in SEC Rule 506(b)(2)(ii); or

            |_| An entity in which all of the equity owners are accredited investors.

                                                                 Exhibit 5.13(a)

Date

Name
Address
City, State, Zip

Dear           :

As we contemplate the merger of Myelos and BTGC, we at BTGC are enormously excited about the opportunity that Myelos represents. Clearly, you will be a key member of the team that advances Prosaptide through clinical development and ultimately to the market.

I am very pleased to offer you the position of "Title" at Bio-Technology General Corp. This offer is, of course, contingent upon and will become effective as of the date of, BTGC's acquisition of Myelos. In your position, you will report directly to "Name", "Title". You will be located at the current Myelos site.

Your compensation package will consist of a base salary of $XXX per year, payable twice monthly. You will be granted an option to purchase XXX shares of BTGC common stock at an exercise price equal to the closing market price on the effective date of the acquisition. The right to exercise the option will vest in annual increments of 25% of the total shares on each anniversary of the grant date, and thus will be fully vested on the fourth anniversary of the grant. The term of the option is ten years. You will also be eligible for an additional stock option grant in 2001, as well as other grants in the future.

(BTGC may elect to grant bonuses to certain employees and has done so in previous years. As "Title" , you will be eligible to participate in any performance-related bonuses granted. The target percentage at your level is approximately XX%. The actual award will depend on your individual performance against objectives to be agreed between you and your supervisor and also on BTGC's financial performance. )

Other benefits to which you will be entitled are medical, dental and vision coverage, as well as life insurance and long-term disability. You may also elect to participate in BTGC's 401K Plan and Employee Stock Purchase Plan (ESPP). The ESPP allows employees to purchase BTGC stock at a minimum discount to market of 15%. If you elect to participate in the ESPP, your participation will begin with the next three-month period.

In addition, you will receive three weeks (15 days) paid vacation, three paid personal days, two paid floating holidays, and eight paid sick days, if needed, per calendar year under BTGC's Paid Time Off policy. With respect to any vacation you have accrued while an employee of Myelos, you may use one week of accrued vacation during 2001 and BTGC will compensate you for the balance, if any, at your new base compensation.

I trust that you are pleased with the terms of our offer and that you are excited at the prospect of being an important contributor to the success of our new joint venture. If you accept our offer, please so indicate by signing, dating and returning one original of this letter to me by __________, 2001.

Sincerely,


Sim Fass
Chairman and Chief Executive Officer


I hereby accept the terms of the above offer of employment.

-------------------------                       ---------------------
Name                                            Date

                                                                  Exhibit 6.2(f)

                                ESCROW AGREEMENT

      This Escrow Agreement is made as of this __ day of _______, 2001, by and among U. S. Bank Trust National Association ("Escrow Agent"), Bio-Technology General Corp., a Delaware corporation ("Parent"), and Andrew Barnes, as agent ("Shareholders' Agent") of the former shareholders of Myelos Corporation, a California corporation ("Company"). Terms not otherwise defined herein shall have the meaning set forth in the Reorganization Agreement (as defined below).

                                   WITNESSETH

      WHEREAS, Parent, MYLS Acquisition Corp, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Company have entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of February 21, 2001, providing for the merger of Company with and into Merger Sub (the "Merger"); and

      WHEREAS, pursuant to Article VIII of the Reorganization Agreement, a copy of which is attached hereto as Annex A ("Article VIII"), an escrow fund (the "Escrow Fund") will be established to compensate Parent for certain Damages (as defined in Article VIII) arising out of any misrepresentation or breach or default in connection with any of the representations, warranties, covenants and agreements given or made by Company in the Reorganization Agreement, the Company Disclosure Schedule or any exhibit or schedule to the Reorganization Agreement; and

      WHEREAS, the Shareholders' Agent has been constituted as agent for and on behalf of the former shareholders of Company (individually a "Shareholder" and collectively the "Shareholders") to undertake certain obligations specified in
Article VIII; and

      WHEREAS, the Shareholders, as set forth on Annex B hereto, are the record and beneficial owners of the Company Common Stock and each Shareholder will receive Cash Merger Consideration and Stock Merger Consideration as set forth in the Reorganization Agreement; and

      WHEREAS, Article VIII provides for an Escrow Fund of 55,826 shares of Parent Common Stock issued in the Merger and $500,000 in cash, such Escrow Fund to be held by the Escrow Agent; and

      WHEREAS, the parties hereto desire to set forth further terms and conditions in addition to those set forth in the Reorganization Agreement relating to the operation of the Escrow Fund.

      NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants contained herein, and intending to be legally bound, hereby agree as follows:

      1 Escrow and Escrow Fund. Pursuant to the Reorganization Agreement, Parent shall, through its stock transfer agent (initially, American Stock Transfer & Trust Company), deposit in escrow with the Escrow Agent, as escrow agent, within five (5) business days after the Effective Time (as defined in the Reorganization Agreement) of the Merger (a) a stock certificate or certificates representing 55,826 shares of Parent Common Stock (the "Escrow Shares") which shall be registered in the name of the Escrow Agent as nominee for the beneficial owners of such shares, (b) cash in the amount of $500,000 (the "Escrow Cash") and (c) cash in the amount of $20,000 (the "Expense Fund"). The Escrow Shares and

Escrow Cash shall be held and distributed by the Escrow Agent in accordance with the terms and conditions set forth in Article VIII and this Agreement, and the Expense Fund shall be held and distributed by the Escrow Agent in accordance with the terms and conditions of this Agreement. The number of Escrow Shares and amount of Escrow Cash beneficially owned by each Shareholder, the address of each Shareholder and the taxpayer identification number of each Shareholder are set forth on Annex B attached hereto.

      2 Rights and Obligations of the Parties. The Escrow Agent shall be entitled to such rights and shall perform such duties of the escrow agent as set forth herein and in Article VIII (collectively, the "Duties"), in accordance with the terms and conditions of this Agreement and Article VIII. Parent, Company and the Shareholders' Agent shall be entitled to their respective rights and shall perform their respective duties and obligations as set forth herein and in Article VIII, in accordance with the terms hereof and thereof. In the event that the terms of this Agreement conflict in any way with the provisions of Article VIII, Article VIII shall control.

      3 Escrow Period. Subject to Section 4(c), the escrow period shall terminate with respect to the Escrow Shares and the Escrow Cash on the date (the "Escrow Termination Date") Parent's Annual Report on Form 10-K for the year ended December 31, 2001 is filed with the Securities and Exchange Commission.

      4 Duties of Escrow Agent. In addition to the Duties set forth in Article VIII, the Duties of the Escrow Agent shall include the following:

            (a) The Escrow Agent shall hold and safeguard the Escrow Shares, Escrow Cash and Expense Fund during the Escrow Period, shall treat such Escrow Fund and Expense Fund as a trust fund in accordance with the terms of this Agreement and Article VIII and not as the property of Parent, and shall hold and dispose of the Escrow Shares, Escrow Cash and Expense Fund only in accordance with the terms hereof.

            (b) The Escrow Shares shall be voted by the Escrow Agent on behalf of the Shareholders in accordance with the instructions received by the Escrow Agent from the Shareholders' Agent. In the absence of such instructions, the Escrow Agent need not vote such shares.

            (c) Promptly following the Escrow Termination Date, but not later than five (5) business days following termination, the Escrow Agent shall deliver to (i) each Shareholder that amount of Escrow Cash not required, when combined with the Escrow Shares retained pursuant to clause (ii), to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to the Escrow Termination Date with respect to facts and circumstances existing prior to the Escrow Termination Date, and (ii) the Parent's stock transfer agent (initially American Stock Transfer & Trust Company), for delivery to the Shareholders, the proper number of Escrow Shares not required, when combined with the cash retained pursuant to clause (i), to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to the Escrow Termination Date with respect to facts and circumstances existing prior to the Escrow Termination Date. As soon as all such claims for which Escrow Cash and Escrow Shares have been retained at the Escrow Termination Date have been resolved, the Escrow Agent shall deliver to such Shareholders all of the Escrow Cash and Escrow Shares in the Escrow Fund and not required to satisfy such claims and expenses. Each Shareholder shall receive a pro rata amount of the Escrow Cash and Escrow Shares available for distribution based on the applicable percentage set forth opposite the name of each such Shareholder on Annex B, as calculated by the Shareholders' Agent.

            (d) Promptly following the Escrow Termination Date, but not later than five (5) business days following termination, the Escrow Agent shall deliver to the Parent any portion of the Expense Fund remaining.

            (e) The Escrow Agent shall invest and reinvest the Escrow Cash and Expense Fund in the triple "A" rated First American Prime Obligations Money Fund (Class A). Each of Parent and Shareholders' Agent, on behalf of the Shareholders, hereby confirms receipt of the First American Funds prospectus, and acknowledges that the fund investment advisor and custodian are subsidiaries of U.S. Bancorp, and investment in the fund includes approval of the fund's fees and expenses as detailed in the prospectus, including advisory and custodial fees and shareholder service expenses (which may be so called 12b-1 shareholder service fees), which fees and expenses are paid to the Escrow Agent, U.S. Bank National Association or subsidiaries of U.S. Bancorp. The shares of the funds are not deposits or obligations of, or guaranteed by, any bank, including U.S. Bank National Association, U.S. Bank Trust National Association or any of their affiliates, nor are they insured by the Federal Deposit Insurance Commission, the Federal Reserve Board or any other agency. The investment in the fund involves investment risk, including possible loss of principal. A statement of citizenship will be provided if requested by Escrow Agent. The Escrow Agent shall not be liable for losses, penalties or charges incurred upon any sale or purchase of any such investment.

            (f) Earnings on the Escrow Cash shall become part of the Escrow Cash and Escrow Fund. All income earned on the Escrow Fund shall be allocable to the Shareholders in accordance with the applicable percentage set forth opposite their names on Annex B. For tax purposes, the Escrow Cash shall be deemed property of the Shareholders and all earnings shall be the income of the Shareholders. Parent and the Shareholders shall file Tax Returns and the Escrow Agent shall file a Form 1099 consistent with such treatment.

            (g) Earnings on the Expense Fund shall not become part of the Expense Fund, and shall be distributed to Parent when received by Escrow Agent. For tax purposes, all earnings shall be the income of Parent. Parent shall file Tax Returns and the Escrow Agent shall file a Form 1099 consistent with such treatment.

      5 Distribution by Parent. Any cash dividends, dividends payable in securities or other distributions of any kind in respect of the Escrow Shares (but excluding any shares of Parent capital stock received upon a stock split or stock dividend) shall be promptly distributed by the Escrow Agent to the beneficial holder of the Escrow Shares to which such distribution relates. Any shares of Parent Common Stock received by the Escrow Agent upon a stock split made in respect of any securities in the Escrow Fund shall be added to the Escrow Fund and become a part thereof. Any provision hereof or of Article VIII shall be adjusted to appropriately reflect any stock split or reverse stock split.

      6 Taxpayer Identification Numbers. Payment of any interest earned on the Escrow Cash and the Expense Fund invested in this escrow, or the distribution of any other amounts under this escrow, will be subject to backup withholding penalties unless a properly completed Internal Revenue Service Form W-8 or W-9 certification is submitted to the Escrow Agent by the Stockholder entitled to receive such payment and Parent. Any Form W-8 or W-9 certification shall be submitted to the Escrow Agent on or before the date hereof.

      7 Exculpatory Provisions.

      7.1 The Escrow Agent shall be obligated only for the performance of such Duties as are specifically set forth herein and in Article VIII and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for forgeries or false personations. The Escrow Agent shall not be liable for any act done or omitted hereunder as escrow agent except for gross negligence or willful misconduct. The Escrow Agent shall in no case or event be liable for any representations or warranties of Company or Parent. Any act done or omitted pursuant to the advice or opinion of counsel shall be conclusive evidence of the good faith of the Escrow Agent.

      7.2 The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law or arbitrations as provided in
Section 8.7 of the Reorganization Agreement, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court or rulings of any arbitrators. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court or such ruling of any arbitrator, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment, decree or arbitrators' ruling being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

      7.3 The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for thereunder.

      7.4 The Escrow Agent shall not be liable for the outlawing of any rights under any statute of limitations with respect to the Agreement or any documents deposited with the Escrow Agent.

      8 Alteration of Duties. The Duties may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

      9 Resignation and Removal of the Escrow Agent. The Escrow Agent may resign as Escrow Agent at any time with or without cause by giving at least thirty (30) days' prior written notice to each of Parent and the Shareholders' Agent, such resignation to be effective thirty (30) days following the date such notice is given. In addition, Parent and the Shareholders' Agent may jointly remove the Escrow Agent as escrow agent at any time with or without cause, by an instrument (which may be executed in counterparts) given to the Escrow Agent, which instrument shall designate the effective date of such removal. In the event of any such resignation or removal, a successor escrow agent which shall be a bank or trust company organized under the laws of the United States of America or of the State of California having (or if such bank or trust company is a member of a bank holding company, its bank holding company has) a combined capital and surplus of not less than $50,000,000, shall be appointed by the Shareholders' Agent with the approval of Parent, which approval shall not be unreasonably withheld. Any such successor escrow agent shall deliver to Parent and the Shareholders' Agent a written instrument accepting such appointment, and thereupon it shall succeed to all the rights and duties of the escrow agent hereunder and shall be entitled to receive the Escrow Fund.

      10 Further Instruments. If the Escrow Agent reasonably requires other or further instruments in connection with performance of the Duties, the necessary parties hereto shall join in furnishing such instruments.

      11 Disputes. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the Escrow Fund held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed to act in accordance with, and in reliance upon, the terms hereof and of Article VIII.

      12 Escrow Fees and Expenses.

      12.1 Parent shall pay the Escrow Agent such fees as are established by the Fee Schedule attached hereto as Annex C, and to the extent of unpaid fees and expenses, may be deducted from the Escrow Fund.

      12.2 Any out-of-pocket fees and expenses incurred by the Shareholders' Agent shall be paid out of the Expense Fund; provided, however, that if the out-of-pocket fees and expenses of the Shareholders' Agent exceed the Expense Fund, such fees and expenses shall be paid by the Shareholders, and not by the Parent or out of the Escrow Fund.

      13 Indemnification. In consideration of the Escrow Agent's acceptance of this appointment, the other parties hereto, jointly and severally, agree to indemnify and hold the Escrow Agent harmless as to any liability incurred by it to any person, firm or corporation by reason of its having accepted such appointment or in carrying out the terms hereof and the Reorganization Agreement, and to reimburse the Escrow Agent for all its costs and expenses, including, among other things, counsel fees and expenses, reasonably incurred by reason of any matter as to which an indemnity is paid; provided, however, that no indemnity need be paid in case of the Escrow Agent's negligence, willful misconduct or breach of this Agreement.

      14 Waiver of Offset Rights. The Escrow Agent hereby waives any and all rights to offset that it may have against the Escrow Fund or the Expense Fund including, without limitation, claims arising as a result of any claims, amounts, losses, liabilities, costs or expenses (collectively "Escrow Agent Claims") that the Escrow Agent may be otherwise entitled to collect from any party to this Agreement, other than Escrow Agent Claims arising under this Agreement.

      15 General.

      15.1 Any notice given hereunder shall be in writing and shall be deemed effective upon the earlier of personal delivery or the third day after mailing by certified or registered mail, postage prepaid as follows:

         To Parent:                  Bio-Technology General Corp.
                                     70 Wood Avenue South
                                     Iselin, New Jersey 08830
                                     Attention: General Counsel

         With a copy to (which shall not constitute notice):

                                     Fulbright & Jaworski L.L.P.
                                     666 Fifth Avenue
                                     New York, New York 10103
                                     Attention: Carl E. Kaplan, Esq.

         To Shareholders' Agent:     Mr. Andrew Barnes
                                     13306 Landfair Road
                                     San Diego, CA 92130

         With a copy to (which shall not constitute notice):

                                     Heller Ehrman White & McAuliffe LLP
                                     275 Middlefield Road Menlo Park, CA
                                     94025-3506 Attention:

         To the Escrow Agent:        U.S. Bank Trust National Association
                                     1420 5th Ave. 7th Floor
                                     Seattle, WA  98101
                                     Attention: Shirley Young

or to such other address as any party may have furnished in writing to the other parties in the manner provided above.

      15.2 The Officer's Certificate as defined in Article VIII may be signed by the President, any Senior Vice President or the Chief Financial Officer of Parent.

      15.3 The captions in this Escrow Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Escrow Agreement.

      15.4 This Escrow Agreement may be executed in any number of counterparts, each of which when so executed shall constitute an original copy hereof, but all of which together shall constitute one agreement.

      15.5 No party may, without the prior express written consent of each other party, assign this Escrow Agreement in whole or in part. This Escrow Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

      15.6 This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of New York as applied to contracts made and to be performed entirely within the State of New York.

      15.7 The parties to this Escrow Agreement hereby agree to submit to personal jurisdiction in the State of New York.

                  [Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first above written.

                                        BIO-TECHNOLOGY GENERAL CORP.


                                        By:__________________________________
                                           Name:
                                           Title:


                                        _____________________________________
                                        Andrew Barnes


                                        U.S. BANK TRUST NATIONAL ASSOCIATION


                                        By:__________________________________
                                           Name:
                                           Title:

                                     ANNEX A

                               ARTICLE VIII OF THE
                      AGREEMENT AND PLAN OF REORGANIZATION

      Section 8.1 Escrow Fund.

      (a) At the Closing, the Escrow Shares shall be registered in the name of, and be deposited, together with the Escrow Cash, with U.S. Bank Trust National Association (or other institution selected by Parent with the reasonable consent of Company) as escrow agent (the "Escrow Agent"), such deposit and any deposit pursuant to Section 8.1(b) to constitute the "Escrow Fund" and to be governed by the terms set forth herein and in the Escrow Agreement. The Escrow Fund shall be available to compensate Parent pursuant to the indemnification obligations of the Company Shareholders.

      (b) Dividends, whether paid in cash, shares of Parent Common Stock or other securities, and other distributions of any kind declared with respect to the Escrow Shares shall be deposited with the Escrow Agent pursuant to Section 8.1(a) hereof and shall be part of the Escrow Fund. Each Company Shareholder will have voting rights with respect to the Escrow Shares deposited in the Escrow Fund with respect to such shareholder so long as such Escrow Shares are held in escrow, and Parent will take all reasonable steps necessary to allow the exercise of such rights. While the Escrow Shares remain in the Escrow Agent's possession pursuant to this Agreement, the Company Shareholders will retain and will be able to exercise all other incidents of ownership of said Escrow Shares which are not inconsistent with the terms and conditions of this Agreement.

      Section 8.2 Indemnification.

      (a) Survival of Representations and Warranties. All representations and warranties made by Company, Parent or Merger Sub herein, or in any certificate, schedule or exhibit delivered pursuant hereto, shall survive the Closing and continue in full force and effect until the second anniversary of the Closing Date; provided, however, that the representations and warranties contained in Sections 2.10, 2.16 and 2.17 shall survive until 30 days after the expiration of the applicable statute of limitations period and any extensions thereof and the representations and warranties contained in Section 2.4 shall survive indefinitely.

      (b) Indemnification by Company Shareholders. Subject to the limitations set forth in this Article VIII, the Company Shareholders will indemnify and hold harmless Parent and the Surviving Corporation and its respective officers, directors, agents, attorneys and employees, and each Person, if any, who controls or may control Parent or the Surviving Corporation within the meaning of the Securities Act (hereinafter "Parent Indemnified Persons") from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, legal fees, (collectively, "Damages") incurred or sustained by Parent Indemnified Persons as a result of:

            (i) any inaccuracy or breach of, or any claim by a third party alleging facts that, if true, would mean Company has breached, any representation or warranty by Company contained herein or under any other agreement executed and delivered by the parties in furtherance of the transactions described herein (without regard to any materiality qualifier contained in such representation or warranty); or

            (ii) a breach by Company of any covenant or other agreement contained herein or under any other agreement executed and delivered by the parties in furtherance of the transactions described herein.

Except as provided in the next paragraph, the sole recourse of the Parent Indemnified Persons shall be against the Escrow Fund and claims against the Escrow Fund shall be the sole and exclusive remedy of Parent Indemnified Persons for any Damages hereunder.

            The Company, Parent and the Surviving Corporation acknowledge that such Damages, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the Merger Consideration. The total liability for Damages resulting from breaches of representations and warranties contained in Sections 2.4, 2.7, 2.10, 2.16 and 2.17 shall be the total amount of the Merger Consideration and the Contingent Payments (if and when paid) and, to the extent the Escrow Fund is not sufficient to satisfy such indemnification obligation, Parent may, in addition to any other remedies it may have, offset such obligation against any Contingent Payments due hereunder. Nothing in this Agreement shall limit the liability in amount or otherwise (i) of Company for any breach of any representation, warranty or covenant if the Merger does not close, (ii) of any Company Shareholder in connection with any breach by such shareholder of any representation or covenant in the Investor Representation Statement or Voting Agreement delivered pursuant hereto or (iii) of Company or any Company Shareholder with respect to fraud, criminal activity or intentional breach of any covenant contained in this Agreement.

      (c) Indemnification by Parent and Merger Sub. Subject to the limitations set forth in this Article VIII, Parent hereby agrees to indemnify, defend and hold harmless the Company Shareholders and their respective officers, directors, agents, attorneys and employees (hereinafter "Company Indemnified Persons") from and against any and all Damages incurred or sustained by Company Indemnified Persons as a result of:

            (i) any inaccuracy or breach of, or any claim by a third party alleging facts that, if true, would mean Parent or Merger Sub has breached, any representation or warranty by it contained herein or under any other agreement executed and delivered by the parties in furtherance of the transactions described herein (without regard to any materiality qualifier contained in such representation or warranty); or

            (ii) a breach by Parent or Merger Sub of any covenant or other agreement contained herein (other than the covenants and agreements set forth in Section 5.15, which are specifically covered in Section 5.15) or under any other agreement executed and delivered by the parties in furtherance of the transactions described herein.

The sole recourse of the Company Indemnified Persons from any Damages shall be indemnification under this Article VIII. The aggregate indemnification obligations of Parent and Merger Sub hereunder shall not exceed $1,000,000, provided however that there shall be no limitation on liability of Parent or Merger Sub for (i) any breach of any representation, warranty or covenant if the Merger does not close or (ii) fraud, criminal activity or intentional breach of any covenant contained in this Agreement.

      (d) Threshold for Claims. No claim for Damages arising out of any misrepresentation or breach of the representations and warranties shall be made under Article VIII unless the aggregate of Damages exceeds $20,000 for which claims are made hereunder by the Company Indemnified Persons or Parent Indemnified Persons, as the case may be, in which case the Company Indemnified Person or Parent Indemnified Person, as the case may be, shall be entitled to seek compensation for all Damages without regard to the limitation set forth in this Section 8.2(d).

      Section 8.3 Escrow Period: Release From Escrow.

      (a) As promptly as practicable after Parent files its Annual Report on Form 10-K with the SEC for the year ended December 31, 2001 (the "Parent 10-K"), the Escrow Agent shall release from escrow to the Company Shareholders their pro rata portion of the Escrow Fund remaining; provided, however, that a portion of the Escrow Fund which, in the reasonable judgment of Parent, subject to the objection of the Shareholders' Agent and the subsequent arbitration of the matter in the manner provided in Section 8.7 hereof, is necessary to satisfy any unsatisfied claims specified in any Escrow Claim Certificate theretofore delivered to the Escrow Agent on or prior to the date the Parent 10-K is filed with the SEC with respect to facts and circumstances existing on or prior to such date, shall remain in the Escrow Fund until such claims have been resolved. Any portion of the Escrow Fund retained pursuant to the proviso in the first sentence of this Section 8.3(a) shall be released to Company Shareholders or released to Parent (as appropriate) promptly upon resolution of each specific indemnification claim involved. Escrow Shares and Escrow Cash shall be released to the respective Company Shareholders in proportion to their respective share of the Merger Consideration. Parent will take such action as may be necessary to cause such certificates to be issued in the names of the appropriate Persons. Certificates representing Escrow Shares so issued that are subject to resale restrictions under applicable securities laws will bear a legend to that effect. No fractional shares shall be released and delivered from Escrow to the Company Shareholders. In lieu of any fraction of an Escrow Share to which a Company Shareholder would otherwise be entitled, such holder will receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of such fraction multiplied by the average of the closing prices of Parent Common Stock as reported on the Nasdaq National Market during the twenty trading days ending one day prior to the date such shares are released from the Escrow Fund.

      (b) No Escrow Shares or any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, by any Company Shareholder or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such shareholder, prior to the delivery to such shareholder of his pro rata portion of the Escrow Shares by the Escrow Agent as provided herein.

      (c) The Escrow Agent is hereby granted the power to effect any transfer of Escrow Shares contemplated by this Agreement. Parent will cooperate with the Escrow Agent in promptly issuing stock certificates to effect such transfers.

      Section 8.4 Claims Upon Escrow Fund. Upon receipt by the Escrow Agent on or before the date of filing of the Parent 10-K of a certificate signed by any officer of Parent (an "Escrow Claim Certificate") stating that with respect to the indemnification obligations of the Company Shareholders set forth in Section 8.2, Damages exist and specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid, properly accrued or arose, and the nature of the misrepresentation, breach of warranty, covenant or claim to which such item is related, the Escrow Agent shall, subject to the provisions of this Article VIII, deliver to Parent out of the Escrow Fund, as promptly as practicable, cash equal to the amount of such Damages. Notwithstanding the foregoing, the Shareholders' Agent may elect to pay all or a portion of the Damages in shares of Parent Common Stock if Parent and Shareholders' Agent agree that payment in shares of Parent Common Stock will not jeopardize the treatment of the Merger as a reorganization under Section 368(a) of the Code, it being agreed that if Parent and Shareholders' Agent cannot reach agreement regarding the use of shares of Parent Common Stock to pay the Damages, then Parent's determination shall be final and binding on the parties. In the event the amount of Damages exceeds the amount of Escrow Cash available for the payment of Damages and Parent determines that payment of Damages in shares of Parent Common Stock will jeopardize the treatment of the Merger as a reorganization under Section 368(a) of the Code, then Shareholders' Agent shall arrange for the sale , on behalf of the Company Shareholders, of such number of the Escrow Shares as is necessary to pay the Damages to Parent in cash. For purposes of this Section 8.4, the Parent Common Stock delivered to Parent from the Escrow Fund shall be valued at the average of the closing prices of Parent Common Stock as reported on the Nasdaq National Market during the twenty trading days ending one day prior to the date such shares of Parent Common Stock are delivered to Parent.

      Section 8.5 Objections to Claims.

      (a) At the time of delivery of any Escrow Claim Certificate to the Escrow Agent, a duplicate copy of such Escrow Claim Certificate shall be delivered to the Shareholders' Agent and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery of Parent Common Stock and/or cash pursuant to Section 8.4 hereof unless the Escrow Agent shall have received written authorization from the Shareholders' Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of the Parent Common Stock and/or cash in accordance with Section 8.4 hereof, provided that no such payment or delivery may be made if the Shareholders' Agent shall object in a written statement to the claim made in the Escrow Claim Certificate, and such statement shall have been delivered to the Escrow Agent and to Parent prior to the expiration of such thirty (30) day period; and provided further that if Shareholders' Agent shall only object to a portion of the claim, the Escrow Agent shall pay to Parent the uncontested portion of the claim.

      (b) In case the Shareholders' Agent shall so object in writing to any claim or claims by Parent made in any Escrow Claim Certificate, which objection shall state in reasonable detail the basis for such objection, Parent shall have thirty (30) days to respond in a written statement to the objection of the Shareholders' Agent. If after such thirty (30) day period there remains a dispute as to any claims, the Shareholders' Agent and Parent shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Parent Common Stock or other property from the Escrow Fund in accordance with the terms thereof.

      Section 8.6 Claims by Company Indemnitees.

      (a) Subject to the provisions of this Article VIII, upon receipt by Parent of a certificate signed by the Shareholders' Agent (an "Agent Certificate") that with respect to the indemnification obligations of Parent and Merger Sub set forth in Section 8.2, Damages exist and specifying in reasonable detail the individual items of Damages included in the amount so stated, the date each item was paid or properly accrued or arose, and the nature of the misrepresentation, breach of warranty or covenant or other claim to which such item is related, the Parent shall, subject to the provisions of this Article VIII, deliver to the Shareholders' Agent as promptly as practicable cash, shares of Parent Common Stock, or a combination thereof, equal to such Damages; provided that in the event Parent elects to issue shares of Parent Common Stock it shall deliver an undertaking to Shareholders' Agent to register such shares for resale under the Securities Act in accordance with Section 5.15 hereof; and provided further that Parent shall issue shares of Parent Common Stock (subject to Section 1.13 hereof) to the extent Parent reasonably determines that the payment in cash Stock will jeopardize the treatment of the Merger as a reorganization under
Section 368(a) of the Code.

      (b) Parent shall have thirty (30) days after delivery of an Agent Certificate to object to any claim or claims made by such Agent Certificate in a written statement delivered to Shareholders' Agent, which objection shall state in reasonable detail the basis for such objection. In case Parent shall so object in writing to any claim or claims made by the Shareholders' Agent in the Agent Certificate, the Shareholders

Agent shall have thirty (30) days to respond in a written statement to the objection of Parent. If after such thirty (30) day period there remains a dispute as to any claims, the Shareholders' Agent and Parent shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties. Parent shall, if agreed in such memorandum, make payment for claims or other disposition as agreed in such memorandum and such performance shall satisfy all of Parent's obligations as to such claim.

      Section 8.7 Resolution of Conflicts and Arbitration.

      (a) If no agreement can be reached after good faith negotiation between the parties pursuant to Sections 8.5 or 8.6, either Parent or the Shareholders' Agent may, by written notice to the other, demand arbitration of the matter unless the amount of the Damages is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator. Parent and the Shareholders' Agent shall agree on the arbitrator; provided, however, that if Parent and the Shareholders' Agent cannot agree on the arbitrator, either Parent or the Shareholders' Agent can request that the American Arbitration Association select the arbitrator. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator shall be written, shall be in accordance with applicable law and with this Agreement, and shall be supported by written findings of fact and conclusions of law which shall set forth the basis for the decision of the arbitrator. The decision of the arbitrator as to the validity and amount of any claim in such Escrow Claim Certificate or Agent Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Article VIII hereof, the Escrow Agent and the parties shall be entitled to act in accordance with such decision and the Escrow Agent shall be entitled to make or withhold payments out of the Escrow Fund in accordance therewith.

      (b) Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. Any such arbitration shall be held in New York, New York if commenced by the Shareholders' Agent and in San Diego, California if commenced by Parent, in each case under the commercial rules then in effect of the American Arbitration Association. For purposes of this Section 8.7(b), in any arbitration hereunder in which any claim or the amount thereof stated in the Escrow Claim Certificate or Agent Certificate, as the case may be, is at issue, the party seeking indemnification shall be deemed to be the non-prevailing party unless the arbitrator awards the party seeking indemnification more than one-half (1/2) of the amount in dispute, in which case the Person against whom indemnification is sought shall be deemed to be the non-prevailing party. The non-prevailing party to an arbitration shall pay its own expenses, the fees of the arbitrator and the expenses, including attorneys' fees and costs, reasonably incurred by the other party to the arbitration.

      Section 8.8 Shareholders' Agent.

      (a) Andrew Barnes shall be constituted and appointed as agent ("Shareholders' Agent") for and on behalf of the Company Shareholders to give and receive notices and communications, to authorize delivery to Parent of the Parent Common Stock and/or cash from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to make claims on behalf of the Company Shareholders pursuant to Section 8.6, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to, such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Escrow Fund from time to time upon not less than 10 days' prior written notice to Parent. No bond shall be required of the Shareholders' Agent, and the Shareholders' Agent shall receive no compensation for his services. Notices or communications to or from the Shareholders' Agent shall constitute notice to or from each of the Company Shareholders.

      (b) The Shareholders' Agent shall not be liable for any act done or omitted hereunder as Shareholder' Agent while acting in good faith and in the exercise of reasonable judgment and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Company Shareholders shall severally indemnify the Shareholders' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder, as the same may be modified, amended or supplemented.

      (c) The Shareholders' Agent may rely on and shall be protected in relying on or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Shareholders' Agent shall not be liable for other parties' forgeries, fraud or false representations.

      (d) The Shareholders' Agent shall have reasonable access to information about Parent and the reasonable assistance of Parent's officers and employees for purposes of performing his duties and exercising his rights hereunder, provided that the Shareholders' Agent shall treat confidentially and not disclose any nonpublic information from or about Parent and its Subsidiaries to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

      (e) At the Closing, the Company shall deposit $20,000 with the Escrow Agent to pay the expenses incurred by the Shareholders' Agent in connection with this Agreement. The Company Shareholders shall be responsible for any expenses of or incurred by Shareholders' Agent in excess of $20,000.

      Section 8.9 Actions of the Shareholders' Agent. A decision, act, consent or instruction of the Shareholders' Agent shall constitute a decision of all Company Shareholders and shall be final, binding and conclusive upon each such Company Shareholder, and the Escrow Agent and Parent may rely upon any decision, act, consent or instruction of the Shareholders' Agent as being the decision, act, consent or instruction of each and every such Company Shareholder. The Escrow Agent and Parent are hereby relieved from any liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders' Agent.

                                     ANNEX B

                                  SHAREHOLDERS

--------------------------------------------------------------------------------
                                   Percentage Interest     Taxpayer
Name and Address                   in Escrow Fund          ID Number
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     ANNEX C

                            ESCROW AGENT FEE SCHEDULE

                            ESCROW AGENT FEE SCHEDULE

ACCEPTANCE FEE
      The acceptance fee includes the review of all documents,          Waived
      initial set-up of the account, and other reasonably required services up to and including the closing. This is a one-time fee, payable at closing.

      U.S. Bank Trust National Association reserves the right to refer any or all escrow documents for legal review prior to execution. Legal fees (billed on an hourly basis) and expenses for this service will be to, and paid by, the customer. Where appropriate and when requested by the customer, U.S. Bank Trust National Association will provide advance estimates of these legal fees.

ADMINISTRATION/AGENT FEES
      Annual account administration fee covers the normal duties of     $500
      associated with the management of the account. Administration fees are payable in advance and will not be prorated.

DIRECT OUT OF POCKET
      Reimbursement of direct expenses associated with the              At Cost
      performance of our duties, including but not limited to publications, legal, and travel expenses, and filing fees.

INDIRECT OUT OF POCKET
      Charge for miscellaneous expenses such as fax, messenger service, overnight mail, stationery, and postage (excluding large mailings).

      This charge is applied against your total Administration/Agent    0%
      Fees, charged in advance, and will not be prorated.

EXTRAORDINARY SERVICES
      Charge for duties or responsibilities of an unusual nature not provided for in the indenture or otherwise set forth in this schedule. A reasonable charge will be made based on the nature of the service and the responsibility involved. These charges will be billed as a flat fee or our hourly rate then in effect, at our option.

Final account acceptance is subject to review of documents. Fees are based on our understanding of the transaction and are subject to revision if the structure is changed. In the event this transaction does not close, any related out-of-pocket expenses will be billed to you at cost. Fees for any services not specifically covered will be based on appraisal of services rendered.

With general reference to all of our charges, it should be understood that they are subject to adjustment from time to time, upon written notification.

The fees in this schedule are the terms under which you agree to do business. Closing the transaction constitutes agreement to this fee schedule, as does payment of the invoice received after subsequent fee adjustment notification.

All fees are subject to Washington State sales tax (currently 8.6%).

Absent your instructions to sweep or otherwise invest balances, no interest, earnings, or other compensation for uninvested balances will be paid to you.

                                                                  Exhibit 6.2(o)

Bio-Technology General Corp.
70 Wood Avenue South
Iselin, New Jersey  08830

Gentlemen:

      Reference is made to that certain Agreement and Plan of Reorganization, dated as of February 21, 2001 (the "Reorganization Agreement"), by and among Bio-Technology General Corp. ("Parent"), MYLS Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Myelos Corporation, a California corporation (the "Company"). Pursuant to the transaction contemplated by the Reorganization Agreement, Merger Sub will be merged with and into Company (the "Merger") and the undersigned will receive cash and shares of common stock, par value $.01 per share, of Parent ("Parent Common Stock") in the Merger (the shares of Parent Common Stock to be received by the undersigned in the Merger being hereinafter referred to as the "Merger Stock", it being agreed that Merger Stock shall not include shares of Parent Common Stock received pursuant to Section 1.12 of the Reorganization Agreement). In order to induce Parent to acquire the Company, the undersigned, during the period commencing on the Effective Time (as such term is defined in the Reorganization Agreement) and ending on the second anniversary of the Effective
Time:

            (a) agrees not to, without the prior written consent of Parent, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Merger Stock or any securities convertible into or exercisable or exchangeable for Merger Stock (including, without limitation, shares of Merger Stock or securities convertible into or exercisable or exchangeable for Merger Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission) or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Merger Stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Merger Stock, or such other securities, in cash or otherwise), otherwise than (1) as a bona fide gift or gifts, or as a transfer or transfers for estate planning purposes, provided the donee or donees, or transferee or transferees thereof agree in writing to be bound by the terms of this agreement, (2) as a distribution to partners or stockholders of the undersigned, provided that the distributees thereof agree in writing to be bound by the terms of this agreement or (3) sales in any three (3) month period of not more than the greater of 6,000 shares or ten percent (10%) of the aggregate number of shares of Merger Stock received by the undersigned in the Merger; and

            (b) authorizes Parent to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of Parent with respect to any shares of Merger Stock for which the undersigned is the record holder and, in the case of any such shares or securities for which the undersigned is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such shares or securities.

The undersigned hereby represents and warrants that (i) the undersigned has full power and authority to enter into the agreements set forth herein, and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof and (ii) since

December 1, 2000 the undersigned has not sold a call option, or purchased a put option, in each case relating to Parent Common Stock, or otherwise entered into any swap or other arrangement that has the effect of transferring all or a portion of the economic consequences associated with the ownership of any Merger Stock (regardless of whether any such arrangement is to be settled by the delivery of Merger Stock, or such other securities, in cash or otherwise). All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned.

                                                ________________________________

Dated:  __________, 2001

Name and Address (Please Print)

_______________________________
_______________________________
_______________________________
_______________________________

Social Security or Taxpayer Identification Number

_______________________________